                                                   RULE NO. 424(b)(2)
                                                   REGISTRATION NO. 333-44745


PROSPECTUS SUPPLEMENT
---------------------
(TO PROSPECTUS DATED FEBRUARY 19, 1998)
                                 $750,000,000
                           TCI COMMUNICATIONS, INC.
                          MEDIUM-TERM NOTES, SERIES D
                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                                ---------------
  TCI Communications, Inc. (the "Company") may from time to time offer its unsecured Medium-Term Notes, Series D (the "Notes"), for an aggregate principal amount of up to $750,000,000 (or the equivalent thereof denominated in one or more foreign currencies or currency units), subject to reduction as a result of the sale of other Debt Securities (other than the Notes) pursuant to the accompanying Prospectus. The Notes will be offered at varying maturities from nine months or more from their dates of issue. Unless otherwise set forth in a Pricing Supplement to this Prospectus Supplement (each, a "Pricing Supplement"), the Notes may not be redeemed at the option of the Company or repaid at the option of the holder thereof prior to maturity. See "Description of Debt Securities--Senior Debt Securities" in the accompanying Prospectus. The Notes will bear interest at fixed rates, which may be zero in the case of certain Notes issued at a price representing a discount from the principal amount payable at maturity, or variable rates ("Fixed Rate Notes" and "Floating Rate Notes", respectively). The interest rate in the case of Fixed Rate Notes, the method of determining the interest rate in the case of Floating Rate Notes, and the issue price and stated maturity date of each Note will be established at the time of issuance of such Note and will be set forth in the applicable Pricing Supplement. Interest rates, the methods of determining interest rates and issue prices are subject to change by the Company, but no such change will affect any Note theretofore issued or as to which an offer to purchase has been accepted by the Company. Unless otherwise described in the applicable Pricing Supplement, Notes denominated in U.S. Dollars will be issued in denominations of $1,000 or any integral multiple of $1,000. If the Notes are to be denominated in one or more foreign currencies or currency units (each a "Specified Currency"), then the provisions with respect thereto (including authorized denominations) will be set forth in the applicable Pricing Supplement and currency exchange rate information will be set forth in the applicable Pricing Supplement.

  Each Note will be in fully registered form and represented either by a global certificate registered in the name of a nominee of The Depository Trust Company ("DTC") or another depositary (DTC or such other depositary, if any, described in the applicable Pricing Supplement is herein referred to as the "Depository") (each a "Book-Entry Note"), or a certificate issued in definitive form ("Certificated Note"), as set forth in the applicable Pricing Supplement. Beneficial ownership interests in a Book-Entry Note will be shown on, and the transfer thereof will be effected only through, records maintained by the Depository's participants. Owners of beneficial interests in Book-Entry Notes will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only under the limited circumstances described herein. See "Book-Entry System". Owners of beneficial interests in Book-Entry Notes will not be considered the holders thereof.

  Unless otherwise described in the applicable Pricing Supplement, interest on each Fixed Rate Note will accrue from its Original Issue Date (as defined herein) and will be payable semiannually on each February 15 and August 15 and at maturity or, if applicable, upon redemption or repayment. The interest rate on Floating Rate Notes will be calculated by reference to one or more of the "CD Rate," the "Commercial Paper Rate," the "Federal Funds Rate," the "Prime Rate," "LIBOR," the "Treasury Rate," the "CMT Rate," or such other interest rate basis or formula as may be specified in the applicable Pricing Supplement, and may be adjusted by a "Spread" or "Spread Multiplier," if any, each as defined herein. Interest on each Floating Rate Note will accrue from its Original Issue Date and will be payable as set forth therein and in the applicable Pricing Supplement and at maturity or, if applicable, upon redemption or repayment.

  SEE "RISK FACTORS" ON PAGE S-2 OF THIS PROSPECTUS SUPPLEMENT FOR A
DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NOTES OFFERED HEREBY.
                                ---------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES COMMISSION  NOR  HAS  THE
   COMMISSION OR ANY  STATE SECURITIES COMMISSION PASSED  UPON THE ACCURACY
    OR ADEQUACY OF  THIS PROSPECTUS SUPPLEMENT, ANY  PRICING SUPPLEMENT OR
     THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                              PRICE TO             AGENTS'              PROCEEDS TO
                              PUBLIC(1)        COMMISSIONS(2)          COMPANY(2)(3)
--------------------------------------------------------------------------------------------
Per Note...............         100%             .125%-.925%            99.875%-99.075%
--------------------------------------------------------------------------------------------
Total..................     $750,000,000     $937,500-$6,937,500   $749,062,500-$743,062,500

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Each Note will be sold at 100% of its principal amount except as may be provided in the applicable Pricing Supplement.
(2) The Company will pay a commission to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, Lehman Brothers, Lehman Brothers Inc. or Salomon Brothers Inc or such other agents as the Company may select (each an "Agent" and together the "Agents") in the form of a discount, ranging from .125% to .925% of the principal amount of the Notes sold through such Agent, depending upon the Stated Maturity Date (as herein defined) and the rating assigned to such Notes by nationally recognized securities rating agencies. The Company has reserved the right to sell Notes directly to investors on its own behalf, in which case no commission will be payable. The Company may sell Notes to an Agent, as principal. Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note with an identical Stated Maturity Date, and may be resold by such Agent to investors or other purchasers at prevailing market prices at the time or times of resale, to be determined by the Agent or, if so agreed, at a fixed public offering price.
(3) Before deduction of expenses payable by the Company estimated to be $200,000. The Company has agreed to indemnify each Agent against certain liabilities, including liabilities under the Securities Act of 1933.

                                ---------------

  The Notes are being offered on a continuous basis by the Company through the Agents, each of which has agreed to use its reasonable best efforts to solicit offers to purchase the Notes. Notes may also be sold to an Agent, as principal, for resale to investors or other purchasers. The Company reserves the right to sell Notes directly to investors on its own behalf in those jurisdictions where it is authorized to do so. Unless otherwise specified in an applicable Pricing Supplement, the Notes will not be listed on any securities exchange, and there can be no assurance that the Notes offered hereby will be sold or that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or any Agent, if it solicits such offer, may reject any offer to purchase Notes, in whole or in part. See "Plan of Distribution."

                                ---------------
MERRILL LYNCH & CO.
                  CREDIT SUISSE FIRST BOSTON
                                     LEHMAN BROTHERS
                                                           SALOMON SMITH BARNEY
                                ---------------

         The date of this Prospectus Supplement is February 24, 1998.

IN CONNECTION WITH AN OFFERING OF NOTES PURCHASED BY ONE OR MORE AGENTS (AS DEFINED HEREIN) AS PRINCIPAL(S) ON A FIXED PRICE OFFERING BASIS, SUCH AGENT(S) MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF NOTES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF NOTES TO COVER SHORT POSITIONS OF SUCH AGENT(S). FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                                 RISK FACTORS

  The Company incurred net losses of $452 million and $120 million for the years ended December 31, 1996 and 1995, respectively, and net losses of $12 million and $268 million for the nine months ended September 30, 1997 and 1996, respectively. The Company had net earnings of $94 million for the year ended December 31, 1994. Notwithstanding the losses it has incurred, the Company has been able to, and expects to continue to be able to, satisfy its debt service and other obligations as and when they become due. The Company's operating cash flow (operating income before depreciation, amortization and other non-cash credits or charges) ($2,230 million, $2,043 million and $1,801 million for the years ended December 31, 1996, 1995 and 1994, respectively, and $2,031 million and $1,632 million for the nine months ended September 30, 1997 and 1996, respectively) has historically been sufficient to cover its interest expense ($1,041 million, $962 million and $777 million for the years ended December 31, 1996, 1995 and 1994, respectively, and $803 million and $760 million for the nine months ended September 30, 1997 and 1996, respectively). The Company's interest coverage ratios for the years ended December 31, 1996, 1995 and 1994 were 214%, 212% and 232%, respectively, and for each of the nine month periods ended September 30, 1997 and 1996 were 253% and 215%, respectively. Operating cash flow is a measure of value and borrowing capacity within the cable television industry and is not intended to be a substitute for cash flows provided by operating activities, a measure of performance prepared in accordance with generally accepted accounting principles, and should not be relied upon as such. Operating cash flow, as defined, does not take into consideration substantial costs of doing business, such as interest expense, and should not be considered in isolation to other measures of performance.

  Another measure of liquidity is net cash provided by operating activities as reflected in the Company's consolidated statements of cash flows. Net cash provided by operating activities ($1,247 million, $1,263 million and $1,142 million for the years ended December 31, 1996, 1995 and 1994, respectively, and $1,285 million and $769 million for the nine months ended September 30, 1997 and 1996, respectively) reflects net cash from the operations of the Company available for the Company's liquidity needs after taking into consideration the aforementioned substantial costs of doing business not reflected in operating cash flow. Amounts expended by the Company for its investing activities exceeded net cash provided by operating activities for the years ended December 31, 1996, 1995 and 1994 and the nine months ended September 30, 1996.

                             DESCRIPTION OF NOTES

  The following description of the particular terms of the Notes offered hereby (referred to in the accompanying Prospectus as the "Offered Securities" and "Senior Debt Securities") supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth under the heading "Description of Debt Securities" in the Prospectus, to which reference is hereby made. The following description will apply to each Note unless otherwise specified in the applicable Pricing Supplement. Capitalized terms not defined herein have the meanings ascribed to them in the accompanying Prospectus.

GENERAL

  The Notes are a series of Senior Debt Securities to be issued under the Indenture, dated as of February 19, 1998 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"), which Indenture is more fully described in the accompanying Prospectus. Whenever any term defined in the Indenture or the Notes is referred to, such term is incorporated by reference as part of the statements made herein and such statements are qualified in their entirety by such reference.

  The Indenture does not limit the aggregate principal amount of Senior Debt Securities that may be issued thereunder, and provides that Senior Debt Securities may be issued in one or more series up to the aggregate principal amount that may be authorized from time to time by the Company. The Notes constitute a single series of Senior Debt Securities for purposes of the Indenture, which series is unlimited in aggregate principal amount. As of the date of this Prospectus Supplement, the Company has authorized the issuance and sale of up to $750,000,000 (or the equivalent thereof denominated in one or more foreign currencies or currency units) aggregate principal amount of Notes, and the aggregate principal amount of Notes that may be offered for sale and sold pursuant to this Prospectus Supplement and the accompanying Prospectus is limited to such amount, subject to reduction as a result of the sale after the date hereof of other Debt Securities (other than the Notes) pursuant to the accompanying Prospectus. Unless otherwise indicated in the applicable Pricing Supplement, currency amounts in this Prospectus Supplement, the accompanying Prospectus and any Pricing Supplement are stated in United States dollars ("$", "U.S.$" or "U.S. Dollars").

  The Notes are being offered on a continuous basis and each Note will mature on a day nine months or more from its date of issue, as selected by the initial purchaser and agreed to by the Company and as specified in the applicable Pricing Supplement. Unless otherwise specified in a Note and described in the applicable Pricing Supplement, a Note may not be redeemed at the option of the Company or repaid at the option of the holder thereof prior to its Stated Maturity Date (as defined below). See "Repayment and Redemption." If so provided in a Note and described in the applicable Pricing Supplement, the Stated Maturity Date of a Note may be extended at the option of the Company. See "Extension of Maturity" below. The Notes will be unsecured and unsubordinated obligations of the Company, will rank equally and ratably with other unsecured and unsubordinated indebtedness of the Company and will not be convertible into common stock of the Company or Tele-Communications, Inc. (the "Parent").

  Unless otherwise specified in such Note and the applicable Pricing Supplement, the Notes will be denominated in U.S. Dollars and payments of principal of, premium, if any, and any interest on the Notes will be made in U.S. Dollars. If any Note is to be denominated other than exclusively in U.S. Dollars, or if the principal of, premium, if any, or any interest on any Note is to be payable in one or more currencies (or currency units or in amounts determined by reference to an index or indices) other than that in which such
Note is denominated, additional information with respect thereto (including authorized denominations and applicable exchange rate information) will be provided in the applicable Pricing Supplement. Unless otherwise described in the applicable Pricing Supplement, Notes denominated in U.S. Dollars will be issued in denominations of $1,000 or any integral multiple of $1,000.

  Each Note will be issued initially as either a Book-Entry Note or a Certificated Note in fully registered form without coupons. Except as set forth under "Book-Entry System," owners of beneficial interests in Book-Entry Notes will not be entitled to physical delivery of Notes in certificated form. All references herein to holders will be, with respect to Book-Entry Notes, to the Depository or its nominee.

  Certificated Notes will be exchangeable for Certificated Notes in other authorized denominations, in an equal aggregate principal amount and otherwise bearing identical terms and provisions, in accordance with the provisions of the Indenture. Certificated Notes may be presented for registration of transfer or for exchange at the office of the Registrar in The City of New York designated for such purpose (currently the corporate trust department of the Trustee, 101 Barclay Street, Floor 21 West, New York, New York 10286). Beneficial interests in Book-Entry Notes may be transferred through a participating member of the Depository. See "Book-Entry System." No service charge will be made for any registration of transfer or exchange of any Certificated Note, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

  Each Note will bear interest at either (i) a fixed rate, which may be zero in the case of Fixed Rate Notes issued at an Issue Price (as defined below) representing a discount from the principal amount payable at maturity (a "Zero Coupon Note"), or (ii) a floating rate determined by reference to an interest rate basis or combination of interest rate bases (the "Interest Rate Basis" or "Interest Rate Bases," as applicable) specified in such Floating Rate Note and described in the applicable Pricing Supplement, which may be adjusted by a Spread and/or Spread Multiplier (each as defined below), if any. See "Fixed Rate Notes" and "Floating Rate Notes." Interest rates offered by the Company with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of Notes purchased in any single transaction.

  Unless otherwise specified in a Note and the applicable Pricing Supplement, "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in The City of New York, and with respect to LIBOR Notes (as defined below), that is also a London Business Day. "London Business Day" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

  "Original Issue Discount Note" means (i) a Note, including any Zero Coupon Note, that has a stated redemption price at maturity that exceeds its Issue Price by at least 0.25% of its principal amount multiplied by the number of full years from the Original Issue Date to the Stated Maturity Date (each as defined below) for such Note and (ii) any other Note issued with original issue discount for United States federal income tax purposes as determined pursuant to Section 1273 of the Internal Revenue Code of 1986, as amended (the "Code").

  The Pricing Supplement relating to each Note will describe the following terms: (i) the price (which may be expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (ii) the date on which such Note will be issued (the "Original Issue Date"); (iii) the date on which such Note will mature (the "Stated Maturity Date") and whether the Stated Maturity Date may be extended by the Company, and if so, the Final Maturity Date (as defined under "Extension of Maturity");
(iv) whether such Note is a Fixed Rate Note or a Floating Rate Note; (v) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, the interest payment date or dates (if different from those set forth below under "Fixed Rate Notes") and whether such rate may be changed by the Company prior to the Stated Maturity Date; (vi) if such Note is a Floating Rate Note, the Interest Rate Basis or Interest Rate Bases, as applicable, the Initial Interest Rate, the Interest Reset Period, the Interest Reset Dates, the Interest Payment Period, the Interest Payment Dates, the Index Maturity, the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Spread, if any, the Spread Multiplier, if any (all as defined under "Interest Rate" and "Floating Rate Notes" below), and any other terms relating to the particular method of calculating the interest rate for such Note, and whether any such Spread and/or Spread Multiplier may be changed by the Company prior to the Stated Maturity Date; (vii) whether such Note is an Original Issue Discount Note, and if so, the yield to maturity; (viii) whether such Note will be issued initially as a Book-Entry Note or a Certificated Note; (ix) whether such Note may be redeemed at the option of the Company, or repaid at the option of the holder, prior to the Stated Maturity Date, and, if so, the provisions relating to such redemption or repayment; and (x) any other terms of such Note not inconsistent with the provisions of the Indenture.

REPAYMENT AND REDEMPTION

  If agreed to by the initial purchaser of a Note and the Company, such Note will be subject to repayment at the option of the holder thereof in accordance with its terms on each optional repayment date therefor, if any (each an "Optional Repayment Date"). Optional Repayment Dates, if any, will be fixed at the time of sale and set forth in the applicable Pricing Supplement and specified in the applicable Note. If no Optional Repayment Date is so specified with respect to a Note, such Note will not be repayable at the option of the holder thereof prior to its Stated Maturity Date. Unless otherwise specified in the Note and described in the applicable Pricing Supplement, on an Optional Repayment Date, if any, the related Note will be repayable in whole or in part (provided that the principal amount of the Note remaining outstanding after a partial repayment is an authorized denomination) at the option of the holder thereof at a price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest thereon up to, but excluding, the date of repayment (except as otherwise provided below in the case of an Original Issue Discount Note). In order for a Note to be repaid upon exercise of such repayment option, the Paying Agent must receive, not more than 60 nor less than 30 days prior to an Optional Repayment Date at the office in The City of New York designated for such purpose (currently the corporate trust department of the Trustee, at 101 Barclay Street, Floor 21 West, New York, New York 10286), either (i) the Note, with the form entitled "Option to Elect Repayment" included in the Note duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" included in the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such facsimile transmission or letter and such Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder thereof will be irrevocable with respect to each Note for which such repayment election is made. No transfer or exchange of any Note (or, in the event that any Note is to be repaid in part, the portion of the Note to be repaid) will be permitted after exercise of a repayment option. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, which determination will be final, binding and non-appealable.

  In the case of a Book-Entry Note, the Depository's nominee will be the holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depository's nominee will timely exercise a right to repayment with respect to a beneficial owner's interest in a Book-Entry Note, such beneficial owner must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depository of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Book-Entry Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depository.

  The Notes will not have a sinking fund unless otherwise described in the applicable Pricing Supplement. If agreed to by the initial purchaser of a Note and the Company, such Note will be subject to redemption at the option of the Company in accordance with its terms on and after a date, if any, fixed at the time of sale and set forth in the applicable Pricing Supplement and specified in the applicable Note ("Initial Redemption Date"). If no Initial Redemption Date is so specified with respect to a Note, such Note will not be redeemable prior to its Stated Maturity Date. Unless otherwise specified in the Note and described in the applicable Pricing Supplement, on and after the Initial Redemption Date, if any, the related Note will be redeemable at any time in whole or from time to time in part (provided that the principal amount of the Note remaining outstanding after a partial redemption is an authorized denomination) at the option of the Company at the applicable Redemption Price (as defined below), together with accrued and unpaid interest on the principal amount to be redeemed to but excluding the date of redemption, on notice given by the Company or the Trustee to the holder thereof not more than 60 nor less than 30 days prior to the date of redemption. Unless otherwise specified in the Note and described in the applicable Pricing Supplement, and except as otherwise provided below in the case of an Original Issue Discount Note, the "Redemption Price" will initially be the Initial Redemption Percentage, if any, specified in the Note and described in the applicable Pricing Supplement, of the principal amount of such Note to be redeemed and, if the Initial Redemption Percentage is greater than 100%, the Redemption Price will decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified in the Note and described in the applicable Pricing Supplement, of the principal amount thereof to be redeemed until the Redemption Price is 100% of such principal amount. Whenever less than all of the Notes of the Company at any time outstanding are to be redeemed, the Company will select the particular Notes to be so redeemed, provided that if less than all the Notes of the Company with identical terms at any time outstanding are to be redeemed, the Notes to be so redeemed will be selected by the Trustee by lot or such method as the Trustee considers fair and appropriate.

  Notwithstanding anything in this Prospectus Supplement to the contrary, unless otherwise specified in a Note and described in the applicable Pricing Supplement, if a Note is an Original Issue Discount Note, the amount payable on such Note in the event of redemption at the option of the Company or repayment at the option of a holder on an Optional Repayment Date prior to its Stated Maturity Date shall be the Amortized Face Amount (as defined under "Payment of Principal and Interest" below) of such Note calculated as of the date of such redemption or the date of such repayment, as the case may be.

REPURCHASE

  The Company may at any time purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the Trustee for cancellation.

PAYMENT OF PRINCIPAL AND INTEREST

  The principal of, premium, if any, and interest, if any, on each Note are payable by the Company in U.S. Dollars, unless otherwise specified in a Note and described in the applicable Pricing Supplement.

  Principal of, premium, if any, and interest, if any, on any Certificated Note will be payable when due upon presentation and surrender of such Note at the office of the Paying Agent in The City of New York designated for such purpose (currently the corporate trust department of the Trustee, 101 Barclay Street, Floor 21 West, New York, New York 10286); provided, however, that payment of interest, other than interest payable on the Stated Maturity Date or on the date of redemption or repayment if a Note is redeemed or repaid prior to maturity (such Stated Maturity Date or date of redemption or repayment with respect to any Note, as the case may be, being collectively referred to herein as the "Maturity Date" with respect to the amount of principal and any premium and interest payable on such date) may be made by mailing a check to the holder at the address of such holder appearing on the security register for the Notes at the close of business on the applicable Regular Record Date (as defined below). Notwithstanding the foregoing, a holder of $10,000,000 or more in aggregate principal amount of Certificated Notes having the same Interest Payment Dates (as defined below) shall be entitled to receive such interest payments in U.S. Dollars by wire transfer of immediately available funds to an account at a bank in The City of New York (or other bank consented to by the Paying Agent and the Company) designated by such holder (provided that such bank has appropriate facilities therefor), but only if appropriate payment instructions in writing have been received by the Paying Agent not less than 16 calendar days prior to the applicable Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement (and subject to extension as provided under "Extension of Maturity"), payments of principal of and any premium and interest on Certificated Notes will be made on the Maturity Date in immediately available funds, provided that the Certificated Notes to be paid are presented and surrendered to the Paying Agent as provided above in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such payments will be made by wire transfer to an account at a bank in The City of New York (or other bank consented to by the Paying Agent and the Company) designated by the holder of the Notes (provided that such bank has appropriate facilities therefor), provided that wire transfer instructions in writing have been received by the Paying Agent not less than 16 calendar days prior to such Maturity Date. Beneficial owners of Book-Entry Notes will be paid in accordance with the Depository's and its participants' procedures in effect from time to time. See "Book-Entry System." If required by applicable law or instructed by the Company or any governmental agency that taxes or other governmental charges should be withheld, the Paying Agent shall withhold any such taxes or other governmental charges on any payments made in connection with any Note.

  Unless otherwise specified in a Note and described in the applicable Pricing Supplement, if the principal of any Original Issue Discount Note is declared to be, or automatically becomes, due and payable immediately as described in the accompanying Prospectus under "Description of Debt Securities--Defaults and Remedies," the amount of principal due and payable with respect to such Note shall be the Amortized Face Amount of such Note calculated as of the date of such acceleration of the maturity of such Note. The "Amortized Face Amount" of an Original Issue Discount Note as of any date for which a calculation is being made shall be an amount equal to (i) the Issue Price set forth in the applicable Pricing Supplement plus (ii) the portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the yield to maturity set forth in the Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) to the date with respect to which such calculation is being made, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

  Interest on any Note will be payable on each date specified on which an installment of interest is due and payable ("Interest Payment Date") and at the Maturity Date. Unless otherwise indicated in the applicable Pricing Supplement and specified in the Note, the Interest Payment Dates for Fixed Rate Notes will be as described below under "Fixed Rate Notes" and the Interest Payment Dates for Floating Rate Notes will be determined in the manner described below under "Floating Rate Notes." Unless otherwise indicated in the applicable Pricing Supplement and specified in the Note, interest payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the person in whose name such Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date; provided, however, that unless otherwise specified in such Note and the applicable Pricing Supplement the first payment of interest on any Note with an Original Issue Date between a Regular Record Date and the next succeeding Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such next succeeding Regular Record Date; provided, further, that interest payable at the Maturity Date will be payable to the person to whom principal shall be payable. "Regular Record Date" means the date as of which a Note must be registered in a person's name in order for such person to receive an interest payment on the next succeeding Interest Payment Date. Unless otherwise indicated in the applicable Pricing Supplement and specified in the Note, the Regular Record Date for an Interest Payment Date will be the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date.

  Unless otherwise specified in a Note and described in the applicable Pricing Supplement, all percentages resulting from any calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward), and all U.S. Dollar amounts used in or resulting from such calculation shall be rounded to the nearest cent (with one-half cent being rounded upward).

  The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis, with certain exceptions. This limit may not apply to Notes in which $2,500,000 or more has been invested.

INTEREST RATE

  The applicable Pricing Supplement relating to Fixed Rate Notes will designate a fixed rate of interest per annum (which may be zero in the event such Notes are Zero Coupon Notes) payable on such Notes. See "Fixed Rate Notes" and "Zero Coupon Notes" below.

  Each Floating Rate Note will bear interest at a rate determined by reference to an Interest Rate Basis or two or more interest Rate Bases which may be adjusted in either case by adding or subtracting a Spread ("Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) specified in a Note and described in the applicable Pricing Supplement as being applicable to the interest rate for such Floating Rate Note), if any, or by multiplying by the Spread Multiplier ("Spread Multiplier" is the percentage specified in a Note and described in the applicable Pricing Supplement as being applicable to the interest rate for such Floating Rate
Note), if any. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated. A Floating Rate Note may also have either or both of the following: (i) a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period ("Maximum Interest Rate"); and
(ii) a minimum limitation, or floor, on the rate of interest which may accrue during any interest period ("Minimum Interest Rate").

  The applicable Pricing Supplement relating to Floating Rate Notes will designate, and each Floating Rate Note will specify, one or more of the following Interest Rate Bases as applicable to the relevant Note: (a) the Commercial Paper Rate, in which case such Note will be a Commercial Paper Rate Note, (b) the Certificate of Deposit Rate (the "CD Rate"), in which case such Note will be a CD Rate Note; (c) the Federal Funds Rate, in which case such Note will be a Federal Funds Rate Note; (d) the Prime Rate, in which case such Note will be a Prime Rate Note; (e) London Interbank Offered Rate ("LIBOR"), in which case such Note will be a LIBOR Note; (f) the Treasury Rate, in which case such Note will be a Treasury Rate Note; (g) the CMT Rate, in which case such Note will be a CMT Note; or (h) such other interest rate basis or formula as is set forth in such Pricing Supplement. A Floating Rate Note may bear interest at a rate determined by reference to two or more Interest Rate Bases (other than the Treasury Rate) and, if so, the applicable Pricing Supplement will describe the Interest Rate Bases applicable to such Note.

  Interest rates, interest rate formulas and other variable terms of a Note are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company.

FIXED RATE NOTES

  Unless otherwise described in the applicable Pricing Supplement, each Fixed Rate Note will bear interest (which may be zero in the event such Note is a Zero Coupon Note) from the Original Issue Date at the rate per annum stated on the face thereof until the principal thereof is paid or made available for payment. Unless otherwise specified in the Note and described in the applicable Pricing Supplement and except as described below under "Extension of Maturity," interest, to the extent payable, will be payable semiannually on the "Interest Payment Dates" therefor (which will be on February 15 and August 15 of each year) and on the Maturity Date. Interest will be computed on the basis of a 360-day year of twelve, 30-day months. Interest payments on a Fixed Rate Note shall include interest accrued from and including the Original Issue Date of such Note, or the most recent date to which interest has been paid or duly provided for, as the case may be, to, but excluding, the related Interest Payment Date or Maturity Date, as the case may be. If any Interest Payment Date or Maturity Date for a Fixed Rate Note falls on a day that is not a Business Day, the related payment of principal, premium, if any, and interest, if any, will be made on the next succeeding Business Day as if it were made on the date such payment were due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity Date, as the case may be.

FLOATING RATE NOTES

  Each Floating Rate Note will specify and the applicable Pricing Supplement will describe the Interest Rate Basis or Bases and the Spread and/or Spread Multiplier, if any, and the Maximum Interest Rate and/or Minimum Interest Rate, in each case if any, applicable to such Floating Rate Note. In addition, each Floating Rate Note will specify and the applicable Pricing Supplement will describe or particularize all applicable variable terms of such Floating Rate Note. Unless otherwise described in the applicable Pricing Supplement, each Floating Rate Note will bear interest at the rate or rates per annum determined in accordance with the interest rate formula so specified therein and described in the applicable Pricing Supplement from the Original Issue Date until the principal thereof is paid or made available for payment.

  Floating Rate Notes will have daily, weekly, monthly, quarterly, semiannual or annual resets of the rate of interest (such period applicable to a Note being the "Interest Reset Period" for such Note, and the first day of each Interest Reset Period being an "Interest Reset Date"), which will be described in the applicable Pricing Supplement and specified in the Note. Unless otherwise so specified, the Interest Reset Date will be, in the case of Floating Rate Notes which reset daily, each Business Day; in the case of Floating Rate Notes which reset weekly, Wednesday of each week (with the exception of weekly reset Treasury Rate Notes which will reset Tuesday of each week, except as specified below); in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes which reset semiannually, the third

Wednesday of the two months specified in such Note and described in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of the month specified in such Note and described in the applicable Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day.

  The interest rate applicable to each Interest Reset Period commencing on the Interest Reset Date with respect to such Interest Reset Period will be the rate determined by reference to the Interest Rate Basis or Bases on the applicable "Interest Determination Date." The Interest Determination Date with respect to the Commercial Paper Rate, the CD Rate, the Federal Funds Rate, the Prime Rate and the CMT Rate will be the second Business Day preceding each Interest Reset Date for the related Note. The Interest Determination Date with respect to LIBOR will be the second London Business Day preceding each Interest Reset Date for the related Note. The Interest Determination Date with respect to the Treasury Rate, unless otherwise specified in the related Treasury Rate Note, will be the day of the week in which the related Interest Reset Date falls on which Treasury Bills (as defined under "Treasury Rate" below) of the applicable Index Maturity are auctioned. Treasury Bills are normally sold at auction on Monday of each week unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date for the Interest Reset Date occurring in the next succeeding week. If an auction date falls on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date will instead be the first Business Day following such auction date. The Interest Determination Date for a Floating Rate Note the interest rate of which is determined by reference to two or more Interest Rate Bases will be the first Business Day which is at least two Business Days prior to the related Interest Reset Date for such Note on which each Interest Rate Basis shall be determinable. Each Interest Rate Basis will be determined on the Interest Determination Date, and the applicable interest rate shall take effect on the related Interest Reset Date.

  Except as set forth above or in the applicable Pricing Supplement, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

  Interest on each Floating Rate Note will be payable monthly, quarterly, semiannually or annually (the "Interest Payment Period"). Except as provided below or in the applicable Pricing Supplement, interest will be payable in the case of Floating Rate Notes which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year as specified in such Note and the applicable Pricing Supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in such Note and the applicable Pricing Supplement; and (iv) annually, on the third Wednesday of the month of each year specified in such Note and the applicable Pricing Supplement (each, with respect to Floating Rate Notes, an "Interest Payment Date") and, in each case, at maturity. If any Interest Payment Date for any Floating Rate Note (other than the Maturity Date of such Note) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next day that is a Business Day except, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of any Floating Rate Note falls on a day that is not a Business Day, the related payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date.

  Interest payments on each Interest Payment Date for Floating Rate Notes will include accrued interest from and including the Original Issue Date, or the most recent date to which interest has been paid or duly provided for, as the case may be, to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be.

  All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation on Floating Rate Notes will be rounded, in the case of United States dollars, to the nearest cent, or in the case of a foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

  With respect to each Floating Rate Note, accrued interest will be calculated by multiplying the principal amount thereof by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day will be computed by dividing the interest rate in effect for such day by 360, in the case of Notes having as their Interest Rate Basis the CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year, in the case of Notes having as their Interest Rate Basis the Treasury Rate or the CMT Rate. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date, or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any Maximum Interest Rate or Minimum Interest Rate limitation and to any adjustment by a Spread and/or Spread Multiplier; provided, however, that the interest rate in effect for the period from the Original Issue Date to the initial Interest Reset Date ("Initial Interest Reset Rate") will be the rate specified as such in the Floating Rate Note ("Initial Interest Rate").

  Unless otherwise specified in a Floating Rate Note and described in the applicable Pricing Supplement, the Trustee will be the Calculation Agent with respect to each Floating Rate Note. The Calculation Agent is currently located at 101 Barclay Street, New York, New York 10286 (telephone number: (212) 815-5375; facsimile number: (212) 815-5915). Upon request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note. Any such calculation by the Calculation Agent shall, absent manifest error, be conclusive and binding for all purposes.

  The "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

CD RATE

  Unless otherwise specified in such Note and described in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date relating to a CD Rate Note or any Interest Determination Date for a Floating Rate Note for which one of the Interest Rate Bases is the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable certificates of deposit having the Index Maturity described in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)" or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Rate Interest Determination Date, the CD Rate will be the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit of the Index Maturity described in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 p.m. Quotations for U.S. Government Securities" or any successor publication of the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Rate Interest Determination Date, then the CD Rate for such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates, as of approximately 10:00 a.m., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers (which, unless otherwise described in the applicable Pricing Supplement, may include an affiliate of the Calculation Agent or an Agent) in negotiable U.S. Dollar certificates of deposit in The City of New York selected by the Calculation Agent, for negotiable certificates of deposit of major United States money center banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement in a denomination of U.S. $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate will be the CD Rate determined with respect to the immediately preceding CD Rate Interest Determination Date or, in the case of the first CD Rate Interest Determination Date, the Initial Interest Rate.

  CD Rate Notes and other Notes are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

COMMERCIAL PAPER RATE

  Unless otherwise specified in such Note and described in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Commercial Paper Rate Note or any Interest Determination Date for a Floating Rate Note for which one of the Interest Rate Bases is the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as defined below) of the rate on such date for commercial paper having the Index Maturity described in the applicable Pricing Supplement as published in H.15(519) under the caption "Commercial Paper--Non-financial." In the event that such rate is not so published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on such Commercial Paper Rate Interest Determination Date for commercial paper of the Index Maturity described in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Interest Determination Date such rate is not yet published in either H.15(519) or Composite Quotations, the Commercial Paper Rate for such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates, as of approximately 11:00 a.m., New York City time, on such Commercial Paper Rate Interest Determination Date, of three leading dealers of commercial paper (which, unless otherwise described in the applicable Pricing Supplement, may include an affiliate of the Calculation Agent or an Agent) in The City of New York selected by the Calculation Agent, for commercial paper having the Index Maturity described in the applicable Pricing Supplement placed for a non-financial entity whose bond rating is "AA" or its equivalent, from a nationally recognized securities rating organization; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate determined with respect to the immediately preceding Commercial Paper Rate Interest Determination Date or, in the case of the first Commercial Paper Rate Interest Determination Date, the Initial Interest Rate.

  "Money Market Yield" shall be a yield (expressed as a percentage rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

                                           D X 360
               MONEY MARKET YIELD = -------------------- X 100
                                        360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

FEDERAL FUNDS RATE

  Unless otherwise specified in such Note and described in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Federal Funds Rate Note or any Interest Determination Date for a Floating Rate Note for which one of the Interest Rate Bases is the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Rate Interest Determination Date for Federal Funds as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates, as of approximately 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate determined with respect to the immediately preceding Federal Funds Rate Interest Determination Date or, in the case of the first Federal Funds Rate Interest Determination Date, the Initial Interest Rate.

PRIME RATE

  Unless otherwise specified in such Note and described in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Prime Rate Note or any Interest Determination Date for a Floating Rate Note for which one of the Interest Rate Bases is the Prime Rate (a "Prime Rate Interest Determination Date"), the rate on such date for the Prime Rate as published in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not so published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Prime Rate Interest Determination Date, the Prime Rate will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean, as calculated by the Calculation Agent, of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent (after consultation with the Company). If fewer than four quotations are so provided, the Prime Rate will be calculated by the Calculation Agent (as described above) on the basis of the prime rates quoted by the major money center banks so selected and the prime rates quoted in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by a Federal or state authority, selected by the Calculation Agent (after consultation with the Company) to quote such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate determined with respect to the immediately preceding Prime Rate Interest Determination Date or, in the case of the first Prime Rate Interest Determination Date, the Initial Interest Rate.

  "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuter Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

LIBOR

  Unless otherwise specified in such Note and described in the applicable Pricing Supplement, "LIBOR" will be determined by the Calculation Agent in accordance with the following provisions:

    (i) With respect to any Interest Determination Date relating to a LIBOR Note or any Interest Determination Date for a Floating Rate Note for which one of the Interest Rate Bases is LIBOR ("LIBOR

  Interest Determination Date"), LIBOR will be, as specified in the Note and described in the applicable Pricing Supplement, the arithmetic mean of the offered rates, as calculated by the Calculation Agent, for deposits in the Designated LIBOR Currency (as defined below) of not less than U.S. $1,000,000 (or the equivalent thereof in one or more other currencies) having the Index Maturity described in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appear on the Designated LIBOR Page (as defined below) as of approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear on the Designated LIBOR Page. If fewer than two offered rates appear on the Designated LIBOR Page, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

    (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Designated LIBOR Page as described in
  (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the Agents) in the London interbank market selected by the Calculation Agent to provide the Calculation Agent with a quotation of the rate at which deposits in the Designated LIBOR Currency for the period of the Index Maturity described in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 (or the equivalent thereof in one or more other currencies) that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR in respect of such LIBOR Interest Determination Date will be the arithmetic mean of such quotations as calculated by the Calculation Agent. If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) of the rates quoted as of approximately 11:00 a.m., New York City time, on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent (after consultation with the Company) for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity described in the applicable Pricing Supplement commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 (or the equivalent thereof in one or more other currencies) that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR will be the LIBOR determined with respect to the immediately preceding LIBOR Interest Determination Date or, in the case of the first LIBOR Interest Determination Date, the Initial Interest Rate.

    As used herein the following terms have the following definitions:

    "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Service (or any successor service) on the page specified in such Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the display on the Dow Jones Markets Limited (or any successor service) on the page specified in such Pricing Supplement (or any other page as may replace such page on such service), or if no such page is specified the applicable page, for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

    "Designated LIBOR Currency" means the currency or composite currency specified in the applicable Pricing Supplement as to which LIBOR shall be calculated or, if no such currency or composite currency is specified in the applicable Pricing Supplement, U.S. Dollars.

TREASURY RATE

  Unless otherwise specified in such Note and described in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Determination Date relating to a Treasury Rate Note (a "Treasury Rate Interest Determination Date"), the rate for the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity described in the applicable Pricing Supplement, as such rate is published in H.15(519) under the heading "U.S. Government Securities--Treasury Bills--auction average (investment)," or if not so published by 3:00 p.m., New York City time, on the Calculation Date relating to such Treasury Rate Interest Determination Date, the Treasury Rate will be the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity described in the applicable Pricing Supplement are not published or announced as described above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate for such Treasury Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which, unless otherwise described in the applicable Pricing Supplement, may include an affiliate of the Calculation Agent or an Agent) selected by the Calculation Agent (after consultation with the Company), for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity described in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate determined with respect to the immediately preceding Treasury Rate Interest Determination Date or, in the case of the first Treasury Rate Interest Determination Date, the Initial Interest Rate.

CMT RATE

  Unless otherwise specified in such Note and described in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a CMT Note or any Interest Determination Date for a Floating Rate Note for which one of the Interest Rate Bases is the CMT Rate (a "CMT Rate Interest Determination Date"), the rate that appears on the Designated CMT Telerate Page (as defined below) under the caption
"....Treasury Constant Maturities ... Federal Reserve Board Release
H.15(519)... Monday Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index (as defined below) for (i) such CMT Rate Interest Determination Date, if the Designated CMT Telerate Page is 7055, or
(ii) the week, or the month, as applicable, ended immediately preceding the week in which such CMT Rate Interest Determination Date occurs, if the Designated CMT Telerate Page is 7052. In the event such rate is not displayed on the applicable page by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CMT Rate Interest Determination Date, the CMT Rate for such CMT Rate Interest Determination Date will be the treasury constant maturity rate on such CMT Rate Interest Determination Date for the Designated CMT Maturity Index as published in H.15(519) under the heading "Treasury Constant Maturities." If by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CMT Rate Interest Determination Date such rate is not published in H.15(519), the CMT Rate for such CMT Rate Interest Determination Date will be the treasury constant maturity rate for the Designated CMT Maturity Index (or other United States treasury rate for the Designated CMT Maturity Index if the treasury constant maturity rate is not published) with respect to such date as published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate previously displayed on the Designated CMT Telerate Page or published in H.15(519). If such rate is not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CMT Rate Interest Determination Date, then the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three leading primary United States government securities dealers (which, unless otherwise described in the Prospectus Supplement, may include an affiliate of the Calculation Agent or an Agent) (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (such three Reference Dealers to be selected from a pool of five Reference Dealers selected by the Calculation Agent (after consultation with the Company), with the Reference Dealers providing the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) being eliminated), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (such three Reference Dealers to be selected from a pool of five References Dealers selected by the Calculation Agent (after consultation with the Company), with the Reference Dealers providing the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) being eliminated) for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If at least three (but not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer side prices obtained as provided in the preceding sentence and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if at least three Reference Dealers selected by the Calculation Agent (after consultation with the Company), are not quoting as described in this sentence, the CMT Rate will be the CMT Rate determined with respect to the immediately preceding CMT Rate Interest Determination Date or, in the case of the first CMT Rate Interest Determination Date, the Initial Interest Rate. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain from the Reference Dealers selected in the manner described quotations for the Treasury Note with the shorter remaining term to maturity.

  "Designated CMT Telerate Page" means the display on the Dow Jones Markets Limited (or any successor service) on the page specified in the applicable Pricing Supplement for the purpose of displaying "Treasury Constant Maturities" as reported in H.15(519) (or any other page as may replace such page on such service for the purpose of displaying "Treasury Constant Maturities" as reported in H.15(519)). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052.

  "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

ZERO COUPON NOTES

  Each Zero Coupon Note will be offered at a substantial discount from its principal amount at maturity. There will be no periodic payments of interest with respect to a Zero Coupon Note. The calculation of the accrual of Original Issue Discount (the difference between the Issue Price and the principal amount at maturity of a Zero Coupon Note) in the period during which a Zero Coupon Note remains outstanding will be on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months. Upon maturity, Original Issue Discount will cease to accrue on a Zero Coupon Note. Each Zero Coupon Note will set forth, among other things, the Original Issue Date, the Issue Price, the yield to maturity, and the amount of Original Issue Discount applicable to such Note. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the holder of a Zero Coupon Note is, under Title 11 of the United States Code, limited to the Amortized Face Amount of such Zero Coupon Note calculated as of the date of commencement of the proceeding.

OTHER/ADDITIONAL PROVISIONS; ADDENDUM

  Any provisions with respect to the Notes, including the specification and determination of one or more Interest Rate Bases, the calculation of the interest rate applicable to a Floating Rate Note, the Interest Payment Dates, the Maturity Date or any other term relating thereto, may be modified and/or supplemented as specified under "Other/Additional Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof. Such provisions will be described in the applicable Pricing Supplement.

AMORTIZING NOTES

  The Company may from time to time offer Notes with the amount of principal thereof and interest thereon payable in installments over the term of such Notes ("Amortizing Notes"). Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement, including a table setting forth repayment information for such Amortizing Notes.

EXTENSION OF MATURITY

  Each Note will specify and the Pricing Supplement relating to each Note will describe whether the Company has the option to extend the Stated Maturity Date of such Note for one or more whole year periods (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") specified in such Note and described in such Pricing Supplement and the basis or formula, if any, for setting the interest rate or the Spread and/or Spread Multiplier, if any, as the case may be, applicable to any such Extension Period.

  The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Stated Maturity Date of such Note in effect prior to the exercise of such option (the "Original Stated Maturity Date"). No later than 40 days prior to the Original Stated Maturity Date, the Trustee will mail to the holder of such Note a notice (the "Extension Notice") relating to such Extension Period, by first class mail, postage prepaid, setting forth (i) the election of the Company to extend the Stated Maturity Date of such Note, (ii) the new Stated Maturity Date, (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread and/or Spread Multiplier, if any, applicable to the Extension Period, (iv) the provisions, if any, for redemption at the option of the Company during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period and (v) in the case of a Note that is subject to repayment at the option of the Holder hereof, the provisions, if any, for repayment of this Note at the option of the Holder on the Original Stated Maturity Date for such Note, the price at which such repurchase shall occur, and the period within which such Note, with the "Option to Elect Repayment" form completed, must be surrendered to the Paying Agent. Upon the mailing by the Trustee of an Extension Notice to the holder of a Note, the Stated Maturity Date of such Note shall be extended automatically as set forth in the Extension Notice, and except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the mailing of such Extension Notice.

  Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread and/or Spread Multiplier in the case of a Floating Rate Note, for the Extension Period by mailing or causing the Trustee to mail notice of such higher interest rate or higher Spread and/or Spread Multiplier, as the case may be, first class mail, postage prepaid, to the holder of such Note. Such notice shall be irrevocable. All Notes with identical terms with respect to which the Stated Maturity Date is extended will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread and/or Spread Multiplier, as the case may be, in the case of a Floating Rate Note, for the Extension Period.

INDEXED NOTES

  If any Note is not to be denominated in U.S. Dollars, certain provisions with respect thereto will be set forth in an applicable Pricing Supplement which will specify the currency or currencies, including composite currencies such as the European Currency Unit ("ECU"), in which the principal, premium, if any, and interest, if any, with respect to such Note are to be paid, along with any other terms relating to the non-U.S. Dollar denomination.

  Notes may be issued with the amount of principal, premium and/or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more designated currencies (including a composite currency such as the ECU) relative to an indexed currency or to other price(s) or exchange rate(s) ("Indexed Notes"), in each case as specified in the applicable Pricing Supplement. In certain cases, Holders of Indexed Notes may receive a principal payment on the Maturity Date that is greater than or less than the principal amount of such Indexed Notes depending upon the relative value on the Maturity Date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest, if any, payable in respect of Indexed Notes, certain historical information with respect to the specified indexed item and certain additional risks and material tax considerations associated with an investment in Indexed Notes will be specified in the applicable Pricing Supplement.

                               BOOK-ENTRY SYSTEM

  The Notes may be issued in whole or in part as Book-Entry Notes represented by a Global Security (as defined in the accompanying Prospectus) deposited with, or on behalf of, the Depository and registered in the name of the Depository or a nominee of the Depository. Unless otherwise specified in the applicable Pricing Supplement, DTC will be the Depository.

  So long as the Depository for a Global Security, or a nominee of the Depository, is the registered owner of the Global Security, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the Book-Entry Notes represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in Book-Entry Notes represented by a Global Security will not be considered the owners or holders thereof under the Indenture, will not be entitled to have Book-Entry Notes represented by such Global Security registered in their names and will not be entitled to physical delivery of Notes in certificated form evidencing their respective beneficial interests therein. A Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any nominee to a successor of the Depository of a nominee of such successor.

  Payments of principal of and any premium and interest on Book-Entry Notes represented by a Global Security registered in the name of the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security. Neither the Company, the Trustee, any Paying Agent nor the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in Book-Entry Notes represented by a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company expects that the Depository or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, in respect of a Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in Book-Entry Notes represented by such Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

  If the Depository with respect to any Global Security is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days of such time, the Company will issue Certificated Notes in exchange for each Book-Entry Note represented by such Global

Security. In addition, the Company may at any time and in its sole discretion determine not to have the Notes represented by a Global Security and, in such event, will issue Certificated Notes in exchange for the Book-Entry Notes represented by such Global Security. In either instance, an owner of a beneficial interest in a Book-Entry Note will be entitled to have a Certificated Note or Notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Note or Notes.

  DTC has advised the Company and the Agents as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for persons that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movements of securities certificates. DTC's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants.

  DTC has also advised the Company and the Agents that, upon the issuance by the Company of Book-Entry Notes represented by a Global Security, DTC will credit on its book-entry registration and transfer system the respective principal amounts of the Book-Entry Notes represented by such Global Security to the accounts of participants. The accounts to be credited shall be designated by the applicable Agent or by the Company if such Notes are offered and sold directly by the Company. Ownership of beneficial interests in Book-Entry Notes represented by a Global Security registered in the name of DTC or its nominee will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in Book-Entry Notes represented by a Global Security registered in the name of DTC or its nominee will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants), or by participants or persons that may hold interests through participants (with respect to beneficial interests of persons other than participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in Book-Entry Notes.

                   CERTAIN UNITED STATES TAX CONSIDERATIONS

UNITED STATES HOLDERS

  The following is a summary of certain United States federal income tax considerations that may be relevant to a holder of a Note that is a United States person (as defined in the Code), or that otherwise is subject to United States federal income taxation on a net income basis in respect of a Note. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary deals only with holders that will hold Notes as capital assets and does not address tax considerations applicable to investors that may be subject to special tax rules, such as financial institutions, tax-exempt organizations, insurance companies or dealers in securities or currencies, or persons that will hold Notes as a position in a "straddle" or as part of a hedging transaction for tax purposes. This summary does not include a discussion of tax consequences to holders of any Note in which principal, premium, if any, and interest, if any, with respect to such Note are to be paid in a Specified Currency or which is an Indexed Note. Additional United States federal income tax considerations applicable to particular Notes may be set forth in the applicable Pricing Supplement.

  Investors should consult their own tax advisors in determining the tax consequences to them of holding and disposing of Notes, including the application to their particular situation of the tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

  Payments of Interest. Payments of Qualified Stated Interest (as defined below) on a Note will be taxable to a holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the holder's method of tax accounting). In general, Qualified Stated Interest is stated interest which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. (For a special rule in the case of Floating Rate Notes, see below.)

  Purchase, Sale and Retirement of Notes. A holder's tax-basis in a Note generally will equal the cost of such Note to such holder, increased by any amounts includible in income by the holder as original issue discount (and accrued market discount, if any, if the holder has included such market discount in income) and reduced by any amortized premium (each as described below) and any payments other than payments of Qualified Stated Interest made on such Note.

  Upon the sale, exchange or retirement of a Note, a holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued and unpaid interest, which will be taxable as such) and the holder's tax basis in the Note.

  Except as otherwise discussed below, gain or loss recognized by certain noncorporate holders on the sale, exchange or retirement of a Note could be taxed at a rate lower than ordinary income. Different tax rates may be applicable to such taxpayers based upon the period that such Note was held (for one year or less, for more than one year but not more than eighteen months, for more than eighteen months, and for certain taxpayers in taxable years beginning after December 31, 2000, for more than five years). The distinction between capital gain or loss and ordinary income is also relevant for purposes of, among other things, the limitation on the deductibility of capital losses.

  Original Issue Discount. Holders of Original Issue Discount Notes generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain Treasury Regulations issued on January 27, 1994 (the "OID Regulations"). Holders of such Notes should be aware that, as described in greater detail below, they generally must include original issue discount in ordinary gross income for United States federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

  For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Note over its issue price, if such excess equals or exceeds a de minimus amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date). The issue price of an issue of Notes equals the first price at which a substantial amount of such Notes has been sold. The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than payments of Qualified Stated Interest. In addition, under the OID Regulations, if a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such Note (e.g., Notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such Note or any "true" discount on such Note (i.e., the excess of the Note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then part or all of the stated interest on the Note would be treated entirely as original issue discount rather than Qualified Stated Interest.

  In general, each holder of an Original Issue Discount Note, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that Note for all days during the taxable year on which the holder owns the Note. The daily portions of original issue discount on an Original Issue Discount Note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An accrual period may be any length of time, and the lengths may vary during the time the Note is outstanding, so long as no accrual period is greater than one year and provided that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. In the case of an initial holder, the amount of original issue discount on an Original Issue Discount Note allocable to each accrual period is determined by (i) multiplying the "adjusted issue price" (as defined below) of the Note by the yield to maturity of the Note (as adjusted for the length of the accrual period) and (ii) subtracting from that product the amount, if any, of Qualified Stated Interest allocable to that accrual period.

  The "adjusted issue price" of an Original Issue Discount Note at the beginning of any accrual period will generally be the sum of its issue price and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than payments of Qualified Stated Interest, if any, made with respect to such Note in all prior accrual periods. As discussed above, in order to determine the amount of original issue discount allocable to an accrual period, the adjusted issue price of an Original Issue Discount Note will be multiplied by the Note's yield to maturity (as adjusted for the length of the accrual period). As a result of this "constant yield" method of including original issue discount into income, the amounts so includible in income by a holder, in respect of an Original Issue Discount Note, are generally lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

  In the case of Floating Rate Notes, special rules apply. Such a Note will qualify as a "variable rate debt instrument" if it (i) has an issue price which does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (a) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to the Floating Rate Note's maturity from its issue date or (b) 15 percent of the total noncontingent principal payments; (ii) provides for stated interest, paid or compounded at least annually, at current values of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single fixed rate and a single objective rate that is a qualified inverse floating rate or (d) a single objective rate. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Floating Rate Note is denominated. A multiple of a qualified floating rate is generally not a qualified floating rate, except that a multiple greater than .65 and not more than 1.35 is permissible (and the product can be decreased or increased by a fixed rate). An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information (i.e., an objective rate generally includes a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property (within the meaning of Section 1092(d)(1) of the Code), unless the rate is based on information that is within the control of the issuer (or certain related parties) or that is unique to the circumstances of the issuer (or certain related parties), such as dividends, profits, or the value of the issuer's stock). A qualified inverse floating rate is an objective rate in which (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds. The fact that a Floating Rate Note has a Maximum Interest Rate or a Minimum Interest Rate will not affect the qualification of such Floating Rate Note as a "variable rate debt instrument" if such Maximum or Minimum Interest Rates are fixed throughout the term of the debt instruments, or such Maximum or Minimum Interest Rates are not reasonably expected as of the issue date to cause the yield on the Note to be significantly more or less than the yield would be without the restriction of the Maximum or Minimum Interest Rate. The OID Regulations also provide that if a Floating Rate Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Floating Rate Note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

  If a Floating Rate Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations, then any stated interest on such Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute Qualified Stated Interest and will be taxed accordingly. Thus, a Floating Rate Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Floating Rate Note is issued at a "true" discount (i.e., at a price below the Note's stated principal amount) in excess of a specified de minimis amount. Original issue discount on such a Floating Rate Note arising from "true" discount is allocated to an accrual period using the constant yield method described above.

  In general, any other Floating Rate Note that qualifies as a "variable rate debt instrument" will be deemed to be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and Qualified Stated Interest on the Floating Rate Note. The OID Regulations generally require that such a Floating Rate Note be treated as converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Floating Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Floating Rate Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Floating Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Floating Rate Note. In the case of a Floating Rate Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Floating Rate Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Floating Rate Note as of the Floating Rate Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Floating Rate Note is then treated as converted into an "equivalent" fixed rate debt instrument in the manner described above.

  Once the Floating Rate Note is deemed converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and Qualified Stated Interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a United States holder of the Floating Rate Note will account for such original issue discount and qualified stated interest as if the United States holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Floating Rate Note during the accrual period.

  If a Floating Rate Note does not qualify for the above treatment, then the Note will be an Original Issue Discount Note and the interest on such Note will be treated as contingent interest. Contingent interest is generally includible in income over time based on a projected payment schedule and the issuer's cost of capital for fixed rate debt instruments, and gain or loss from the sale, exchange or retirement of a Note providing for contingent interest will generally be treated as ordinary gain or loss. The regulations governing contingent interest are quite complex, and the application of these regulations to particular Notes may be set forth in the applicable Pricing Supplement.

  A subsequent holder of an Original Issue Discount Note that does not purchase the Note at a cost which exceeds its stated redemption price at maturity, reduced by the amount of any payment made on the Note prior to the date of purchase other than payments of Qualified Stated Interest, also generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if the subsequent holder acquires the Original Issue Discount Note at a lower yield to maturity than the yield of the Note for original issue discount purposes with respect to the initial holder of the Note, the subsequent holder may reduce its periodic inclusions of original issue discount income to reflect the lower yield to maturity of the Note.

  In general, an individual or other cash method holder of an Original Issue Discount Note that matures one year or less from the date of its issuance (a "short-term Original Issue Discount Note") is not required to accrue original issue discount for United States federal income tax purposes unless an election is made to do so. United States holders who report income for federal income tax purposes on the accrual method and certain other holders, including banks and dealers in securities, are required to include original issue discount on such short-term Original Issue Discount Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant interest method based on daily compounding. In the case of a holder who is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of the short-term Original Issue Discount Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant interest method based on daily compounding) through the date of sale, exchange or retirement. In addition, such non-electing holders which are not subject to the current inclusion requirement described in this paragraph will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry such short-term Original Issue Discount Notes in an amount not exceeding the deferred interest income, until such deferred interest income is realized.

  If any Note is issued with Optional Repayment Dates, the yield and maturity on the Note will be calculated by assuming that the Note will be repaid on the first Optional Repayment Date if such repayment would increase the yield on the Note. If the Note is deemed to be repaid on the first Optional Repayment Date, but is not in fact repaid on such date, then for purposes of calculating original issue discount, a new Note will be deemed issued on such date for the Note's adjusted issue price on such date, and the rules outlined in this and the previous sentence will apply with respect to al subsequent Optional Repayment Dates.

  If any Note is issued with multiple redemption dates, the yield and maturity on such Note will be calculated by assuming that the Note will be redeemed on the Initial Redemption Date if such redemption would decrease the yield on the Note. If the Note is deemed to be redeemed on the Initial Redemption Date, but is not in fact redeemed on such date, then for purposes of calculating original issue discount, a new Note will be deemed issued on such date for the Note's adjusted issue price on such date, and the rules outlined in this and the previous sentence will apply with respect to all subsequent redemption dates.

  If any Note is subject to an Extension Period, then the yield and maturity on such Note shall be calculated by deeming the Final Maturity Date to be the Stated Maturity Date of the Note and treating the Original Stated Maturity Date as being the date on which the Company has a call option on the Note. Such call option will be deemed to be exercised on the Original Stated Maturity Date if, and only if, by utilizing the Original Stated Maturity Date as the Maturity Date and the redemption price on such date as the stated redemption price at maturity, the yield to maturity of the Note is lower than it would be if the Note were not redeemed on such date. If the Note is deemed to be repaid on the Original Stated Maturity Date and is not in fact repaid on such date, then for purposes of calculating original issue discount a new Note will be deemed issued on the Original Stated

Maturity Date for the Note's adjusted issue price on such date and the rules outlined in this and the previous sentence will apply with respect to all subsequent maturity dates. If the deemed call option is not considered to be exercised, the option to extend shall be presumed to be exercised.

  Premium and Market Discount. A holder of a Note that purchases the Note at a cost greater than the sum of all amounts payable on the Note after the purchase (other than payments of Qualified Stated Interest) will be considered to have purchased the Note at a premium and may amortize such premium, using a constant yield method, over the remaining term of the Note.

  If a holder of a Note purchases the Note at a price that produces a yield to maturity higher than the yield to maturity at which such Note first was issued, the Note generally will be considered to bear "market discount" in the hands of such holder. In such case, the gain realized by the holder on the sale or retirement of the Note generally will be treated as ordinary income to the extent of the market discount that accrued on the Note while held by such holder, unless such holder elected to accrue market discount into income currently. In general terms, market discount on a Note will be treated as accruing ratably over the term of such Note, or, at the election of the holder, under a constant yield method. In addition, a portion of the interest expense incurred or continued to purchase or carry a Note with market discount may be deferred unless the holder elects to accrue market discount into income currently.

  The OID Regulations provide for an election whereby a holder may choose to treat all stated interest, original issue discount, and market discount as original issue discount.

  Treatment of Certain Interest. The treatment to a holder of income from an Original Issue Discount Note may be affected by a provision of the Omnibus Budget Reconciliation Act of 1989. To the extent this provision applies to an Original Issue Discount Note and the holder of such Note is a corporation, then solely for purposes of the deduction allowed by the Code to corporations for dividends received from a domestic corporation, all or a portion of the original issue discount from such Note may be treated as a dividend to such holder. For this provision to apply (i) the maturity date of a debt instrument must be more than 5 years from the date of issue, (ii) the yield to maturity on such instrument must equal or exceed the sum of (A) the applicable federal rate in effect under Section 1274(d) of the Code for the calendar month in which the obligation is issued, plus (B) 5 percentage points, and (iii) such instrument must have "significant original issue discount." A debt instrument will be treated as having "significant original issue discount" if (i) the aggregate amount which would be includible in gross income with respect to such instrument for periods before the close of any accrual period ending after the date five years after the date of issue exceeds (ii) the sum of (A) the aggregate amount of interest to be paid under the instrument before the close of such accrual period, and (B) the product of the issue price of such instrument and its yield to maturity. For purposes of applying this provision to a debt instrument, any payment under the instrument will be assumed to be made on the last day permitted under such instrument. The specific application of this provision to an Original Issue Discount Note will depend upon the terms of such Note.

NON-UNITED STATES HOLDERS

  Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below:

    (i) payments of principal and interest, including premium or original issue discount ("Discount") on an Original Issue Discount Note, made by the Company or any of its paying agents on a Note to any holder that is a corporation, individual, fiduciary or partnership that is, as to the United States, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership (a "United States Alien") will not be subject to United States withholding tax, provided that in the case of Discount or interest, (a) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the holder is not a controlled foreign corporation that is related to the Company through stock ownership, (c) the holder is not a bank receiving interest described in Section 881(c)(3) of the Code, and (d) either (1) the beneficial owner of the Note certifies to the Company or its agent, under penalties of perjury, that it is not a United States person (as defined in the Code) and provides its name and address or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution"), and holds the Note on behalf of the beneficial owner, certifies to the Company or its agent, under penalties of perjury, that such a certification from the beneficial owner has been received by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

    (ii) a holder of a Note who is a United States Alien will not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of the Note, unless (a) such gain is derived within the United States and such holder is an individual who is present in the United States for 183 days or more during the taxable year in which the gain occurred or (b) such gain is effectively connected with a United States trade or business of such holder; and

    (iii) a Note held by an individual who at the time of death is not a citizen or resident of the United States (as defined in the Code) will not be subject to United States federal estate tax as a result of such individual's death if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and, at the time of the individual's death, payments with respect to the Note would not have been effectively connected to the conduct of a trade or business by the individual in the United States.

  If a United States Alien is engaged in a trade or business in the United States and interest, including Discount, on the Note is effectively connected with the conduct of such trade or business, the United States Alien, although exempt from the withholding tax discussed in the preceding paragraph, may be subject to United States income tax on such interest and Discount in the same manner as if it were a United States holder. In addition, if such a holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest, including Discount, on a Note will be included in earnings and profits if such interest and Discount is effectively connected with the conduct by the United States Alien of a trade or business in the United States.

  Notwithstanding the above, certain contingent interest will be taxable to non-resident alien individuals and foreign corporations unless such interest is subject to a treaty exemption. For this purpose, subject to certain exceptions, interest is deemed to be contingent if the amount of interest is determined by reference to:

  1. any receipts, sales or other cash flow of the issuer or a related person;

  2. any income or profits of the issuer or a related person;

  3. any change in value of any property of the issuer or a related person;
  or

  4. any dividend, partnership distribution or similar payments made by the issuer or a related person.

  A "related person" for this purpose includes not only persons who would be related under the rules of Section 267(b) and Section 707(b)(1) of the Code, but also anyone who is a party to any arrangement undertaken for a tax avoidance purpose. In addition, the Internal Revenue Service (the "IRS") may designate in regulations other types of contingent interest which will fall under the scope of this law.

  Also, a Note providing only for contingent interest will be considered situated within the United States for estate tax purposes, and will thus be included in a decedent's gross estate. If a Note provides for both contingent and non-contingent interest, an appropriate portion of the value of such an instrument, as determined in a manner prescribed by the IRS, will be treated as property within the United States and will thus be included in a decedent's gross estate. Until regulations are issued to provide guidance as to the proper method for determining the appropriate portion of such an instrument that is to be treated as situated in the United States, taxpayers will be permitted to use any reasonable method for making such determination.

  The exact scope of the law relating to contingent interest Notes remains to be determined by regulations. Prospective holders of Notes are urged to consult their personal tax advisors with respect to the scope of the law.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  Payments of principal (including Discount, if any) of and any premium and interest on a Note made within the United States by the Company or a Paying Agent are generally subject to information reporting and possibly to "backup withholding" at a rate of 31%. Information reporting and "backup withholding" generally do not apply to payments to certain "exempt recipients" such as corporations. Also, information reporting and backup withholding do not apply to payments of principal (including Discount, if any) of and any premium and interest on a Note made outside the United States by the Company or a Paying Agent if the certification described in clause (i) (d) under "Non-United States Holders" is received, provided in each case that the payor does not have actual knowledge that the holder is a United States person.

  Payment of the proceeds from the sale of a Note to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that, if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is from a United States trade or business, information reporting and possibly backup withholding will apply to such payments unless such broker has documentary evidence in its files of the owner's foreign status and has no actual knowledge to the contrary (or the owner otherwise establishes an exemption from information reporting and backup withholding). Payment of the proceeds from the sale of a Note to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its United States Alien status or otherwise establishes an exemption from information reporting and backup withholding.

NEW WITHHOLDING REGULATIONS

  On October 6, 1997, the U.S. Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations are generally effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                             PLAN OF DISTRIBUTION

  The Notes are being offered on a continuous basis by the Company through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, Lehman Brothers, Lehman Brothers Inc. or Salomon Brothers Inc (each an "Agent" and together the "Agents"). The Company reserves the right to sell Notes through agents other than the Agents subject to the terms of the Distribution Agreement between the Company and the Agents. The Company will pay the applicable Agent a commission which, depending on the maturity of the Notes and the rating assigned to the Notes by nationally recognized statistical rating agencies, will range from .125% to
 .925% of the principal amount or, in the case of an Original Issue Discount Note, the Issue Price of any Note of the Company sold through such Agent. The Company may sell the Notes to each of the Agents, as principal, at a discount for their own account or for resale to investors or other purchasers at varying prices related to prevailing market prices at the time of resale, to be determined by such Agent or, if so agreed, at a fixed public offering price.

  In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in an applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent from the Company. Unless otherwise indicated in an applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a Note of identical maturity. An Agent may sell Notes it has purchased from the Company as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with such purchase. Such Agent may allow, and such dealers may reallow, a discount to certain other dealers. After the initial offering of Notes, the offering price (in the case of Notes to be resold on a fixed offering price basis), the concession and the reallowance may be changed.

  The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice and, in its sole discretion, may accept or reject orders in whole or in part whether placed directly with Company or through an Agent. Each Agent will have the right, in its discretion reasonably exercised, to reject any offer to purchase Notes received by it, in whole or in part.

  Payment of the purchase price of the Notes will be required to be made in immediately available funds in The City of New York, on the date of settlement.

  In connection with an offering of Notes purchased by one or more Agents as principal(s) on a fixed price offering basis, such Agent(s) will be permitted to engage in certain transactions that stabilize the price of Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of Notes. If the Agent creates or the Agents create, as the case may be, a short position in Notes, i.e., if it sells or they sell Notes in an aggregate principal amount exceeding that set forth in the applicable Pricing Supplement, such Agent(s) may reduce that short position by purchasing Notes in the open market. In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of Notes to be higher than it might be in the absence of such purchases.

  Neither the Company nor any of the Agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of Notes. In addition, neither the Company nor any of the Agents makes any representation that the Agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

  Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, Lehman Brothers Inc. and Salomon Brothers Inc and certain affiliates thereof engage in transactions with and perform services for the Company and the Parent and certain of their subsidiaries in the ordinary course of business.

  The Company has agreed to indemnify the Agents against, or to contribute to payments the Agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. The Agents may be deemed to be underwriters within the meaning of such Act. The Company has agreed to reimburse the Agents for certain expenses. The Agents may engage in transactions with or perform services for the Company in the ordinary course of business.

  The Agents may from time to time purchase and sell Notes in the secondary market, but they are not obligated to do so, and there can be no assurance that there will be a secondary market for the Notes of the Company or liquidity in the secondary market if one develops. From time to time, the Agents may make a market in the Notes.

  The Company has reserved the right to sell Notes directly to investors in those jurisdictions where it is authorized to do so.

PROSPECTUS
                           TCI COMMUNICATIONS, INC.

                                DEBT SECURITIES
                           TELE-COMMUNICATIONS, INC.

                            SERIES PREFERRED STOCK
                               DEPOSITARY SHARES
           TELE-COMMUNICATIONS, INC. SERIES A TCI GROUP COMMON STOCK

  TCI Communications, Inc., a Delaware corporation (the "Company"), and Tele-Communications, Inc., a Delaware corporation (the "Parent" or "TCI"), as the case may be, from time to time may offer the following: (i) debentures, notes, bonds or other evidences of indebtedness of the Company (the "Debt Securities"), (ii) shares of the Series Preferred Stock, par value $.01 per share, of the Parent (the "Series Preferred Stock"), which may be issued in the form of depositary shares ("Depositary Shares") evidenced by depositary receipts, (iii) shares of the Parent's Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share (the "Series A TCI Group Common Stock") (Debt Securities, Series Preferred Stock, Depositary Shares and Series A TCI Group Common Stock in respect of which this Prospectus is being delivered are collectively referred to as the "Offered Securities"), or any combination of the foregoing, at an aggregate initial offering price not to exceed $3 billion (or the equivalent thereof denominated in one or more foreign currencies, foreign currency units or composite currencies) at prices and on terms to be determined at the time of sale and to be set forth in supplements to this Prospectus.

  The Debt Securities may be offered as convertible Debt Securities ("Convertible Debt Securities") which, unless previously redeemed or otherwise purchased, will be convertible at any time during the conversion period specified in a supplement to this Prospectus into shares of Series A TCI Group Common Stock. Debt Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount below their principal amount and, if issued, certain terms thereof will be set forth in a supplement to this Prospectus. The Debt Securities may be issued in registered form without coupons attached ("Registered Debt Securities"), in bearer form with or without coupons attached ("Bearer Debt Securities") and in the form of one or more global securities ("Global Securities"). See "Description of Debt Securities." Bearer Debt Securities will be offered only to non-United States persons (subject to certain exceptions) and to branches, located outside the United States, of certain United States financial institutions. See "Description of Debt Securities--Limitations on Issuance of Bearer Debt Securities." The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this Prospectus. Series Preferred Stock may be issued as a series of convertible Series Preferred Stock which, unless previously redeemed or otherwise purchased, will be convertible at any time during the conversion period specified in a supplement to this Prospectus into shares of Series A TCI Group Common Stock. Series Preferred Stock may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this Prospectus. See "Description of Series Preferred Stock." If the Parent elects to issue fractional interests in shares of a series of Series Preferred Stock, such fractional interests will be represented by Depositary Shares evidenced by depositary receipts, each Depositary Share equivalent to a fractional interest in a share of such series of Series Preferred Stock. See "Description of Depositary Shares." Shares of Series A TCI Group Common Stock may be offered in amounts, at market prices prevailing at the time of sale or at prices and on terms to be determined at or prior to the time of sale and set forth in a supplement to this Prospectus. See "Description of Parent Capital Stock--Common Stock."

  Certain terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement"). In the case of Debt Securities, the Prospectus Supplement will include, where applicable, the specific designation (including whether senior, senior subordinated or subordinated and whether convertible), aggregate principal amount, maturity (which may be fixed or extendible), interest rate or rates (which may be fixed or variable), if any, and time of payment of interest, if any, authorized denominations, currency or currencies in which principal, premium, if any, and interest are payable, initial conversion price or conversion rate and any specific terms relating to the adjustment thereof that are in addition to or different from those described herein, the period during which any convertible Debt Securities may be converted, any terms for a sinking fund or for redemption, purchase or exchange at the option of the Company or the holder (including the form or method of payment, which may include cash, Debt Securities of another series or other forms of consideration), the terms of any guarantee of any Debt Securities by the Parent, any covenants or events of default that are in addition to or different from those described herein, the designation and qualification (to the extent not already designated and qualified and described herein) of any trustee with respect to the Debt Securities, and any other specific terms of the Debt Securities, and the terms of the offer and sale thereof. In the case of Series Preferred Stock, the Prospectus Supplement will include the designation, the number of shares being offered, the initial public offering price, any redemption provisions, any conversion rights, the liquidation preference per share, the dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, and the terms of the offering and sale thereof. In the case of Depositary Shares, the Prospectus Supplement will include the designation of the Series Preferred Stock represented thereby, the fraction of a share of such Series Preferred Stock represented by each Depositary Share, the number of Depositary Shares offered, the name of the depositary and the terms of the offering and sale thereof. In the case of Series A TCI Group Common Stock, the Prospectus Supplement will include the number of shares being offered, the initial public offering price and terms of the offering and sale thereof.

  The Company or the Parent may sell Offered Securities to or through underwriters or dealers designated from time to time, which may be a group of underwriters represented by one or more managing underwriters. In addition, the Offered Securities may be sold directly by the Company to other purchasers or through agents. See "Plan of Distribution." The names of any such underwriters, dealers, managing underwriters, purchasers or agents involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the amounts of Offered Securities, if any, to be purchased by such persons, the purchase price of the Offered Securities sold, the proceeds to the Company or the Parent from such sale, and the compensation, if any, of such underwriters, dealers, managing underwriters, purchasers or agents will be set forth in the Prospectus Supplement. The Company and the Parent reserve the sole right to accept and, together with their agents, from time to time, to reject in whole or in part any proposed purchase of the Offered Securities to be made directly or through agents. See "Plan of Distribution" for possible indemnification arrangements for agents, dealers and underwriters.

  This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by the Prospectus Supplement applicable to the Offered Securities being sold.
                                --------------

  THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES
     AND EXCHANGE COMMISSION  OR ANY STATE  SECURITIES COMMISSION NOR  HAS
       THE SECURITIES  AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES
          COMMISSION PASSED  UPON THE  ACCURACY OR  ADEQUACY OF  THIS
            PROSPECTUS. ANY  REPRESENTATION TO  THE CONTRARY  IS A
               CRIMINAL OFFENSE.

                                --------------

               The date of this Prospectus is February 19, 1998.

                             AVAILABLE INFORMATION

  The Company and the Parent have filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a registration statement on Form S-3 (Registration No. 333-44745) (together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities, the shares of Series A TCI Group Common Stock that may be issuable upon conversion of any convertible Debt Securities or Series Preferred Stock and the guarantees that may be issued by the Parent in respect of Debt Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company, the Parent, the Offered Securities, and the guarantees of the Parent offered hereby, reference is made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

  Each of the Company and the Parent is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Commission. Such reports, proxy statements, information statements and other information filed with the Commission under the Exchange Act by the Company and/or the Parent can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants (including the Company and the Parent) that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents have been filed with the Commission by the Company (File No. 0-5550) and by the Parent (File No. 0-20421) and are incorporated into this Prospectus by reference and made a part hereof:

   1. The Annual Report on Form 10-K of the Parent for the fiscal year ended December 31, 1996, as amended by Form 10-K/A (Amendment No.1).

   2. The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1996, as amended by Form 10-K/A (Amendment No.1).

   3. The Quarterly Reports on Form 10-Q of the Parent for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997, as amended by Form 10-Q/A (Amendment No. 1).

   4. The Quarterly Reports on Form 10-Q of the Company for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997.

   5. The Current Reports on Form 8-K of the Parent dated January 22, 1997, March 5, 1997, August 28, 1997 and September 9, 1997.

   6. The Current Reports on Form 8-K of the Company dated January 22, 1997, March 11, 1997 and September 22, 1997.

   7. The financial statements and notes thereto of "VII Cable" which appear in the Current Report on Form 8-K of the Parent, dated June 19, 1996.

  All documents filed by the Company and/or the Parent with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company and the Parent will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than certain exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Such requests should be addressed to Stephen M. Brett, Esq., Executive Vice President of TCI Communications, Inc. and Executive Vice President and General Counsel of Tele-Communications, Inc., Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.

                          THE COMPANY AND THE PARENT

  The Company is one of the largest providers of cable television services in the United States. The Company, through its subsidiaries and affiliates, operates cable television systems throughout the continental United States and Hawaii. The Parent owns all of the common stock of the Company.

  The Parent, through its subsidiaries (including the Company) and affiliates, is principally engaged in the construction, acquisition, ownership and operation of cable television systems and in the provision of satellite-delivered video entertainment, information and home shopping programming services to various distribution media, principally cable television systems. The Parent also has investments in cable and telecommunications operations and television programming in certain international markets, as well as investments in companies and joint ventures involved in developing and providing programming for new television and telecommunications technologies. The Parent is organized into four principal business groups: Domestic Cable and Communications; Programming; International Cable and Programming; and Technology/Venture Capital.

  Both the Company and the Parent are Delaware corporations. The executive offices of the Company and the Parent are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500. Unless the context indicates otherwise and except as used in the discussion under the caption "Description of Debt Securities," the "Company" means TCI Communications, Inc. and its consolidated subsidiaries and the "Parent" means Tele-Communications, Inc. and its consolidated subsidiaries.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Offered Securities, together with internally generated funds, may be used (i) to repay, redeem or repurchase outstanding indebtedness of the Company or the Parent, as the case may be;
(ii) for general operations of the Company or the Parent, as the case may be, including acquisitions, capital expenditures and working capital requirements; or (iii) for such other purposes as may be specified in the Prospectus Supplement. All or a portion of such proceeds received by the Company or the Parent, as the case may be, may be advanced to affiliates of the Company or the Parent, as the case may be, in the form of dividends, loans or as a contribution to capital, as applicable.

  A brief description of any indebtedness to be repaid with the proceeds of the Offered Securities will be set forth in the Prospectus Supplement.

  The amount of the Company's future capital expenditures for cable television operations will be determined by acquisitions of additional cable television systems, contractual obligations under existing franchises, expansions of existing systems through rebuilds and upgrades, technological developments and various other economic factors and market conditions. Specific plans, arrangements or agreements, written or oral, with respect to any material acquisitions by the Company by merger or otherwise, or with respect to any material disposition of assets by the Company, if any, will, to the extent not disclosed in a document incorporated by reference herein, be disclosed in the Prospectus Supplement.

  Pending application of the net proceeds to the foregoing uses, the net proceeds will be added to the Company's working capital and invested in short-term interest-bearing obligations. Such investments will be subject to fluctuating interest rates which may be lower than the rates applicable to the Offered Securities.

  The Company may borrow additional funds from time to time from public and private sources on both a long-term and short-term basis and may sell commercial paper to fund its future capital and working capital requirements in excess of internally generated funds. Certain of such borrowings may rank senior in right of payment to the indebtedness represented by the Offered Securities but only if such Offered Securities are not "Senior Debt Securities." See "Description of Debt Securities."

   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

  Company. The ratio of earnings to combined fixed charges and preferred stock dividends of the Company was 1.21, 1.22 and 1.00 for the years ended December 31, 1994, 1993 and 1992, respectively, and 1.01 for the nine months ended September 30, 1997. The ratio of earnings to combined fixed charges and preferred stock dividends of the Company was less than 1.00 for the years ended December 31, 1996 and 1995, and for the nine months ended September 30, 1996; thus, earnings available for combined fixed charges and preferred stock dividends were inadequate to cover combined fixed charges and preferred stock dividends for such periods. The amounts of the coverage deficiencies were $394 million and $170 million for the years ended December 31, 1996 and 1995, respectively, and $366 million for the nine months ended September 30, 1996. For the ratio calculations, earnings available for combined fixed charges and preferred stock dividends consists of earnings (losses) before income taxes plus fixed charges (minus capitalized interest and preferred stock dividend requirements of the Company), distributions from and losses of less than 50%- owned affiliates with debt not guaranteed by the Company (net of earnings not distributed of less than 50%-owned affiliates), minority interests in earnings (losses) of consolidated subsidiaries, the elimination of preferred stock dividend requirements of consolidated subsidiaries to 50%-owned affiliates, and preferred stock dividend requirements of 50%-owned affiliates, other than dividends payable to the Company. Combined fixed charges and preferred stock dividends consist of (i) interest (including capitalized interest) on debt, including interest related to debt guaranteed by the Company of less than 50%- owned affiliates where the investment in such affiliates results in the recognition of a loss, (ii) the elimination of interest of consolidated subsidiaries to 50%-owned affiliates, (iii) the Company's proportionate share of interest of 50%-owned affiliates, (iv) that portion of rental expense the Company believes to be representative of interest (one-third of rental expense), (v) amortization of debt expense, (vi) that portion of minority interests in earnings (losses) of consolidated subsidiaries that represent the amount of pretax earnings that would be required to cover preferred stock dividend requirements of consolidated subsidiaries, (vii) that portion of minority interests in earnings (losses) of consolidated subsidiaries that represents dividend requirements on Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely subordinated debt securities of a subsidiary, (viii) the amount of pretax earnings that would be required to cover preferred stock dividend requirements of the Company, (ix) the elimination of preferred stock dividend requirements of consolidated subsidiaries to 50%-owned affiliates, and (x) the preferred stock dividend requirements of 50%-owned affiliates, other than dividends payable to the Company. The Company has guaranteed the debt of certain less than 50%-owned affiliates and certain unaffiliated entities in which it has an interest. Fixed charges of $13 million, $5 million, $5 million, $14 million and $3 million relating to such guarantees for the years ended December 31, 1996, 1995, 1994, 1993 and 1992, respectively, and fixed charges of $10 million and $3 million relating to such guarantees for the nine months ended September 30, 1997 and 1996, respectively, have not been included in fixed charges because the investment in such entity does not result in the recognition of a loss and it is not probable that the Company will be required to honor the guarantee.

  Parent. The ratio of earnings to combined fixed charges and preferred stock dividends of the Parent was 1.44, 1.17, 1.22 and 1.00 for the years ended December 31, 1996, 1994, 1993 and 1992, respectively, and 1.21 for the nine months ended September 30, 1997. The ratio of earnings to combined fixed charges and preferred stock dividends of the Parent was less than 1.00 for the year ended December 31, 1995 and for the nine months ended September 30, 1996; thus, earnings available for combined fixed charges and preferred stock dividends were inadequate to cover combined fixed charges and preferred stock dividends for such periods. The amounts of the coverage deficiencies were $246 million for the year ended December 31, 1995 and $503 million for the nine months ended September 30, 1996. For the ratio calculations, earnings available for combined fixed charges and preferred stock dividends consists of earnings (losses) before income taxes plus fixed charges (minus capitalized interest and preferred stock dividend requirements of the Parent), distributions from and losses of less than 50%-owned affiliates with debt not guaranteed by the Parent (net of earnings not distributed of less than 50%- owned affiliates), minority interests in earnings (losses) of consolidated subsidiaries, the elimination of preferred stock dividend requirements of consolidated subsidiaries to 50%-owned affiliates, and preferred stock dividend requirements of 50%-owned affiliates, other than dividends payable to the Parent. Combined fixed charges and preferred stock dividends consist of
(i) interest (including capitalized interest) on debt, including interest related to debt guaranteed by the Parent of less than 50%-owned affiliates where the investment in such affiliates results in the recognition of a loss, (ii) the elimination of interest of consolidated subsidiaries to 50%-owned affiliates, (iii) the Parent's proportionate share of interest of 50%-owned affiliates, (iv) that portion of rental expense the Parent believes to be representative of interest (one-third of rental expense), (v) amortization of debt expense, (vi) that portion of minority interests in earnings (losses) of consolidated subsidiaries that represent the amount of pretax earnings that would be required to cover preferred stock dividend requirements of consolidated subsidiaries, (vii) that portion of minority interests in earnings (losses) of consolidated subsidiaries that represents dividend requirements on Parent-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely subordinated debt securities of a subsidiary, (viii) the amount of pretax earnings that would be required to cover preferred stock dividend requirements of the Parent, (ix) the elimination of preferred stock dividend requirements of consolidated subsidiaries to 50%-owned affiliates, and (x) the preferred stock dividend requirements of 50%-owned affiliates, other than dividends payable to the Parent. The Parent has guaranteed the debt of certain less than 50%-owned affiliates and certain unaffiliated entities in which it has an interest. Fixed charges of $8 million, $8 million, $6 million, $14 million and $3 million relating to such guarantees for the years ended December 31, 1996, 1995, 1994, 1993 and 1992, respectively, and fixed charges of $14 million and $9 million relating to such guarantees for the nine months ended September 30, 1997 and 1996, respectively, have not been included in fixed charges because the investment in such entity does not result in the recognition of a loss and it is not probable that the Parent will be required to honor the guarantee.

                        DESCRIPTION OF DEBT SECURITIES

  The Company may offer Debt Securities consisting of Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities, any of which Debt Securities may be issued as Convertible Debt Securities, or any combination of the foregoing.

  The Debt Securities will represent unsecured general obligations of the Company. The Senior Debt Securities will be senior to all subordinated indebtedness of the Company, and pari passu (equally and ratably) with other unsecured, unsubordinated indebtedness of the Company. The Senior Subordinated Debt Securities will be subordinate in right of payment to certain other debt obligations of the Company, pari passu with certain other senior subordinated indebtedness of the Company and senior to certain other subordinated indebtedness of the Company. The Subordinated Debt Securities will be subordinate in right of payment to certain other debt obligations of the Company and pari passu with certain other subordinated indebtedness of the Company. At September 30, 1997, the Company had an aggregate of approximately $13.955 billion of total Debt (as defined under "Senior Debt Securities-- Definitions") (including guarantees of indebtedness of others and the unaccreted portion of indebtedness issued at a discount, but excluding indebtedness owed to subsidiaries), substantially all of which would rank on a parity in right of payment with the Senior Debt Securities. At that date, the Company and its subsidiaries also had an aggregate of approximately $1.6 billion in undrawn lines of credit (excluding amounts related to lines of credit which provide availability to support commercial paper).

  The Company is a holding company and its assets consist primarily of investments in its subsidiaries. A substantial portion of the consolidated liabilities of the Company have been incurred by its subsidiaries. Therefore, the Company's rights and the rights of its creditors, including holders of Debt Securities, to participate in the distribution of assets of any subsidiary upon the latter's liquidation or reorganization will be subject to prior claims of the subsidiary's creditors, including trade creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary (in which case the claims of the Company would still be subject to the prior claims of any secured creditor of such subsidiary and of any holder of indebtedness of such subsidiary that is senior to that held by the Company). At September 30, 1997, the Company's subsidiaries had total Debt of approximately $4.912 billion (including guarantees of indebtedness of others and the unaccreted portion of indebtedness issued at a discount, but excluding indebtedness owed to the Company).

  The Debt Securities will be obligations exclusively of the Company. The Company's ability to service its indebtedness, including the Debt Securities, is dependent primarily upon the earnings of its subsidiaries and the distribution or other payment of such earnings to the Company in the form of dividends, loans or advances, payment or reimbursement for management fees and expenses, and repayment of loans and advances from the Company. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Debt Securities or to make any funds available therefor, whether by dividends, loans or other payments. The payment of dividends or the making of loans and advances to the Company by its subsidiaries may be subject to statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Further, certain of the Company's subsidiaries are subject to loan agreements that prohibit or limit the transfer of funds by such subsidiaries to the Company in the form of loans, advances or dividends and require that such subsidiaries' indebtedness to the Company be subordinate to the indebtedness under such loan agreements. The amount of net assets of subsidiaries subject to such restrictions exceeds the Company's consolidated net assets. The Parent is also a separate and distinct legal entity and it has no obligation, contingent or otherwise, to pay any amounts due pursuant to the Debt Securities or to make any funds available therefor, whether by loans or other payments, except for any Offered Securities which the Parent has specifically elected to guarantee as set forth in an applicable Prospectus Supplement. See "--Guarantees of Debt Securities" below.

  The Senior Debt Securities will be issued under an Indenture, dated as of February 19, 1998, executed by the Company and The Bank of New York, as Trustee (the "Senior Indenture"); the Senior Subordinated Debt Securities will be issued under an Indenture to be executed by the Company and a trustee designated in accordance with the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") (the "Senior Subordinated Indenture"); and the Subordinated Debt Securities will be issued under an Indenture to be executed by the Company and a trustee designated in accordance with the Trust Indenture Act (the "Subordinated Indenture"). In this Prospectus, the Senior Indenture, the Senior Subordinated Indenture and the Subordinated Indenture are sometimes collectively referred to as the Indentures and individually as an Indenture and the Trustee under the Senior Indenture, the Trustee under the Senior Subordinated Indenture and the Trustee under the Subordinated Indenture are sometimes collectively referred to as the Trustees and individually as a Trustee. In the event that any particular series of Debt Securities are guaranteed by the Parent, the applicable Indenture will be supplemented by a supplemental indenture among the Company, as issuer, the Parent, as guarantor, and the Trustee. Any such supplemental indenture will be filed as an exhibit to a Current Report on Form 8-K to be filed by the Company and Parent following the issuance of such series of guaranteed Debt Securities. See "-- Guarantees of Debt Securities" below. The terms of the Senior Debt Securities, the Senior Subordinated Debt Securities and the Subordinated Debt Securities include those stated in the respective Indentures and in any supplemental indenture, and those made part of the Indentures by reference to the Trust Indenture Act, as in effect on the date of the applicable Indenture. The Indentures (or form thereof, as the case may be) are filed as exhibits to the Registration Statement. The Debt Securities are subject to all such terms and holders of Debt Securities are referred to the respective Indentures and the Trust Indenture Act for a statement of such terms. See "Additional Information."

  The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Indentures. As used in this section "Description of Debt Securities," unless the context indicates otherwise, the term "Company" means TCI Communications, Inc. and does not include any of its subsidiaries. All other capitalized terms used in this section and not otherwise defined have the meanings assigned to them in the Indentures.

GENERAL

  The Indentures do not limit the amount of Debt Securities which can be issued thereunder and provide that Debt Securities may be issued in one or more series, in such form, with such terms and up to the aggregate principal amount authorized from time to time by the Company. (Sections 2.01 and 2.02 of the Indentures)

  Reference is made to the Prospectus Supplement for the following terms of the Offered Securities: (i) the designation (including whether they are Senior Debt Securities, Senior Subordinated Debt Securities or

Subordinated Debt Securities), aggregate principal amount, authorized denominations and currency or currencies in which principal, premium, if any, and interest on the Offered Securities are payable; (ii) whether the Offered Securities are to be issuable initially in temporary global form and whether any of the Offered Securities are issuable in permanent global form as Global Securities; (iii) whether the Offered Securities are to be issuable as Registered Debt Securities or Bearer Debt Securities or both; (iv) the index or indices used to determine the amount of payments of principal, premium, if any, and interest on the Offered Securities; (v) the percentage of their principal amount at which such Offered Securities will be issued; (vi) the date on which the Offered Securities will mature (which may be fixed or extendible); (vii) the rate or rates (which may be fixed or variable) per annum, if any, at which the Offered Securities will bear interest and the date from which such interest will accrue; (viii) the times at which any such interest will be payable and with respect to Registered Debt Securities the record date for the interest payable on any interest payment date; (ix) any mandatory or optional sinking fund or analogous provisions; (x) the date or dates, if any, on or after which, or the circumstances under which, and the price or prices (and form or method of payment thereof) at which the Offered Securities may be redeemed, purchased or exchanged at the option of the Company or any holder; (xi) the initial conversion price per share or conversion rate at which Offered Securities that are convertible will be converted into Series A TCI Group Common Stock, any specific terms relating to the adjustment thereof that are in addition to or different from those described herein and the period during which such Offered Securities may be so converted; (xii) the terms of any guarantee by the Parent of the payment of principal, premium, if any, or interest on the Offered Debt Securities; (xiii) any covenants or Events of Default that are in addition to or different from those described herein; (xiv) whether such Offered Securities will be initially issued in book-entry or certificated form; and (xv) any other specific terms. Reference is made to the Prospectus Supplement with respect to the designation and qualification of the Trustee under the Senior Subordinated Indenture and the Subordinated Indenture.

  If the purchase price of any Offered Securities is denominated in one or more foreign currencies, foreign currency units or composite currencies, or if the principal, premium, if any, and interest on any Offered Securities are payable in one or more foreign currencies, foreign currency units or composite currencies, the restrictions, elections, general tax considerations, specific terms and other information with respect to such Offered Securities and such foreign currency or currencies or foreign currency unit or units or composite currencies will be set forth in the applicable Prospectus Supplement.

  Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be sold at a substantial discount below their principal amount ("original issue discount"). The issue price of Offered Securities that are Original Issue Discount Securities, the amount of the original issue discount with respect thereto, the manner and rate or rates per annum (which may be fixed or variable) at which such original issue discount shall accrue, the yield to maturity represented thereby, the date or dates from or to which or period or periods during which such original issue discount shall accrue, the portion of the principal amount of such Offered Securities that will be payable upon acceleration of the maturity thereof or upon the optional or mandatory redemption, purchase or exchange thereof, and any other specific terms thereof will be described in the Prospectus Supplement relating thereto, together with special federal income tax and other considerations applicable to such Offered Securities.

SENIOR DEBT SECURITIES

  The Senior Indenture contains, among others, the following covenants which will apply to Offered Securities that are Senior Debt Securities unless otherwise provided in the Prospectus Supplement for such Offered Securities (certain defined terms used in the Senior Indenture are described under the caption "--Definitions" below):

  Limitation on Restricted Subsidiary Funded Debt. As long as any Senior Debt Securities of a series entitled to the benefit of this covenant are outstanding, the Company will not permit any Restricted Subsidiary to incur or assume any Funded Debt if immediately after the incurrence or assumption of such Funded Debt, the aggregate outstanding principal amount of all Funded Debt of the Restricted Subsidiaries would exceed fifteen percent (15%) of the Maximum Funded Debt Amount. Notwithstanding the foregoing, any Restricted Subsidiary may incur Funded Debt to extend, refinance, renew or replace Funded Debt of such Restricted Subsidiary, provided that the principal amount of the Funded Debt so incurred does not exceed the principal amount of the Funded Debt extended, refinanced, renewed or replaced thereby immediately prior to such extension, refinancing, renewal or replacement plus any premium, accrued and unpaid interest or capitalized interest payable thereon, reasonable fees incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing. (Section 4.02 of the Senior Indenture) The Senior Indenture does not limit the incurrence of Funded Debt, or any other debt, secured or unsecured, by the Company, except as described under "Limitation on Liens," or by any Unrestricted Subsidiary.

  Designation of Restricted Subsidiaries. As long as any Senior Debt Securities entitled to the benefit of this covenant are outstanding, with respect to the Senior Debt Securities of any series, the Company may designate an Unrestricted Subsidiary as a Restricted Subsidiary or designate a Restricted Subsidiary as an Unrestricted Subsidiary at any time, provided that
(1) immediately after giving effect to such designation, the Leverage Ratio of the Restricted Group is not greater than 8.0:1 and the Company and the Restricted Subsidiaries are in compliance with the "Limitation on Liens" and "Limitation on Restricted Subsidiary Funded Debt" covenants, and (2) an Officers' Certificate with respect to such designation is delivered to the Trustee within 75 days after the end of the fiscal quarter of the Company in which such designation is made (or, in the case of a designation made during the last fiscal quarter of the Company's fiscal year, within 120 days after the end of such fiscal year), which Officers' Certificate shall state the effective date of such designation; the Company shall make the initial designation of Restricted Subsidiaries with respect to the Senior Debt Securities of any series, and deliver the required Officers' Certificate with respect thereto to the Trustee, on or prior to the date of initial issuance of Senior Debt Securities of such series. (Section 4.03 of the Senior Indenture)

  Limitation on Liens. As long as any Senior Debt Securities of a series entitled to the benefit of this covenant are outstanding, the Company will not, and will not permit any Subsidiary to, create, incur or assume any Lien, except for Permitted Liens (defined below), on any Property to secure the payment of Funded Debt of the Company or any Subsidiary if, immediately after the creation, incurrence or assumption of such Lien, the aggregate outstanding principal amount of all Funded Debt of the Company and the Subsidiaries that is secured by Liens (other than Permitted Liens) on Property would exceed ten percent (10%) of Total Consolidated Assets, unless effective provision is made whereby the Senior Debt Securities (together with, if the Company shall so determine, any other Funded Debt ranking equally with the Senior Debt Securities, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Funded Debt (but only for so long as such Funded Debt is so secured). (Section 4.04 of the Senior Indenture)

  The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens ("Permitted Liens"):

    (1) Any Lien which arises out of a judgment or award against the Company or any Subsidiary with respect to which the Company or such Subsidiary at the time shall be prosecuting an appeal or proceeding for review (or with respect to which the period within which such appeal or proceeding for review may be initiated shall not have expired) and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review or with respect to which the Company or such Subsidiary shall have posted a bond and established adequate reserves (in accordance with generally accepted accounting principles) for the payment of such judgment or award;

    (2) Liens on assets or property of a person existing at the time such person is merged into or consolidated with the Company or any Subsidiary or becomes a Subsidiary; provided, that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not secure any Property of the Company or any Subsidiary other than the property and assets subject to the Liens prior to such merger, consolidation or acquisition;

    (3) With respect to Senior Debt Securities of any series, Liens existing on the date of original issuance of such Senior Debt Securities;

    (4) Liens securing Funded Debt (including in the form of Capitalized Lease Obligations and purchase money indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal Property (tangible or intangible) which is incurred contemporaneously therewith or within 60 days thereafter; provided
  (i) such Liens secure Funded Debt in an amount not in excess of the cost of such Property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Funded Debt) and (ii) such Liens do not extend to any Property of the Company or any Subsidiary other than the Property for which such Funded Debt was incurred;

    (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

    (6) Liens to secure the Senior Debt Securities;

    (7) Liens granted in favor of the Company or any Subsidiary; and

    (8) Any Lien representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Liens referred to in clauses (2), (3), (4), (5), (6) and
  (7) above, provided that the principal of the Funded Debt secured thereby does not exceed the principal of the Funded Debt secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; provided, that such extension, renewal or replacement shall be limited to all or a part of the Property (or interest therein) subject to the Lien so extended, renewed or replaced (plus improvements and construction on such Property). (Section 4.04 of the Senior Indenture)

  Definitions. The following are certain of the terms defined in the Senior Indenture (Section 1.01):

  "Capitalized Lease Obligation" of any person means any obligation of such person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased by such person and used in its business that is required to be accounted for as a liability on the balance sheet of such person in accordance with generally accepted accounting principles and the amount of such Capitalized Lease Obligation shall be the amount so required to be accounted for as a liability.

  "Company" means TCI Communications, Inc., a Delaware corporation, until a successor replaces it pursuant to the applicable provisions of the Senior Indenture and thereafter means the successor.

  "Debt" of any person means:

    (1) any indebtedness of such person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

    (2) any guarantee by such person of any indebtedness of others described in the preceding clause (1); and

    (3) any amendment, renewal, extension or refunding of any such indebtedness or guarantee.

  "Funded Debt" of any person means, as of the date as of which the amount thereof is to be determined, without duplication, all indebtedness of such person for borrowed money or for the deferred purchase price of property or assets in respect of which such person is liable and all guaranties by such person of any indebtedness of others for borrowed money, and all Capitalized Lease Obligations of such person, which by the terms thereof have a final maturity, duration or payment date more than one year from the date of determination thereof (including, without limitation, any balance of such indebtedness or obligation which was Funded Debt at the time of its creation maturing within one year from such date of determination) or which has a final maturity, duration or payment date within one year from such date of determination but which by its terms may be renewed or extended at the option of such person for more than one year from such date of determination, whether or not theretofore renewed or extended. The term "Funded Debt" excludes (A) for purposes of the "Limitation on Liens" covenant and determining Events of Default, (1) any indebtedness of the Company or any Subsidiary to the Company or another Subsidiary, (2) any guarantee by the Company or any Subsidiary of indebtedness of the Company or another Subsidiary, provided that such guarantee is not secured by a Lien on any Property, and (3) any guarantee by the Company or any Subsidiary of the indebtedness of any person (including, without limitation, a business trust), if the obligation of the Company or such Subsidiary under such guaranty is limited in amount to the amount of funds held by or on behalf of such person that are available for the payment of such indebtedness, and
(B) for purposes of each of the "Limitation on Restricted Subsidiary Funded Debt" and the "Designation of Restricted Subsidiaries" covenants, (1) any indebtedness of the Company or any Restricted Subsidiary to the Company or another Restricted Subsidiary, (2) any guarantee by the Company or any Restricted Subsidiary of indebtedness of the Company or another Restricted Subsidiary, provided that such guarantee is not secured by a Lien on Restricted Property, (3) any guarantee by the Company or any Restricted Subsidiary of the indebtedness of any person (including, without limitation, a business trust), if the obligation of the Company or such Restricted Subsidiary under such guarantee is limited in amount to the amount of funds held by or on behalf of such person that are available for the payment of such indebtedness and (4) any indebtedness of the Company or any Restricted Subsidiary to any Unrestricted Subsidiary which indebtedness is subordinated in right of payment to the prior payment in full of the outstanding Senior Debt Securities of such series on terms no less favorable to the holders of such Senior Debt Securities than those contained in Article Ten of that certain Indenture, dated as of April 1, 1991, between the Company and Chemical Bank, as Trustee, pursuant to which the Company's subordinated debt securities are subordinated to all Senior Debt of the Company (as defined therein), without giving effect to any amendment, modification or supplement to, or discharge of such Indenture after the date of the Senior Indenture, and which indebtedness is not secured by a Lien on Restricted Property. For purposes of determining the outstanding principal amount of Funded Debt at any date, the amount of indebtedness issued at a price less than the principal amount thereof shall be equal to the amount of the liability in respect thereof at such date determined in accordance with generally accepted accounting principles.

  "Leverage Ratio" with respect to the Restricted Group means, as of the date of and after giving effect to any designation of an Unrestricted Subsidiary as a Restricted Subsidiary and/or any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, in each case in accordance with the "Designation of Restricted Subsidiaries" covenant, the ratio of (1) the aggregate outstanding principal amount of all Funded Debt of the Restricted Group as of such date to (2) the product of four times the Restricted Group Cash Flow for the most recent full fiscal quarter for which financial information is available on such date.

  "Lien" means any mortgage, pledge, lien, security interest, or other similar encumbrance.

  "Maximum Funded Debt Amount" means, as of any date of determination thereof, that amount which is equal to the product of (i) eight and (ii) the product of
(x) the Restricted Group Cash Flow for the most recent full fiscal quarter for which financial information is available on such date and (y) four.

  "Parent" means Tele-Communications, Inc., a Delaware corporation, and any successor thereof.

  "Principal Property" means, as of any date of determination, any property or assets owned by any Restricted Subsidiary other than (1) any such property which, in the good faith opinion of the Board of Directors, is not of material importance to the business conducted by the Company and its Restricted Subsidiaries taken as a whole and (2) any shares of any class of stock or any other security of any Unrestricted Subsidiary.

  "Property" means all assets and properties of the Company and its Subsidiaries (real, personal, tangible, intangible or mixed), including any shares of capital stock or indebtedness of, or other interests (including partnership interests) in, a Subsidiary owned by the Company or a Subsidiary.

  "Restricted Group" means, as of any date of determination, the Company and the Restricted Subsidiaries as of such date after giving effect to any designation being made on such date in accordance with the "Designation of Restricted Subsidiaries" covenant.

  "Restricted Group Cash Flow" for any period means the Restricted Group Net Income (as defined below) for such period, plus (A) the sum (without duplication) of the aggregate of each of the following items of the Company and the Restricted Subsidiaries for such period to the extent taken into account as charges to Restricted Group Net Income for such period: (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization expense and other noncash charges, (iv) extraordinary or non-recurring items and (v) after-tax losses on sales of assets outside of the ordinary course of business not otherwise included in extraordinary items in accordance with generally accepted accounting principles, minus (B) the sum (without duplication) of the aggregate of each of the following items of the Company and the Restricted Subsidiaries for such period to the extent taken into account as credits to Restricted Group Net Income for such period: (i) noncash credits, (ii) extraordinary or non-recurring items, and (iii) after-tax gains on sales of assets outside of the ordinary course of business not otherwise included in extraordinary items in accordance with generally accepted accounting principles.

  For purposes of this definition, (1) "Restricted Group Net Income" for any period means the aggregate of the net income (loss) for such period of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that (i) the net income (loss) of any person accounted for by the equity method of accounting and the net income (loss) of any Unrestricted Subsidiary shall be excluded, except that the net income of any such person or Unrestricted Subsidiary shall be included to the extent of the amount of dividends or distributions paid by such person or Unrestricted Subsidiary to the Company or a Restricted Subsidiary during such period, and (ii) except as otherwise provided in clause (2) below, the net income (loss) of any other person acquired by the Company or any Restricted Subsidiary in a transaction accounted for as a pooling of interests for any period prior to the date of such acquisition shall be excluded; and (2) if the Company or any Restricted Subsidiary consummated any acquisition or disposition of assets during the period for which Restricted Group Cash Flow is being calculated, or consummated any acquisition or disposition of assets subsequent to such period and on or prior to the date as of which the Leverage Ratio or Maximum Funded Debt Amount, as applicable, is to be determined, then, in each such case, the Restricted Group Cash Flow for such period shall be calculated on a pro forma basis as if such acquisition or disposition had occurred at the beginning of such period.

  "Restricted Property" means, as of any date of determination, any Principal Property and any shares of stock of a Restricted Subsidiary owned by the Company or a Restricted Subsidiary.

  "Restricted Subsidiary" means, as of any date of determination, a corporation a majority of whose voting stock is owned by the Company and/or one or more Restricted Subsidiaries, which corporation has been, or is then being, designated a Restricted Subsidiary in accordance with the "Designation of Restricted Subsidiaries" covenant, unless and until designated an Unrestricted Subsidiary in accordance with such covenant.

  "Subsidiary" means any corporation, association, partnership or other business entity of which a majority of the total voting power of the capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of a contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Company, (ii) the Company and one or more of its Subsidiaries or (iii) one or more Subsidiaries of the Company.

  "Total Consolidated Assets" means the total assets (real, personal, tangible, intangible and mixed) that would be shown on a balance sheet of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles consistently applied, as of any date selected by the Company not more than 45 days prior to the taking of the action for the purpose of which Total Consolidated Assets is to be determined.

  "Unrestricted Subsidiary" means, as of any date of determination, any Subsidiary of the Company that is not a Restricted Subsidiary.

  Nothing in the Senior Indenture affords holders of Senior Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company or in the event of a change of control of the Company or the Parent.

SENIOR SUBORDINATED DEBT SECURITIES

  The following provisions will apply to Offered Securities that are Senior Subordinated Debt Securities unless otherwise provided in the Prospectus Supplement for such Offered Securities.

  Subordination. The indebtedness evidenced by the Senior Subordinated Debt Securities will be subordinate to the prior payment in full of all Senior Debt as described below. The Senior Subordinated Indenture does not limit Senior Debt or any other debt, secured or unsecured, of the Company or any subsidiary, except as described under "Limitation on Subordinated Debt Superior to the Senior Subordinated Debt Securities" below. Upon maturity (by acceleration or otherwise) of any Senior Debt, payment in full must be made on such Senior Debt (or duly provided for) before any payment is made on or in respect of the Senior Subordinated Debt Securities (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in Senior Subordinated Debt Securities acquired by the Company before the maturity of such Senior Debt, and payments made through the exchange of other debt obligations of the Company for such Senior Subordinated Debt Securities in accordance with the terms of such Senior Subordinated Debt Securities provided that such Debt obligations are subordinated to Senior Debt at least to the extent that the Senior Subordinated Debt Securities for which they are exchanged are so subordinated in accordance with the Senior Subordinated Indenture). During the continuance of any default in payment of the principal of, premium, if any, interest on, or other amounts due in respect of, any Senior Debt, no payment may be made by the Company on, or in respect of, the Senior Subordinated Debt Securities (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in Senior Subordinated Debt Securities acquired by the Company before such default and notice thereof, and payments made through the exchange of other debt obligations of the Company for such Senior Subordinated Debt Securities in accordance with the terms of such Senior Subordinated Debt Securities provided that such debt obligations are subordinated to Senior Debt at least to the extent that the Senior Subordinated Debt Securities for which they are exchanged are so subordinated in accordance with the Senior Subordinated Indenture). Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company, payment of all amounts due in respect of the Senior Subordinated Debt Securities will be subordinated, to the extent and in the manner set forth in the Senior Subordinated Indenture, to the prior payment in full of all Senior Debt. Such subordination will not prevent the occurrence of any Event of Default. (Sections 10.01, 10.02, 10.03 and 10.11 of the Senior Subordinated Indenture) The Indenture for the Senior Debt Securities contains a cross-acceleration provision that would, among other things, permit the acceleration of the maturity of any outstanding Senior Debt Securities in the event that the maturity of any outstanding Senior Subordinated Debt Securities or Subordinated Debt Securities were accelerated. See "Defaults and Remedies" below. The instruments and agreements pursuant to which all or substantially all of the Company's Senior Debt has been incurred also contain cross-default or cross-acceleration provisions.

  Securities Senior to Junior Subordinated Debt. The indebtedness evidenced by the Senior Subordinated Debt Securities will be superior in right of payment to all Junior Subordinated Debt as described below. Upon maturity (by acceleration or otherwise) of the Senior Subordinated Debt Securities of any series, payment in full must be made thereon, or duly provided for, before any payment is made on or in respect of any Junior Subordinated Debt (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in instruments evidencing Junior Subordinated Debt of the same issue acquired before the maturity of the Senior Subordinated Debt Securities of such series, and payments made through the exchange of other debt obligations of the Company for such Junior Subordinated Debt in accordance with the terms of such Junior Subordinated Debt provided that such debt obligations are subordinated to the Senior Subordinated Debt Securities at least to the extent that the Junior Subordinated Debt for which they are exchanged is so subordinated in accordance with the Senior Subordinated

Indenture). During the continuance of any default in payment of the principal of, premium, if any, interest on, or other amounts due in respect of, the Senior Subordinated Debt Securities of any series, no payment may be made by the Company on, or in respect of, any Junior Subordinated Debt (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in instruments evidencing Junior Subordinated Debt of the same issue acquired before such default and notice thereof, and payments made through the exchange of other debt obligations of the Company for such Junior Subordinated Debt in accordance with the terms of such Junior Subordinated Debt provided that such debt obligations are subordinated to the Senior Subordinated Debt Securities at least to the extent that the Junior Subordinated Debt for which they are exchanged is so subordinated in accordance with the Senior Subordinated Indenture). Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company, holders of the Senior Subordinated Debt Securities will be entitled to receive payment in full of all amounts due in respect thereof before the holders of any Junior Subordinated Debt are entitled to receive any payment on account of such Junior Subordinated Debt. (Section 4.05 of the Senior Subordinated Indenture)

  Limitation on Subordinated Debt Superior to the Senior Subordinated Debt Securities. As long as any Senior Subordinated Debt Securities remain outstanding, the Company may not create or incur any Debt which is subordinate or junior in right of payment to any Senior Debt if such Debt is superior in right of payment to the Senior Subordinated Debt Securities. (Section 4.06 of the Senior Subordinated Indenture)

  Definitions. The following are certain of the terms defined in the Senior Subordinated Indenture (Sections 4.06 and 10.01):

  "Junior Subordinated Debt" means the principal of (premium, if any) and interest on Debt of the Company created or incurred after the date of the Senior Subordinated Indenture which by its terms is subordinate in right of payment to the Senior Subordinated Debt Securities, including any Subordinated Debt Securities issued under the Subordinated Indenture.

  "Senior Debt" means the principal of (premium, if any) and interest on Debt of the Company outstanding at any time other than (i) the Senior Subordinated Debt Securities, (ii) the Company's outstanding 11 1/8% senior subordinated debentures due October 1, 2003, which shall rank pari passu with the Senior Subordinated Debt Securities, (iii) any Subordinated Debt Securities issued under the Subordinated Indenture, and (iv) Debt which by its terms is not superior in right of payment to the Senior Subordinated Debt Securities.

  The definition of "Debt" in the Senior Subordinated Indenture is the same as that in the Senior Indenture.

  Nothing in the Senior Subordinated Indenture affords holders of Senior Subordinated Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company or in the event of a change of control of the Company or the Parent.

SUBORDINATED DEBT SECURITIES

  The following provisions will apply to Offered Securities that are Subordinated Debt Securities unless otherwise provided in the Prospectus Supplement for such Offered Securities:

  Subordination. The indebtedness evidenced by the Subordinated Debt Securities will be subordinate to the prior payment in full of all Senior Debt as described below. The Subordinated Indenture does not limit Senior Debt or any other debt, secured or unsecured, of the Company or any subsidiary. Upon maturity (by acceleration or otherwise) of any Senior Debt, payment in full must be made on such Senior Debt (or duly provided for) before any payment is made on or in respect of the Subordinated Debt Securities (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in Subordinated Debt Securities acquired by the Company before the maturity of such Senior Debt, and payments made through the exchange of other debt obligations of the

Company for such Subordinated Debt Securities in accordance with the terms of such Subordinated Debt Securities provided that such debt obligations are subordinated to Senior Debt at least to the extent that the Subordinated Debt Securities for which they are exchanged are so subordinated in accordance with the Subordinated Indenture). During the continuance of any default in payment of the principal of, premium, if any, interest on, or other amounts due in respect of, any Senior Debt, no payment may be made by the Company on, or in respect of, the Subordinated Debt Securities (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in Subordinated Debt Securities acquired by the Company before such default and notice thereof, and payments made through the exchange of other debt obligations of the Company for such Subordinated Debt Securities in accordance with the terms of such Subordinated Debt Securities provided that such debt obligations are subordinated to Senior Debt at least to the extent that the Subordinated Debt Securities for which they are exchanged are so subordinated in accordance with the Subordinated Indenture). Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company, payment of all amounts due in respect of the Subordinated Debt Securities will be subordinated, to the extent and in the manner set forth in the Subordinated Indenture, to the prior payment in full of all Senior Debt. Such subordination will not prevent the occurrence of any Event of Default. (Sections 10.01, 10.02, 10.03 and 10.11 of the Subordinated Indenture) The Indenture for the Senior Debt Securities contains a cross-acceleration provision that would, among other things, permit the acceleration of the maturity of any outstanding Senior Debt Securities in the event that the maturity of any outstanding Senior Subordinated Debt Securities or Subordinated Debt Securities were accelerated. See "Defaults and Remedies" below. The instruments and agreements pursuant to which all or substantially all of the Company's Senior Debt has been incurred also contain cross-default or cross-acceleration provisions.

  "Senior Debt" means the principal of (premium, if any) and interest on Debt of the Company outstanding at any time other than (i) the Subordinated Debt Securities and (ii) Debt which by its terms is not superior in right of payment to the Subordinated Debt Securities. The definition of "Debt" in the Subordinated Indenture is the same as that in the Senior Indenture.

  Nothing in the Subordinated Indenture affords holders of Subordinated Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company or in the event of a change of control of the Company or the Parent.

CONVERTIBLE DEBT SECURITIES

  In addition to the provisions described under the applicable of "Senior Debt Securities", "Senior Subordinated Debt Securities" or "Subordinated Debt Securities" above, the following provisions will apply to Offered Securities that are convertible Debt Securities unless otherwise provided in the Prospectus Supplement for such Offered Securities:

  For purposes of the conversion provisions of each Indenture, "Parent Stock" means the Series A TCI Group Common Stock and any other capital stock into which the Parent Stock may be changed after the date of such Indenture. (Section 1.01 of the Indentures)

  Conversion. The holder of any convertible Debt Security will have the right, exercisable at any time up to and including the maturity date thereof (or such shorter period as may be specified for any series of convertible Debt Securities in the Prospectus Supplement relating thereto), unless previously redeemed or otherwise purchased, to convert such Debt Security at the principal amount thereof (or, if such Debt Security is an Original Issue Discount Security, such portion of the principal amount thereof as is specified in the terms of such Debt Security) into shares of Parent Stock at the conversion price or conversion rate set forth in the Prospectus Supplement, subject to adjustment as described below. The holder of a convertible Debt Security may convert a portion thereof if the portion to be converted and the remaining portion of such Debt Security are in denominations issuable for that series of Debt Securities. (Section 10.01 of the Senior Indenture and Section

11.01 of the Senior Subordinated and Subordinated Indentures) In the case of Debt Securities called for redemption, conversion rights will expire at the close of business on such day on or prior to the redemption date as may be specified in the Prospectus Supplement.

  The conversion price or conversion rate of the convertible Debt Securities, or the securities or other property to be received on conversion, is subject to adjustment upon the occurrence of certain events, including (i) the payment of a dividend or the making of a distribution in shares of Parent Stock to holders of Parent Stock or the payment of a dividend or the making of a distribution to holders of Parent Stock payable in shares of the Parent's capital stock other than Parent Stock; (ii) the subdivision, combination or reclassification of outstanding shares of Parent Stock; (iii) the issuance to all holders of Parent Stock of rights or warrants entitling them (for a period not exceeding 45 days or such other period as may be specified in the Prospectus Supplement) to purchase shares of Parent Stock (or, unless otherwise provided in the Prospectus Supplement, securities (other than the convertible Debt Securities and shares of Tele-Communications, Inc. Series B TCI Group Common Stock) convertible into Parent Stock) at a price per share (or, in the case of such convertible securities, having a conversion price per share after adding thereto an allocable portion of the exercise price of the right or warrant to purchase such convertible securities) less than the Average Market Price on the Determination Date (each as defined in the Indentures) per share of such Parent Stock; (iv) the distribution to all holders of Parent Stock of evidences of indebtedness or assets (excluding cash dividends or distributions unless otherwise provided in the Prospectus Supplement) or certain rights or warrants (other than those referred to above); and (v) certain mergers, consolidations or sales of assets. In the case of any such dividend or distribution on the Parent Stock of shares of capital stock, subdivision, combination or reclassification, the holder of each outstanding convertible Debt Security will have the right to convert such Debt Security into the kind and amount of securities which he would have owned immediately after such event if he had converted such Debt Security immediately before the record date for or effective date of, as the case may be, such event. In the case of any such merger, consolidation or sale of assets, the holder of each outstanding convertible Debt Security will have the right to convert such Debt Security into the kind and amount of securities, cash or other assets receivable upon such merger, consolidation or sale by a holder of the number of shares of Parent Stock into which such Debt Security could have been converted immediately before the effective date of such transaction (assuming such holder of Parent Stock failed to exercise any rights of election and received per share of Parent Stock the kind and amount of securities, cash or other assets received per share by a plurality of the non-electing shares). In the case of any such issuance of rights or warrants which expire within 45 days (or such other period as may be specified in the Prospectus Supplement) after the record date for the determination of stockholders entitled to receive the rights or warrants, or any such distribution of evidences of indebtedness or assets or other rights or warrants, the conversion price or conversion rate will be adjusted pursuant to formulas contained in the Indentures. However, no adjustment to the conversion price or conversion rate need be made if the holders may participate in the transaction or in certain other cases.

  In addition to the foregoing adjustments, the Company will be permitted to make such reductions in the conversion price or increases in the conversion rate as it considers to be advisable. Unless otherwise provided in the Prospectus Supplement, the Company is not required to make adjustments in the conversion price or conversion rate of less than 1% of the initial conversion price or conversion rate, as the case may be, but any adjustment that would otherwise be required to be made will be taken into account in the computation of any subsequent adjustment. No adjustment is required in respect of the issuance of Parent Stock under any dividend or interest reinvestment plan of the Parent. Fractional shares of Parent Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment. No payment or adjustment will be made upon any conversion on account of any interest (or, in the case of Original Issue Discount Securities, original issue discount) accrued on the convertible Debt Securities surrendered for conversion or on account of any dividends on the Parent Stock issued upon conversion. Convertible Debt Securities surrendered for conversion between the record date for an interest payment, if any, and the interest payment date (except convertible Debt Securities called for redemption on a redemption date during such period) may be required to be accompanied by payment of an amount equal to the interest thereon which the registered holder is to receive. (Article Ten of the Senior Indenture and Article Eleven of the Senior Subordinated and Subordinated Indentures)

GUARANTEES OF DEBT SECURITIES

  The Parent may, at its option, unconditionally guarantee to the holders of Offered Securities the full and prompt payment of principal, premium, if any, and interest on such Offered Securities when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The terms of any such guarantee (a "Guarantee") will be set forth in a supplement to the applicable Indenture. Any such Guarantee will be an unsecured obligation of the Parent. Any right of payment of the holders of Senior Debt Securities under a Guarantee will be prior to any right of payment of the holders of Senior Subordinated Debt Securities and Subordinated Debt Securities under a Guarantee, and any right of payment of the holders of Senior Subordinated Debt Securities under a Guarantee will be prior to any right of payment of the holders of Subordinated Debt Securities under a Guarantee.

  If a Guarantee is issued by the Parent with respect to any Offered Securities, reference is made to the Prospectus Supplement for such Offered Securities for a description of the specific terms of such Guarantee, including events of default relating thereto and, where applicable, subordination provisions of such Guarantee and covenants of the Parent. Unless otherwise specified in the applicable Prospectus Supplement, Offered Securities will not be guaranteed by the Parent.

DENOMINATION AND FORM

  Unless otherwise indicated in the Prospectus Supplement, the Offered Securities will be Registered Debt Securities denominated in U.S. Dollars and will be issued only in denominations of $1,000 and integral multiples of $1,000. (Section 2.03 of the Senior Subordinated and Subordinated Indentures and Sections 2.01 and 2.03 of the Senior Indenture) Under the Senior Indenture, Debt Securities of any series may be issuable as Registered Debt Securities, Bearer Debt Securities (with or without coupons attached) or both, and may be issuable in whole or in part in the form of one or more Global Securities. In addition, the Senior Indenture provides that Debt Securities may be denominated or payable in one or more foreign currencies, foreign currency units or composite currencies. (Sections 2.01 and 2.02 of the Senior Indenture) Unless otherwise indicated in the applicable Prospectus Supplement, Bearer Debt Securities denominated in U.S. Dollars will be issued only in the denomination of $5,000 with coupons attached. (Sections 2.01 and 2.03 of the Senior Indenture) A Global Security will be issued in a denomination equal to the aggregate principal amount of outstanding Debt Securities represented by such Global Security. (Section 2.10 of the Senior Indenture and Section 2.15 of the Senior Subordinated and the Subordinated Indentures) The Prospectus Supplement relating to a series of Debt Securities denominated other than in U.S. Dollars will specify the authorized denominations thereof.

  During the "restricted period," as defined in Treasury Regulation Section 1.163-5(c)(2)(i)(D)(7), no Bearer Debt Security may be offered or sold (or resold in connection with its original issuance) in the United States or its possessions or to a United States person (subject to certain exceptions). Further, no Bearer Debt Security may be mailed or otherwise delivered to any location in the United States or its possessions in connection with a sale that occurred during the restricted period. Offered Securities that are Bearer Debt Securities will be subject to certification requirements as to the ownership of such Bearer Debt Security (including beneficial interests in a Global Security representing such Bearer Debt Security) which will be described in the applicable Prospectus Supplement. See "Limitations on Issuance of Bearer Debt Securities."

REGISTRAR, PAYING AGENT, CONVERSION AGENT

  The Company will maintain an office or agency where Registered Debt Securities of each series may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Debt Securities of each series may be presented for payment ("Paying Agent") and an office or agency where Debt Securities of each series that is convertible may be presented for conversion ("Conversion Agent"). The Company may have one or more co-Registrars, one or more additional Paying Agents and one or more additional Conversion Agents with respect to any series of Debt Securities and the Company or any of its subsidiaries may act as Paying Agent, Registrar or co-Registrar or Conversion Agent. Unless otherwise indicated in an applicable Prospectus Supplement, each Trustee will initially act as Paying Agent and Registrar for each series of Debt Securities issued under its respective Indenture and as Conversion Agent for any series that is convertible. The Company may change any Paying Agent, Registrar or co-Registrar or Conversion Agent at any time without notice to the holders of Debt Securities, except as described below with respect to Debt Securities issued under the Senior Indenture. The Company will promptly notify the Trustee of the name and address of any such Agent. (Section 2.05 of the Indentures)

  The Senior Indenture also provides that if Debt Securities of a series are issuable as Bearer Debt Securities, the Company will maintain (i) in the Borough of Manhattan, The City of New York, an office or agency where any Registered Debt Securities of that series may be presented or surrendered for payment and for registration of transfer, where Debt Securities of that series may be surrendered for exchange and where Bearer Debt Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described under "Payment" below, and (ii) subject to any laws or regulations applicable thereto, in a place of payment for Debt Securities of that series located outside the United States, an office or agency where any Registered Debt Securities of that series may be surrendered for registration of transfer, where Debt Securities of that series may be surrendered for exchange and where Debt Securities of that series and any related coupons may be presented and surrendered for payment, provided that if the Debt Securities of that series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Debt Securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Debt Securities of that series are listed on such exchange. Any Paying Agents outside the United States initially designated by the Company for the Offered Securities will be named in the applicable Prospectus Supplement. The Company will promptly notify the Trustee and the holders of Senior Debt Securities of a series of the location and any change in the location of any office or agency which it is required to maintain for the Senior Debt Securities of such series. (Section 4.01 of the Senior Indenture)

TRANSFER AND EXCHANGE

  Registered Debt Securities of any series (other than a Global Security, except as provided under "Global Securities") will be exchangeable at the option of the holder for other Registered Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. (Section 2.08 of the Indenture) In addition, if Debt Securities of any series issued under the Senior Indenture are issuable as both Registered Debt Securities and Bearer Debt Securities, then, if so provided with respect to the Debt Securities of such series, at the option of the holder and subject to the terms of such Indenture, Bearer Debt Securities (with, except as provided below, all related unmatured coupons and all related matured coupons in default) of such series will be exchangeable for Registered Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Debt Securities surrendered in exchange for Registered Debt Securities between a regular record date or, in certain circumstances, a special record date, for an interest payment and the relevant interest payment date shall be surrendered without the coupon relating to such interest payment date attached and interest will not be payable on such interest payment date in respect of the Registered Debt Security issued in exchange for such Bearer Debt Security, but will be payable only to the holder of such coupon in accordance with the terms of the Senior Indenture. Unless otherwise specified in the applicable Prospectus Supplement, Bearer Debt Securities will not be issued in exchange for Registered Debt Securities. (Section 2.08 of the Senior Indenture)

  Debt Securities of any series may be surrendered for exchange as provided above, and Registered Debt Securities of any series (other than a Global Security, except as provided under "Global Securities") may be surrendered for registration of transfer, at the office or agency designated by the Company for such purpose with respect to such series of Debt Securities. Bearer Debt Securities will be transferable by delivery. (Section 2.14 of the Senior Indenture) Every Registered Debt Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed or accompanied by appropriate transfer documents duly executed. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any taxes and other governmental charges that may be imposed in relation thereto. (Section 2.08 of the Indentures)

  The Company and the Registrar need not transfer or exchange any Debt Securities selected for redemption or purchase (except, in the case of Debt Securities to be redeemed or purchased in part, the portion thereof not to be redeemed or purchased) or any Debt Securities in respect of which a notice requiring the purchase or redemption thereof by the Company at the option of the holder thereof has been given and not withdrawn by such holder in accordance with the terms of such Debt Securities (as described, if applicable, in the Prospectus Supplement) (except, in the case of Debt Securities to be so purchased or redeemed in part, the portion thereof not to be so purchased or redeemed). (Section 2.08 of the Indentures) A Bearer Debt Security so selected for redemption or purchase or in respect of which a notice requiring the redemption or purchase thereof by the Company at the option of the holder thereof has been given and not so withdrawn may however, if so provided with respect to the Debt Securities of such series, be exchanged for a Registered Debt Security of that series and like tenor, provided that such Registered Debt Security is simultaneously surrendered for redemption or purchase, as the case may be. (Section 2.08 of the Senior Indenture)

  The Senior Subordinated Indenture and the Subordinated Indenture also provide that the Registrar need not transfer or exchange any Debt Securities of a particular series during a period of 15 days before a selection of Debt Securities of such series to be redeemed. (Section 2.08 of the Senior Subordinated and the Subordinated Indentures) The Senior Indenture provides that the Company shall not be required to issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (i) if Debt Securities of that series are issuable only as Registered Debt Securities, the date of the mailing of the relevant notice of redemption, and (ii) if Debt Securities of that series are issuable as Bearer Debt Securities, the date of the first publication of the relevant notice of redemption or, if Debt Securities of that series are also issuable as Registered Debt Securities and there is no publication, the mailing of the relevant notice of redemption. (Section 2.08 of the Senior Indenture)

  Prior to due presentment of a Registered Debt Security for registration of transfer, the person in whose name such Registered Debt Security is registered may be treated as the owner of it for all purposes. (Section 2.14 of the Indentures) The bearer of any Bearer Debt Security and the bearer of any coupon appertaining thereto may be treated as the owner of such Bearer Debt Security or coupon for all purposes. (Section 2.14 of the Senior Indenture)

GLOBAL SECURITIES

  The Indentures provide that the Debt Securities of any series thereunder may be issued in whole or in part in the form of one or more Global Securities, which Global Securities may be issued in registered form (or, in the case of Senior Debt Securities, bearer form) and in either temporary or permanent form. (Sections 2.10 and 2.11 of the Senior Indenture and Sections 2.11 and
2.15 of the Senior Subordinated and Subordinated Indentures) Each Global Security will be deposited with and, if it is issued in registered form, will be registered in the name of the depositary (or a nominee of the depositary) identified in the applicable Prospectus Supplement. (Section 2.10 of the Senior Indenture and Section 2.15 of the Senior Subordinated and Subordinated Indentures) So long as the depositary for a Global Security in registered form, or its nominee, is the registered owner of the Global Security, the depositary or its nominee, as the case may be, will be considered the sole owner of the Debt Securities represented by such Global Security for all purposes under the Indenture. (Section 2.14 of the Indentures) Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole by the depositary for such Global Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee to a successor depositary or any nominee of such successor. (Section 2.08 of the Indentures) Unless otherwise specified in the applicable Prospectus Supplement, if the depositary with respect to any Global Security is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days of such time, or if the Company, in its sole discretion, at any time determines that any series of Debt Securities issued or issuable in the form of a Global Security shall no longer be represented by such Global Security, then in either such event the Global Security shall be exchanged for Debt Securities in definitive form pursuant to the applicable Indenture. Further, if so specified by the Company with respect to the Debt Securities of a series and described in the applicable Prospectus Supplement, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the depositary for such Global Security, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities in authorized denominations and of like tenor of the series represented by such Global Security, equal in principal amount to such beneficial interest, and to have such Debt Securities registered in its name (if the Debt Securities of such series are issuable as Registered Debt Securities). (Section 2.08 of the Indentures) See, however, "Limitations on Issuance of Bearer Debt Securities" below for a discussion of certain restrictions on the delivery of a Bearer Debt Security in definitive form in exchange for an interest in a Global Security. Except as described above, unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

  Any specific terms of the depositary arrangement with respect to a series of Debt Securities or any part thereof will be described in the applicable Prospectus Supplement. The Company anticipates that the following provisions will apply to all depositary arrangements.

  Upon the issuance of a Global Security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to beneficial interests of participants in the depositary), or by participants in the depositary or persons that may hold interest through such participants (with respect to beneficial interests of persons other than participants in the depositary). Ownership of beneficial interests in a Global Security will be limited to participants or persons that hold interests through participants.

  Subject to the restrictions discussed under "Limitations on Issuance of Bearer Debt Securities" below, payments of the principal of and any premium and interest on Debt Securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Debt Securities. None of the Company, the Trustee, any Paying Agent or the Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 2.14 of the Indentures)

  The Company expects that the depositary for Debt Securities of a series, upon receipt of any payment of principal, premium or interest in respect of a Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. With respect to a Global Security that represents in whole or in part Debt Securities of a series that are issuable as Bearer Debt Securities, receipt by owners of beneficial interests in such Global Security of payments in respect of such Global Security will be subject to the restrictions discussed under "Limitations on Issuance of Bearer Debt Securities" below.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES

  In compliance with United States federal tax laws and regulations, Bearer Debt Securities (including beneficial interests in a Global Security that represents Bearer Debt Securities) may not be offered or sold (or resold in connection with their original issuance) during the "restricted period," as defined in Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7), in the United States or its possessions or to United States persons (each as defined below) other than to (i) a Qualifying Foreign Branch of a United States Financial Institution (as defined below), (ii) a United States person who acquires and holds the obligation through the Qualifying Foreign Branch of a United States Financial Institution, (iii) a United States office of an "exempt distributor," as defined in Treasury Regulation Section 1.163-5(c)(2)(i)(D)(5), (iv) the United States office of an international organization, as defined in Section 7701(a)(18) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder, or (v) the United States office of a foreign central bank, as defined in Section 895 of the Code and the regulations thereunder. In addition, Bearer Debt Securities may not be delivered within the United States or its possessions in connection with a sale that occurred during the restricted period. Any underwriters, agents and dealers participating in the offering of Offered Securities must agree that they will not offer any Bearer Debt Securities for sale or resale in the United States or its possessions or to United States persons (other than a person specified in clause (i), (ii), (iii), (iv) or (v) above) or deliver Bearer Debt Securities within the United States or its possessions. The term "Qualifying Foreign Branch of a United States Financial Institution" means a branch located outside the United States of a United States financial institution (as defined in Treasury Regulation Section 1.165-12(c)(1)(v)) that provides a certificate within a reasonable time (or a blanket certificate in the year the Debt Security is issued or either of the preceding two calendar years) stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder. The term "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, and a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and (ii) one or more United States fiduciaries have the authority to control all substantial decisions of the trust; the term "United States" means the United States of America (including the States and the District of Columbia), and the term "possessions" includes, but is not limited to, Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

  United States federal tax laws and regulations also require that the owner of an obligation issuable in bearer form or the financial institution (as defined in the preceding paragraph) or clearing organization through which the owner directly or indirectly holds such obligation must provide the issuer of the obligation with a certificate on the earlier of the date of the first actual payment of interest on the obligation or the date of delivery by the issuer of the obligation in definitive form stating that on such date the obligation is owned by (a) a person that is not a United States person, (b) a person described in clause (i) or (ii) of the preceding paragraph, or (c) a financial institution for purposes of resale during the restricted period, but not for resale directly or indirectly to a United States person or to a person within the United States or its possessions. A certificate described in clause
(a) or (b) above may not be given with respect to an obligation that is owned by a financial institution for purposes of resale during the restricted period. When the required certificate is provided by a clearing organization, the certificate must be based upon statements provided to it by its member organizations. For purposes of the foregoing, a "temporary global security," as defined in Treasury Regulation Section 1.163-5(c)(1)(ii)(B), is not considered to be an obligation in definitive form. In compliance with the foregoing, if the Offered Securities are of a series of Debt Securities issuable as Bearer Debt Securities, the delivery thereof (including delivery in exchange for an interest in a Global Security) and the payment of interest thereon, as applicable, will be subject to the satisfaction of certification requirements that will be specified by the Company in accordance with the Senior Indenture in connection with the establishment of such series and will be described in the applicable Prospectus Supplement. (Sections 2.02 and 2.04 of the Senior Indenture) The Senior Indenture also provides that no Bearer Debt Security (including a Global Security that represents Bearer Debt Securities) will be mailed or otherwise delivered to any location in the United States or its possessions. (Section 2.04 of the Senior Indenture)

  Bearer Debt Securities and any coupons appertaining thereto will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." Under Sections 165(j) and 1287(a) of the Code, holders that are United States persons, with certain exceptions, will not be entitled to deduct any loss on Bearer Debt Securities and must treat as ordinary income any gain realized on the sale or other disposition (including the receipt of principal) of Bearer Debt Securities.

PAYMENT

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Bearer Debt Securities (other than a Global Security) will be made, subject to any applicable laws and regulations, at the offices of such Paying Agent or Paying Agents outside the United States as the Company may designate from time to time, except that, at the option of the Company (or, if so specified in the applicable Prospectus Supplement, at the option of the holder), payment of interest may be made by check (provided the same is not mailed to an address inside the United States) or by wire transfer to an account located outside the United States maintained by the payee. (Sections 2.13 and 4.01 of the Senior Indenture) Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Debt Securities on any interest payment date will be made only against surrender of the coupon relating to such interest payment date. (Section 2.13 of the Senior Indenture) No payment with respect to any Bearer Debt Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Debt Securities denominated and payable in U.S. Dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. Dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 4.01 of the Senior Indenture)

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Registered Debt Securities (other than a Global Security) will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register or, if so specified with respect to the Registered Debt Securities of any series issued under the Senior indenture, by wire transfer to an account designated by such person. Payment of any installment of interest on Registered Debt Securities will be made to the person in whose name such Registered Debt Security is registered at the close of business on the regular record date (or, in the case of defaulted interest, special record date) for such interest payment. (Section 2.13 of the Indentures)

  All moneys paid by the Company to a Paying Agent for the payment of principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the holder of such Debt Security or any coupon appertaining thereto will thereafter look only to the Company for payment thereof unless an applicable abandoned property law designates another person. (Section 8.03 of the Indentures)

AMENDMENT, SUPPLEMENT, WAIVER

  Subject to certain exceptions, the Indentures or the Debt Securities may be amended or supplemented, and any past default or compliance with any provision may be waived, insofar as the Debt Securities of any series are concerned, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series. (Sections 6.04 and 9.02 of the Indentures) Without the consent of any holder of Debt Securities, the Company and the Trustee may amend or supplement the Indentures or the Debt Securities to cure any ambiguity, defect or inconsistency, to permit or facilitate the issuance of Debt Securities in bearer form or to provide for uncertificated Debt Securities in global form in addition to certificated Debt Securities (so long as any "registration-required obligation," within the meaning of Section 163(f)(2) of the Code, is in registered form for purposes of the Code) or to make certain other specified changes or any change that does not materially adversely affect the rights of any holder of Debt Securities. (Section 9.01 of the Indentures)

SUCCESSOR CORPORATION

  The Company may not consolidate with or merge into, or transfer its properties and assets substantially as an entirety to, another corporation unless (i) the successor corporation, which shall be a corporation organized under the laws of the United States or a State thereof, assumes by supplemental indenture all the obligations of the Company under the Debt Securities and the Indentures, and (ii) after giving effect to such transaction, no Event of Default shall have occurred and be continuing. Thereafter, unless otherwise specified in the Prospectus Supplement, all such obligations of the Company terminate. (Section 5.01 of the Indentures)

DEFAULTS AND REMEDIES

  An Event of Default with respect to Debt Securities of any series is: (i) default for 30 days in payment of any interest on the Debt Securities of that series; (ii) default in payment of principal, premium or any other amount (other than interest) due in respect of the Debt Securities of that series at maturity, upon redemption (including default in the making of any mandatory sinking fund payment), upon purchase by the Company at the option of the holder or otherwise; (iii) failure by the Company for 30 days after receipt of written notice as provided in the Indentures to comply with any of its other agreements in the Indentures (other than agreements expressly included in the Indentures solely for the benefit of a series of Debt Securities other than that series or expressly made inapplicable to the Debt Securities of such series) or the Debt Securities of that series; (iv) (for purposes of the Senior Indenture only) acceleration of the maturity of any Debt of the Company (including Senior Debt Securities of any other series) if the aggregate principal amount (or, if applicable, issue price plus accrued original issue discount) of the Debt the maturity of which has been accelerated exceeds five percent (5%) of the aggregate principal amount of the Company's Funded Debt then outstanding and such Debt is not paid, or such acceleration is not rescinded or annulled or such acceleration is not contested by appropriate proceedings and all consequences thereof that would have a material adverse effect on the Company stayed, within 30 days after receipt of written notice as provided in the Senior Indenture; provided, however, that if, after the expiration of such 30-day period, the event of default that resulted in the acceleration of the maturity of such Debt of the Company is remedied or cured by the Company or waived by the holders of such Debt in any authorized manner or otherwise ceases to exist, then the Event of Default described in this clause (iv) resulting from such acceleration will be deemed cured and not continuing; and (v) certain events of bankruptcy or insolvency. (Section 6.01 of the Indentures) If an Event of Default occurs with respect to the Debt Securities of any series and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series may declare to be due and payable immediately (i) the principal amount of that series (or, if the Debt Securities of that series are Original Issue Discount Securities, that portion of the principal amount specified in the terms of that series) and (ii) accrued interest, if any, thereon. The Indentures provide for automatic acceleration of the maturity of such amounts upon the occurrence of certain events of bankruptcy or insolvency. (Section 6.02 of the Indentures) The Senior Indenture provides that a declaration of acceleration of the maturity of the Senior Debt Securities of any series as a result of an Event of Default described in clause (iv) above will be automatically annulled if (x) the acceleration of the Debt that is the subject of such Event of Default is declared void ab initio as a result of the Company's contest thereof or (y) the declaration of acceleration of such Debt is rescinded or annulled in any manner authorized by the instrument evidencing or creating such Debt within 90 days of the declaration of acceleration of the Senior Debt Securities of such series and, in the case of clause (y), the annulment of the declaration of acceleration under the Senior Indenture would not conflict with any judgment or decree, and, in the case of either clause (x) or (y), all other existing Events of Default (other than the non-payment of amounts that have become due with respect to such Senior Debt Securities solely by such acceleration) with respect to Senior Debt Securities of that series have been cured or waived. (Section 6.02 of the Senior Indenture) Holders of Debt Securities may not enforce the Indentures or the Debt Securities except as provided in the Indentures. (Section 6.06 of the Indentures) The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debt Securities. (Section 7.01 of the Indentures) Subject to certain limitations, holders of a majority in aggregate principal amount of the Debt Securities of any series may direct the Trustee in its exercise of any trust or power with respect to the Debt Securities of that series. (Section 6.05 of the Indentures) The Trustee may withhold from holders of Debt Securities notice of any continuing default (except a default in payment of principal, premium, if any, interest or other amounts due) if it determines that withholding notice is in their interest. (Section 7.05 of the Indentures) The Company is required to file periodic reports with the Trustee as to the absence of default. (Section 4.07 of the Senior Indenture and Section 4.03 of the Senior Subordinated and Subordinated Indentures)

NO PERSONAL LIABILITY

  No past, present or future director, officer, employee or stockholder, as such, of the Company or any successor thereof shall have any liability for any obligations of the Company under the Debt Securities or the Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Debt Securities by accepting a Debt Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debt Securities. (Section 11.11 of the Senior Indenture and Section 12.11 of the Senior Subordinated and Subordinated Indentures)

SATISFACTION AND DISCHARGE

  The Company's obligations under the Debt Securities of any series and the applicable Indenture with respect to such series (except for the obligation to pay the principal of and premium and interest, if any, on the Debt Securities of such series and certain other specified obligations) will be satisfied and discharged in accordance with the provisions of the Indenture if either (i) all Debt Securities of such series and coupons, if any, appertaining thereto previously authenticated and delivered (other than destroyed, lost or wrongfully-taken Debt Securities or coupons which have been replaced or paid, Debt Securities or coupons for whose payment money has theretofore been held in trust and, after remaining unclaimed for two years, has been repaid to the Company, and certain coupons appertaining to Bearer Securities surrendered for exchange, redemption or purchase) have been delivered to the Trustee for cancellation or (ii) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations (or, in the case of the Senior Indenture, Government Obligations) sufficient to pay the principal of and premium and interest, if any, on all Debt Securities of such series and coupons, if any, appertaining thereto not theretofore cancelled or delivered to the Trustee for cancellation (other than Debt Securities and coupons referred to in the parenthetical in clause (i) above) to maturity or redemption, as the case may be. (Section 2.01 of the Indentures)

THE TRUSTEES

  The Trustee under the Senior Indenture is The Bank of New York. The Bank of New York acts as depositary for funds of, makes loans to, and performs other services for the Company and the Parent and certain of their affiliates in the normal course of business and acts as trustee with respect to certain outstanding senior indebtedness of the Company. The Bank of New York serves as transfer agent and registrar for each series of the Parent's common stock and for the Parent's Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock. John C. Malone, a director of the Company and the Parent, is a director of The Bank of New York.

  Information with respect to the Trustees under the Senior Subordinated Indenture and the Subordinated Indenture will be provided in the applicable Prospectus Supplement.

  Any Trustee in its individual or any other capacity may become the owner or pledgee of Debt Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not the Trustee provided it complies with the terms of the Indenture. (Section 7.03 of the Indentures)

ADDITIONAL INFORMATION

  The Indentures (or form thereof, as the case may be) are exhibits to the Registration Statement. Anyone who receives this Prospectus may obtain copies of the Indentures (or form thereof, as the case may be) without charge by writing to Stephen M. Brett, Esq., Executive Vice President of the Company, at the address set forth under "The Company and the Parent." The foregoing summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Indentures, including the definitions of certain terms. Wherever particular provisions or defined terms of the Indentures are referred to, such provisions or defined terms are incorporated herein by reference.

                     DESCRIPTION OF SERIES PREFERRED STOCK

  The Parent is authorized to issue up to 50,000,000 shares of Series Preferred Stock. The Series Preferred Stock is issuable, from time to time, in one or more series, with such powers, designations, preferences and relative participating, optional or other rights, and qualifications, limitations or restrictions thereof, as is stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. All shares of any one series of the Series Preferred Stock are required to be alike in every particular. Except to the extent otherwise provided in the resolution or resolutions providing for the issue of any series of Series Preferred Stock, the holders of shares of such series will have no voting rights except as may be required by Delaware law. As of the date of this Prospectus, there are six series of Series Preferred Stock outstanding. See "Description of Parent Capital Stock--Preferred Stock."

  As described under "Description of Depositary Shares" below, the Parent may, at its option, elect to offer Depositary Shares evidenced by depositary receipts, each representing an interest in a fraction (to be specified in the Prospectus Supplement relating to the particular series of Series Preferred Stock) of a share of the particular series of Series Preferred Stock, issued and deposited with a depositary, in lieu of offering any shares of such Series Preferred Stock. See "Description of Depositary Shares."

  Series Preferred Stock constituting Offered Securities shall have the dividend, liquidation, redemption, and voting rights set forth below unless otherwise provided in a Prospectus Supplement relating to such Series Preferred Stock. Reference is made to the Prospectus Supplement relating to a particular series of the Series Preferred Stock offered thereby for specific terms, including: (a) the designation of such series of Series Preferred Stock and the number of shares offered; (b) the amount of liquidation preference per share; (c) the initial public offering price at which such series of Series Preferred Stock will be issued; (d) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any; (e) any redemption or sinking fund provisions; (f) any conversion or exchange rights; (g) any voting rights; (h) whether the Parent has elected to offer Depositary Shares as described under "Description of Depositary Shares"; and (i) any other rights, preferences, privileges, limitations, and restrictions of such series of Series Preferred Stock.

  Each series of Series Preferred Stock, when issued, will be fully paid and nonassessable and will have no preemptive rights. The rights of the holders of each series of the Series Preferred Stock to receive dividends and distributions of assets will be subordinate to those of the Parent's general creditors, but superior to the rights of holders of any capital stock of the Parent ranking junior to such series of Series Preferred Stock as to the payment of dividends, rights of redemption and rights on liquidation, including any series of common stock of the Parent.

DIVIDEND RIGHTS

  Holders of a series of Series Preferred Stock constituting Offered Securities will be entitled to receive, when, as, and if declared by the Board of Directors, out of funds of the Parent legally available therefor, cash dividends on such dates and at such rates as are set forth in, or as are determined by the method described in, the Prospectus Supplement relating to such series of Series Preferred Stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock books of the Parent (or, if applicable, the records of the Depositary (as hereinafter defined) referred to under "Description of Depositary Shares") on such record dates, fixed by the Board of Directors, as specified in the Prospectus Supplement relating to such series of Series Preferred Stock.

  Such dividends may be cumulative or noncumulative, as provided in the Prospectus Supplement relating to such series of Series Preferred Stock. If the Board of Directors fails to declare a dividend payable on a dividend payment date on any series of Series Preferred Stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and the Parent will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment dates. Dividends on the shares of each series of

Series Preferred Stock for which dividends are cumulative will accrue from the date on which the Parent initially issues shares of such series.

  Unless otherwise specified in the applicable Prospectus Supplement, if at any time the Parent shall have failed to pay, or declare and set aside the consideration sufficient to pay, full dividends on any series of Series Preferred Stock constituting Offered Securities for the immediately preceding dividend period (or, if such series is cumulative, for all prior dividend periods), and until such dividends (or, if such series of Series Preferred Stock is cumulative, full cumulative dividends) are paid, or declared and the consideration sufficient to pay the same in full is set aside for such purpose and for no other purpose, the Parent may not (i) declare or pay any dividend on or make any distribution with respect to any class or series of capital stock of the Parent ranking pari passu with or junior to such series of Series Preferred Stock, except for dividends declared and paid on any such stock ranking on a parity basis with such series of Series Preferred Stock contemporaneously and on a pro rata basis with dividends declared and paid on such series of Series Preferred Stock, or (ii) redeem or otherwise acquire any shares of such series of Series Preferred Stock, any parity stock, or any junior stock unless all then outstanding shares of such series of Series Preferred Stock and any other class or series of parity stock that by the terms of the instrument creating or evidencing such parity stock is required to be redeemed under such circumstances are redeemed. Unless otherwise specified in the applicable Prospectus Supplement, the failure of the Parent to pay, or declare and set aside the consideration sufficient to pay, full dividends (or, if such series of Series Preferred Stock is cumulative, full cumulative dividends) on any series of Series Preferred Stock shall not prevent the Parent from (i) paying any dividends on junior stock solely in shares of junior stock or the redemption or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any) shares of junior stock or (ii) paying any dividends on parity stock solely in shares of parity stock or junior stock (or both) or the redemption or other acquisition of shares of such series of Series Preferred Stock or parity stock solely in exchange for shares of junior stock.

LIQUIDATION PREFERENCES

  In the event of any liquidation, dissolution, or winding up of the Parent, whether voluntary or involuntary, the holders of each series of Series Preferred Stock constituting Offered Securities will be entitled to receive out of the assets of the Parent available for distribution to stockholders, before any distribution of assets is made to the holders of any capital stock of the Parent ranking junior to the shares of such series of Series Preferred Stock, the amount set forth in the Prospectus Supplement relating to such series of Series Preferred Stock. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Parent, the assets of the Parent available for distribution to the holders of shares of such series of Series Preferred Stock and any other shares of capital stock of the Parent ranking on a parity with shares of such series of Series Preferred Stock upon liquidation will not be sufficient to pay in full all amounts to which such holders are entitled, no such distribution will be made on account of any other class or series of capital stock ranking on a parity as to liquidation preference with the shares of such series of Series Preferred Stock unless proportionate distributative amounts are paid on account of shares of such series of Series Preferred Stock and shares of such parity stock ratably in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of such series of Series Preferred Stock of the full preferential amounts of the liquidating distribution to which they are entitled, the holders thereof will be entitled to no further participation in any distribution of assets by the Parent.

REDEMPTION

  Offered Securities consisting of a series of Series Preferred Stock may be redeemable, in whole or from time to time in part, at the option of the Parent or the holder (or both), and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times, and at the redemption prices set forth in the Prospectus Supplement relating to such series. Unless otherwise provided in the applicable Prospectus Supplement, shares of a series of Series Preferred Stock redeemed by the Parent will be restored to the status of authorized but unissued shares of Series Preferred Stock.

  Unless otherwise specified in the applicable Prospectus Supplement, in the event that fewer than all of the outstanding shares of a series of Series Preferred Stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by the Parent in its sole discretion to be equitable. From and after the redemption date (unless default is made by the Parent in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any) dividends will cease to accumulate on the shares of such series of Series Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid dividends, if any) will cease.

  Unless otherwise specified in the applicable Prospectus Supplement, if the Parent fails to redeem any shares of a series of Series Preferred Stock constituting Offered Securities required to be redeemed on a redemption date, and until such shares are redeemed in full, the Parent may not declare or pay any dividend on or make any distribution with respect to any class or series of capital stock ranking junior to such series of Series Preferred Stock, and neither the Parent nor any subsidiary may redeem any parity stock or junior stock, or purchase or otherwise acquire any shares of such series of Series Preferred Stock, parity stock or junior stock. Unless otherwise specified in the applicable Prospectus Supplement, the failure of the Parent to so redeem shares of such series of Series Preferred stock shall not prevent the Parent from (i) paying any dividends on junior stock solely in shares of junior stock or the redemption or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any) shares of junior stock or (ii) the redemption or other acquisition of shares of such series of Series Preferred Stock or parity stock solely in exchange for shares of parity stock or junior stock (or both).

VOTING RIGHTS

  No series of Series Preferred Stock constituting Offered Securities will entitle the holder to any voting rights, unless otherwise specified in the applicable Prospectus Supplement.

  For a discussion of certain terms of the outstanding preferred stock of the Parent see "Description of Parent Capital Stock--Preferred Stock."

                       DESCRIPTION OF DEPOSITARY SHARES

  Offered Securities may consist of Depositary Shares represented by Depositary Receipts (as defined below), with each Depositary Share equivalent to a fractional interest in a share of a particular series of Series Preferred Stock as specified in an accompanying Prospectus Supplement. The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement and Depositary Receipts relating to such series of Series Preferred Stock, forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

GENERAL

  The Parent may, at its option, elect to offer interests in fractions of shares of a series of Series Preferred Stock in lieu of shares of such series of Series Preferred Stock. In such event, the Parent will provide for the issuance by a Depositary of receipts ("Depositary Receipts") for Depositary Shares, each of which will represent an interest in a fraction (to be set forth in the related Prospectus Supplement) of a share of a particular series of the Series Preferred Stock as described below.

  The shares of any series of Series Preferred Stock underlying the Depositary Shares will be deposited under a separate Deposit Agreement (the "Deposit Agreement") between the Parent and a bank or trust company selected by the Parent having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). The Prospectus Supplement relating to such Depositary Shares and the series of Series Preferred Stock represented thereby will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of a series of Series Preferred Stock underlying such Depositary Share, to all the rights and preferences of the series of Series Preferred Stock underlying such Depositary Share (including dividend, voting, redemption, conversion, and liquidation rights).

  The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement.

  Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Parent, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Parent's expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Depositary will distribute all cash dividends or other cash distributions in respect of shares of a series of Series Preferred Stock to the record holders of Depositary Shares in proportion, insofar as practicable, to the number of Depositary Shares owned by such holders.

  In the event of a distribution other than cash in respect of shares of a series of Series Preferred Stock, the Depositary will distribute property received by it to the record holders of Depositary Shares in proportion, insofar as practicable, to the number of Depositary Shares owned by such holders, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Parent, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders.

  The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by the Parent or the Depositary on account of taxes.

REDEMPTION OF DEPOSITARY SHARES

  If a series of Series Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Series Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of Series Preferred Stock. Whenever the Parent redeems shares of a series of Series Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares relating to shares of such series of Series Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary to be equitable.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

RECORD DATE

  Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences, or privileges shall be offered with respect to the shares of a series of Series Preferred Stock underlying the Depositary Shares, or (ii) the Depositary shall receive notice of any meeting at which holders of shares of such series of Series Preferred Stock are entitled to vote or of which holders of shares of such series of Series Preferred Stock are entitled to notice, or of any election on the part of the Parent to call for redemption any shares of such series of Series Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date for the shares of such series of Series Preferred Stock) for the determination of the holders of Depositary Shares (x) who shall be entitled to receive such dividend, distribution, rights, preferences, or privileges, (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting, or (z) whose interests shall be subject to such redemption, subject to the provisions of the Deposit Agreement.

VOTING

  Upon receipt of notice of any meeting at which holders of shares of a series of Series Preferred Stock underlying the Depositary Shares are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of Depositary Shares relating to such series of Series Preferred Stock. Each record holder of Depositary Shares on the record date (which will be the same date as the record date for the underlying series of Series Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of the series of Series Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of the series of Series Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Parent has agreed to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to do so.

  The Depositary will abstain from voting shares of a series of Series Preferred Stock to the extent it does not receive specific written voting instructions from the holders of Depositary Shares representing such series of Series Preferred Stock.

WITHDRAWAL OF UNDERLYING PREFERRED STOCK

  Upon surrender of Depositary Receipts at the Corporate Office (as defined in the Deposit Agreement) of the Depositary, the owner of the Depositary Shares evidenced thereby will be entitled to delivery at such office of certificates evidencing the number of shares of the series of Series Preferred Stock (but only in whole shares of such series of Series Preferred Stock) represented by such Depositary Receipts. If the Depositary Receipts delivered by a holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the series of Series Preferred Stock to be withdrawn, the Depositary will at the same time deliver to such holder a new Depositary Receipt or Receipts evidencing such excess number of Depositary Shares.

AMENDMENT AND TERMINATION OF DEPOSIT AGREEMENT

  The form of Depositary Receipts and any provision of the Deposit Agreement may at any time be amended by agreement between the Parent and the Depositary. However, any amendment that imposes any fees, taxes, or other charges payable by holders of Depositary Shares (other than taxes and other governmental charges, fees, and other expenses payable by such holders as stated under "Charges of Depositary"), or that otherwise prejudices any substantial existing right of holders of Depositary Shares, will not take effect as to outstanding Depositary Shares until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Shares. Every holder of Depositary Shares at the time any such amendment becomes effective shall be deemed to consent and agree to such amendment and to be bound by the Deposit Agreement, as so amended.

  Whenever so directed by the Parent, the Depositary will terminate the Deposit Agreement after mailing notice of such termination to the record holders of all Depositary Shares then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 45 days shall have expired after the Depositary shall have delivered to the Parent a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Shares remain outstanding after the date of termination, the Depositary thereafter will discontinue the transfer of Depositary Shares, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Depositary will continue to collect dividends on the series of Series Preferred Stock underlying such Depositary Shares and any other distributions with respect thereto. At any time after the expiration of two years from the date of termination, the Depositary may sell shares of the series of Series Preferred Stock then held by it at public or private sale, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Shares. The Parent does not presently intend to terminate any Deposit Agreement or to permit the resignation of any Depositary without appointing a successor depositary.

CHARGES OF DEPOSITARY

  The Parent will pay all charges of the Depositary, including charges in connection with the initial deposit of shares of any series of Series Preferred Stock, the initial execution and delivery of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which such series of Series Preferred Stock is entitled to vote, withdrawals of shares of such series of Series Preferred Stock, or redemption or conversion of shares of such series of Series Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts.

MISCELLANEOUS

  The Depositary will make available for inspection by holders of Depositary Receipts at its Corporate Office any reports and communications from the Parent that are delivered to the Depositary and made generally available to the holders of shares of the series of Series Preferred Stock underlying the Depositary Shares.

  Neither the Depositary nor the Parent will be liable if it is prevented or delayed by law or any circumstance beyond its control from or in performing its obligations under the Deposit Agreement.

                      DESCRIPTION OF PARENT CAPITAL STOCK

  The following description of certain terms of the Parent's common stock, par value $1.00 per share (the "Common Stock"), and Preferred Stock (defined below) does not purport to be complete and is qualified in its entirety by reference to the Restated Certificate of Incorporation, as amended, of TCI (including the Certificates of Designations with respect to outstanding series of Series Preferred Stock) (the "Charter"), each of which is incorporated herein by reference.

GENERAL

  The Charter currently provides that the Parent is authorized to issue 3,602,375,096 shares of capital stock, including (i) 3,550,000,000 shares of Common Stock, of which 1,750,000,000 shares are designated Series A TCI Group Common Stock, 150,000,000 shares are designated Tele-Communications, Inc. Series B TCI Group Common Stock (the "Series B TCI Group Common Stock" and, together with the Series A TCI Group Common Stock, the "TCI Group Common Stock"), 750,000,000 shares are designated Tele-Communications, Inc. Series A Liberty Media Group Common Stock (the "Series A Liberty Media Group Common Stock"), 75,000,000 shares are designated Tele-Communications, Inc. Series B Liberty Media Group Common Stock (the "Series B Liberty Media Group Common Stock" and, together with the Series A Liberty Media Group Common Stock, the "Liberty Media Group Common Stock"), 750,000,000 shares are designated Tele-Communications, Inc. Series A TCI Ventures Group Common Stock (the "Series A TCI Ventures Group Common Stock") and 75,000,000 shares are designated Tele-Communications, Inc. Series B TCI Ventures Group Common Stock (the "Series B TCI Ventures Group Common Stock" and, together with the Series A TCI Ventures Group Common Stock, the "TCI Ventures Group Common Stock") and (ii) 52,375,096 shares of preferred stock (the "Preferred Stock"), of which 700,000 shares are designated Class A Preferred Stock, par value $.01 per share (the "Class A Preferred Stock"), 1,675,096 shares are designated Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share (the "Class B Preferred Stock") and 50,000,000 shares are designated as Series Preferred Stock, issuable in series. Of the Series Preferred Stock, 80,000 shares are designated as Convertible Preferred Stock, Series C (the "Series C Preferred Stock"), 70,575 shares are designated as Convertible Preferred Stock, Series C-TCI Group (the "Series C-TCI Group Preferred Stock"), 70,575 shares are designated as Convertible Preferred Stock, Series C-Liberty Media Group (the "Series C-Liberty Media Group Preferred Stock"), 1,000,000 shares are designated as Convertible Preferred Stock, Series D (the "Series D Preferred Stock"), 400,000 shares are designated as Redeemable Convertible Preferred Stock, Series E (the "Series E Preferred Stock"), 500,000 shares are designated Convertible Redeemable Participating Preferred Stock, Series F (the "Series F Preferred Stock"), 7,259,380 shares are designated as Redeemable Convertible TCI Group Preferred Stock, Series G (the "Series G Preferred Stock"), and 7,259,380 shares are designated as Redeemable Convertible Liberty Media Group Preferred Stock, Series H (the "Series H Preferred Stock"). All of the shares of Class A Preferred Stock have previously been redeemed and retired and may not be reissued, thereby reducing the number of authorized shares of Preferred Stock. 70,575 shares of Series C Preferred Stock have previously been retired by the Parent, with the effect that such shares have been restored to the status of authorized and unissued shares of Series Preferred Stock, and may be reissued as shares of another series of Series Preferred Stock but may not be reissued as Series C Preferred Stock. The Parent does not intend to issue any additional shares of Series C Preferred Stock and intends to remove any remaining shares of Series Preferred Stock designated as Series C Preferred Stock from such designation as soon as practicable. All of the shares of Series E Preferred Stock have previously been redeemed and retired, with the effect that such shares have been restored to the status of authorized and unissued shares of Series Preferred Stock, and may be reissued as shares of another series of Series Preferred Stock but may not be reissued as Series E Preferred Stock.

COMMON STOCK

  As of September 30, 1997, 472,480,384 shares of Series A TCI Group Common Stock (net of treasury stock and shares held by subsidiaries of the Parent), 38,544,680 shares of Series B TCI Group Common Stock (net of treasury stock and shares held by subsidiaries of the Parent), 223,203,786 shares of Series A Liberty Media Group Common Stock (net of treasury stock and shares held by subsidiaries of the Parent), 21,175,465 shares of

Series B Liberty Media Group Common Stock (net of shares held by subsidiaries of the Parent), 188,661,300 shares of Series A TCI Ventures Group Common Stock and 16,266,400 shares of Series B TCI Ventures Group Common Stock had been issued and were outstanding and 125,645,656 shares of Series A TCI Group Common Stock, 9,112,500 shares of Series B TCI Group Common Stock, 4,436,245 shares of Series A Liberty Media Group Common Stock and 2,278,125 shares of Series B Liberty Media Group Common Stock were held by subsidiaries of the Parent. As of that date, 114,611,215 shares of Series A TCI Group Common Stock, 31,584,184 shares of Series A Liberty Media Group Common Stock and 18,547,213 shares of Series A TCI Ventures Group Common Stock were reserved for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities (other than the Series B TCI Group Common Stock, the Series B Liberty Media Group Common Stock and the Series B TCI Ventures Group Common Stock, and other than the Series F Preferred Stock held by subsidiaries of the Parent) and options. In addition, the Parent has reserved a number of shares of Series A TCI Group Common Stock equal to the number of shares of Series B TCI Group Common Stock outstanding, a number of shares of Series A Liberty Media Group Common Stock equal to the number of shares of Series B Liberty Media Group Common Stock outstanding and a number of shares of Series A TCI Ventures Group Common Stock equal to the number of shares of Series B TCI Ventures Group Common Stock outstanding, in either case for issuance upon conversion, at the option of the holder, of the Series B TCI Group Common Stock, the Series B Liberty Media Group Common Stock and the Series B TCI Ventures Group Common Stock, respectively. Additionally, subsidiaries of the Parent own shares of Series F Preferred Stock, which are convertible into an aggregate of 416,528,172 shares of Series A TCI Group Common Stock.

 Certain Definitions

  As used herein, the following terms have the meanings specified below:

  "Adjusted Liberty Media Group Outstanding Interest Fraction" means a fraction the numerator of which is the number of outstanding shares of Liberty Media Group Common Stock and the denominator of which is the sum of (a) such number of outstanding shares, (b) the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, (c) the number of shares of Liberty Media Group Common Stock issuable upon conversion, exercise or exchange of Pre-Distribution Convertible Securities and (d) the number of Committed Acquisition Shares issuable.

  "Adjusted TCI Ventures Group Outstanding Interest Fraction" means a fraction the numerator of which is the number of outstanding shares of TCI Ventures Group Common Stock and the denominator of which is the sum of (a) such number of outstanding shares, (b) the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest and (c) the number of shares of TCI Ventures Group Common Stock issuable upon conversion, exercise or exchange of Pre-Exchange Offer Securities.

  "Appraisal Date," with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, shall mean the last day of the calendar month preceding the month in which the Selection Date occurs.

  "Appraiser" means each of the First Appraiser, the Second Appraiser and the Mutually Designated Appraiser.

  "Committed Acquisition Shares" means (i) the shares of Series A Liberty Media Group Common Stock that the Parent had, prior to the record date for the Liberty Media Group Distribution on August 10, 1995, agreed to issue, but as of such record date had not issued, and (ii) the shares of Series A Liberty Media Group Common Stock that are issuable upon conversion, exercise or exchange of Convertible Securities that the Parent had, prior to the record date for the Liberty Media Group Distribution, agreed to issue, but as of such record date had not issued, in each case including obligations of the Parent to issue shares of the Parent's Class A Common Stock, par value $1.00 per share (which has been redesignated SeriesA TCI Group Common Stock), which as a result of the Liberty Media Group Distribution, constitute obligations to issue, among other securities, Series A Liberty

Media Group Common Stock or Convertible Securities which are convertible into or exercisable or exchangeable for Series A Liberty Media Group Common Stock; provided, however, that Committed Acquisition Shares will not include any shares of Liberty Media Group Common Stock issuable upon conversion, exercise or exchange of Pre-Distribution Convertible Securities. The type and amount of Committed Acquisition Shares issuable will be appropriately adjusted to reflect subdivisions and combinations of the Series A Liberty Media Group Common Stock and dividends or distributions of shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock to holders of Series A Liberty Media Group Common Stock and other reclassifications of the Series A Liberty Media Group Common Stock, in each case occurring (or the record date for which occurs) after the Liberty Media Group Distribution. The shares of Series A Liberty Media Group Common Stock issuable upon conversion of the Series H Preferred Stock constitute Committed Acquisition Shares.

  "Convertible Securities" means any securities of the Parent (other than any series of Common Stock) or any Subsidiary thereof that are convertible into, exchangeable for or evidence the right to purchase any shares of any series of Common Stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

  "Disposition" means the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets.

  "DGCL" means the General Corporation Law of the State of Delaware.

  "Exchange Offers" means those certain offers made by the Parent to exchange
(i) one share of Series A TCI Ventures Group Common Stock for each share of Series A TCI Group Common Stock properly tendered and not validly withdrawn, up to 188,661,300 shares of Series A TCI Group Common Stock (the "Series A Maximum"), and (ii) one share of Series B TCI Ventures Group Common Stock for each share of Series B TCI Group Common Stock properly tendered and not validly withdrawn, up to 16,266,400 shares of Series B TCI Group Common Stock (the "Series B Maximum"), upon the terms and subject to the conditions set forth in the Offering Circular of the Parent, dated August 7, 1997, and the related letters of transmittal.

 "First Appraiser" means, with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, an investment banking firm of recognized national standing selected by the Parent to make such determination.

  "Higher Appraised Amount" means, with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, the higher of the respective final views of the First Appraiser and the Second Appraiser as to such private market value.

  "Initial Ventures Options" means those certain options to purchase shares of Series A TCI Ventures Group Common Stock that were issued effective upon the consummation of the Exchange Offers, in connection with the adjustment of the Adjustable Options. For purposes of this definition, the term "Adjustable Options" means those options to purchase shares of Series A TCI Group Common Stock that were outstanding immediately prior to the consummation of the Exchange Offers under any Existing Stock Plan (as defined below), which options the Board of Directors and, if applicable, the committee of the Board of Directors charged with the administration of such Existing Stock Plan, determined to adjust for the effects of the Exchange Offers by the issuance, in substitution for and in cancellation of each such Adjustable Option effective upon the consummation of the Exchange Offers, of an Initial Ventures Option to purchase a number of shares of Series A TCI Ventures Group Common Stock initially equal to 30% (rounded up to the next whole number) of the number of shares of Series A TCI Group Common Stock that would have been issuable upon exercise of such Adjustable Option immediately prior to the consummation of the Exchange Offers, and an option to purchase a number of shares of Series A TCI Group Common Stock equal to 70% (rounded down to the next whole number) of the number of shares of Series A TCI Group Common Stock that would have been issuable upon exercise of such Adjustable Option immediately prior to the consummation of the Exchange Offers, together with such other securities as were then issuable upon exercise of such Adjustable Option (and, in each case, having such other terms consistent with the terms of the Adjustable Option for which they are exchanged as the Board of Directors or the committee, as applicable, determines). The term "Existing Stock Plans" means each of the following: the Tele-Communications, Inc. 1994 Stock Incentive Plan, the Tele-Communications, Inc. 1995 Employee Stock Incentive Plan and the Tele-Communications, Inc. 1996 Incentive Plan.

  "Inter-Group Interest" of the TCI Group in the Liberty Media Group or the TCI Ventures Group means any common stockholders' equity value of the Parent attributable to the Liberty Media Group or the TCI Ventures Group, as the case may be, that is not represented by outstanding shares of Liberty Media Group Common Stock or TCI Ventures Group Common Stock, as the case may be. The TCI Group's Inter-Group Interest in the Liberty Media Group is represented by the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest and the TCI Group's Inter-Group Interest in the TCI Ventures Group is represented by the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest.

  "Liberty Media Group" means as of any date of determination thereof:

    (i) the interest of the Parent or any of its subsidiaries in Liberty Media Corporation or any of its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective properties and assets,

    (ii) all assets and liabilities of the Parent or any of its subsidiaries to the extent attributed to any of the properties or assets referred to in clause (i) of this sentence, whether or not such assets or liabilities are assets and liabilities of Liberty Media Corporation or any of its subsidiaries (or a successor as described in clause (i) of this sentence),

    (iii) all assets and properties contributed or otherwise transferred to the Liberty Media Group from the TCI Group, and

    (iv) the interest of the Parent or any of its subsidiaries in the businesses, assets and liabilities acquired by the Parent or any of its subsidiaries for the Liberty Media Group, as determined by the Board of Directors;

provided that (a) from and after any dividend or other distribution with respect to any shares of Liberty Media Group Common Stock (other than a dividend or other distribution payable in shares of Liberty Media Group Common Stock, with respect to which adjustment will be made as described in clause
(i) of the definition of "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest," or in other securities of the Parent attributed to the Liberty Media Group for which provision will be made as described in the penultimate sentence of this definition), the Liberty Media Group will no longer include an amount of assets or properties equal to the aggregate amount of such kind of assets or properties so paid in respect of shares of Liberty Media Group Common Stock multiplied by a fraction the numerator of which is equal to the Liberty Media Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Liberty Media Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and (b) from and after any transfer of assets or properties from the Liberty Media Group to the TCI Group, the Liberty Media Group will no longer include the assets or properties so transferred. If the Parent pays a dividend or makes any other distribution with respect to shares of Liberty Media Group Common Stock payable in securities of the Parent attributed to the Liberty Media Group other than Liberty Media Group Common Stock, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (a) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to the holders of Liberty Media Group Common Stock, the Liberty Media Group will no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. The Parent may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the Liberty Media Group will in such case include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities will no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group.

  "Liberty Media Group Distribution" shall mean the share distribution of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock made to the holders of record of Series A TCI Group Common Stock and Series B TCI Group Common Stock as of the close of business on August 4, 1995.

  "Liberty Media Group Inter-Group Interest Fraction," as of any date, shall mean a fraction the numerator of which is the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest as of such date and the denominator of which is the sum of (a) such Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest as of such date and
(b) the aggregate number of shares of Liberty Media Group Common Stock outstanding as of such date.

  "Liberty Media Group Net Proceeds" shall mean, as of any date, with respect to any Disposition of any of the properties and assets of the Liberty Media Group, an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by the Parent in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (i) or (ii), respectively, of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" (or which would have been payable but for the utilization of tax benefits attributable to the TCI Group or the TCI Ventures Group), (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Liberty Media Group, including, without limitation, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations (without duplication of amounts allocated for the satisfaction of the Parent's obligations with respect to Pre-Distribution Convertible Securities and Committed Acquisition Shares issuable which are included in the determination of the Adjusted Liberty Media Group Outstanding Interest Fraction) in respect of Preferred Stock attributed to the Liberty Media Group. For purposes of this definition, any properties and assets of the Liberty Media Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as can be supported by such properties and assets. To the extent the proceeds of any Disposition include any securities or other property other than cash, the Board of Directors shall determine the value of such securities or property, including for the purpose of determining the equivalent value thereof if the Board of Directors determines to pay a dividend or redemption price in cash or securities or other property as provided in the penultimate paragraph under "--Conversion and Redemption-- Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock."

  "Liberty Media Group Outstanding Interest Fraction," as of any date, shall mean a fraction the numerator of which is the aggregate number of shares of Liberty Media Group Common Stock outstanding on such date and the denominator of which is the sum of (a) such aggregate number of shares of Liberty Media Group Common Stock outstanding on such date and (b) the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest as of such date.

  "Lower Appraised Amount," with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, shall mean the lower of the respective final views of the First Appraiser and the Second Appraiser as to such private market value.

  "Market Capitalization" of any class or series of capital stock of the Parent on any Trading Day shall mean the product of (i) the Market Value of one share of such class or series on such Trading Day and (ii) the number of shares of such class or series outstanding on such Trading Day.

  "Market Value" of any class or series of capital stock of the Parent on any day shall mean the average of the high and low reported sales prices regular way of a share of such class or series on such day (if such day is a Trading Day, and if such day is not a Trading Day, on the Trading Day immediately preceding such day) or in case no such reported sale takes place on such Trading Day the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case on the Nasdaq National Market, or if the shares of such class or series are not quoted on the Nasdaq National Market on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Parent, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the market value of a share of such class or series as determined by the Board of Directors; provided that for purposes of determining the ratios described under "--Conversion and Redemption--Conversion of Liberty Media Group Common Stock at the Option of the Parent," "--Conversion and Redemption--Conversion of TCI Ventures Group Common Stock at the Option of the Parent," "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," and "--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock" and as described under "--Liquidation Rights," (a) the "Market Value" of any share of any series of Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to such series of Common Stock shall be reduced by the fair market value of the per share amount of such dividend or distribution as determined by the Board of Directors and (b) the "Market Value" of any share of any series of Common Stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such series of Common Stock or (ii) the "ex" date or any similar date for any dividend or distribution with respect to any such series of Common Stock in shares of such series of Common Stock shall be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

  "Mutually Appraised Amount," with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, shall mean the determination by the Mutually Designated Appraiser of such private market value.

  "Mutually Designated Appraiser" shall mean, if required with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, the investment banking firm of recognized national standing jointly designated by the First Appraiser and the Second Appraiser to make such determination.

  "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest" is currently zero and will from time to time be
    (i) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Series A Liberty Media Group Common Stock and dividends or distributions of shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock to holders of Series A Liberty Media Group Common Stock and other reclassifications of Series A Liberty Media Group Common Stock,
    (ii) decreased (but not to less than zero) by (a) the aggregate number of shares of Series A Liberty Media Group Common Stock issued or sold by the Parent after the Liberty Media Group Distribution other than Committed Acquisition Shares, the proceeds of which are attributed to the TCI Group,
  (b) the aggregate number of shares of Series A Liberty Media Group Common Stock issued or delivered upon conversion, exercise or exchange of Convertible Securities (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares), the proceeds of which are attributed to the TCI Group, (c) the aggregate number of shares of Series A Liberty Media Group Common Stock issued or delivered by the Parent as a dividend or distribution to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, (d) the aggregate number of shares of Series A Liberty Media Group Common Stock issued or delivered upon the conversion, exercise or exchange of any Convertible Securities (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) issued or delivered by the Parent after the Liberty Media Group Distribution as a dividend or distribution or by reclassification or exchange to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock and (e) the aggregate number of shares of Series A Liberty Media Group Common Stock (rounded, if necessary, to the nearest whole number), equal to the aggregate fair value (as determined by the Board of Directors) of assets or properties attributed to the Liberty Media Group that are transferred from the Liberty Media Group to the TCI Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, divided by the Market Value of one share of Series A Liberty Media Group Common Stock as of the date of such transfer, and

    (iii) increased by (a) the aggregate number of any shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock which are retired or otherwise cease to be outstanding following their purchase with funds attributed to the TCI Group, (b) a number (rounded, if necessary, to the nearest whole number), equal to the fair value (as determined by the Board of Directors) of assets or properties theretofore attributed to the TCI Group that are contributed to the Liberty Media Group in consideration of an increase in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, divided by the Market Value of one share of Series A Liberty Media Group Common Stock as of the date of such contribution and (c) the aggregate number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which Convertible Securities are deemed to be converted, exercised or exchanged pursuant to the last sentence of the definition of "TCI Group."

The Parent will not issue or sell shares of Series B Liberty Media Group Common Stock in respect of a reduction in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest. Whenever a change in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest occurs, the Parent will prepare and file a statement of such change with the Secretary of the Parent.

  "Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest" is currently zero and will from time to time, as applicable, be

    (i) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock and dividends or distributions of shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock to holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock and other reclassifications of the Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock,

    (ii) decreased (but not to less than zero) by (a) the aggregate number of shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock issued or sold by the Parent after the consummation of the Exchange Offers the proceeds of which are attributed to the TCI Group,
  (b) the aggregate number of shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock issued or delivered upon conversion, exercise or exchange of Convertible Securities (other than Pre-Exchange Offer Securities), the proceeds of which are attributed to the TCI Group, (c) the aggregate number of shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock issued or delivered by the Parent as a dividend or distribution to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, (d) the aggregate number of shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock issued or delivered upon the conversion, exercise or exchange of any Convertible Securities (other than Pre-Exchange Offer Securities) issued or delivered by the Parent after the consummation of the Exchange Offers as a dividend or distribution or by reclassification or exchange to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock and (e) the aggregate number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock (rounded, if necessary, to the nearest whole number), equal to the aggregate fair value (as determined by the Board of Directors) of assets or properties attributed to the TCI Ventures Group that are transferred from the TCI Ventures Group to the TCI Group in consideration of a reduction in the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest, divided by the Market Value of one share of Series A TCI Ventures Group Common Stock as of the date of such transfer, and

    (iii) increased by (a) the aggregate number of any shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock which are retired or otherwise cease to be outstanding following their purchase with funds attributed to the TCI Group, (b) a number (rounded, if necessary, to the nearest whole number), equal to the fair value (as determined by the Board of Directors) of assets or properties theretofore attributed to the TCI Group that are contributed to the TCI Ventures Group in consideration of an increase in the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest, divided by the Market Value of one share of Series A TCI Ventures Group Common Stock as of the date of such contribution and (c) the aggregate number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock into or for which Convertible Securities are deemed to be converted, exercised or exchanged pursuant to the last sentence of the definition of "TCI Group."

  Whenever a change in the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest occurs, the Parent shall prepare and file a statement of such change with the Secretary of the Parent.

  "Pre-Distribution Convertible Securities" means Convertible Securities that were outstanding on the record date for the Liberty Media Group Distribution and were, prior to such date, convertible into or exercisable or exchangeable for shares of the Parent's Class A Common Stock, par value $1.00 per share (which has been redesignated Series A TCI Group Common Stock).

  "Pre-Exchange Offer Securities" means the TCI-UA Notes and the Initial Ventures Options.

  "Qualifying Subsidiary" shall mean a Subsidiary of the Parent in which (i) the Parent's ownership and voting interest is sufficient to satisfy the requirements of the Internal Revenue Service for (x), in the case of a Subsidiary that holds assets attributed to the Liberty Media Group, a distribution of the Parent's interest in such Subsidiary to the holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock that is tax free to such holders or (y), in the case of a Subsidiary that holds assets attributed to the TCI Ventures Group, a distribution of the Parent's interest in such Subsidiary to the holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock that is tax free to such holders or (ii) the Parent owns, directly or indirectly, all of the issued and outstanding capital stock.

  "Related Business Transaction" shall mean any Disposition of all or substantially all of the properties and assets of the Liberty Media Group or the TCI Ventures Group, as the case may be, in which the Parent receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, convertible securities, partnership or limited partnership interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets and properties of the Liberty Media Group or the TCI Ventures Group, as the case may be, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets and properties of the Liberty Media Group or the TCI Ventures Group, as the case may be, or a third party issuer, which purchaser, acquiror or other issuer is engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the Liberty Media Group or the TCI Ventures Group, as the case may be, prior to such Disposition, as determined in good faith by the Board of Directors.

  "Second Appraiser" means, with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, an investment banking firm of recognized national standing selected by the Independent Committee to make such determination.

  "Selection Date," with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, shall mean the date upon which the Second Appraiser for such determination is selected by the Independent Committee.

  "Subsidiary" shall mean, with respect to any person or entity, any corporation or partnership 50% or more of whose outstanding voting securities or partnership interests, as the case may be, are directly or indirectly owned by such person or entity.

  "TCI Group" means as of any date of determination thereof:

    (i) the interest of the Parent or any of its subsidiaries in all of the businesses in which the Parent or any of its subsidiaries (or any of their predecessors or successors) is or has been engaged, directly or indirectly, and the respective assets and liabilities of the Parent or any of its subsidiaries, other than any businesses, assets or liabilities of the Liberty Media Group or the TCI Ventures Group;

    (ii) a proportionate interest in the businesses, assets and liabilities of the Liberty Media Group equal to the Liberty Media Group Inter-Group Interest Fraction as of such date and a proportionate interest in the businesses, assets and liabilities of the TCI Ventures Group equal to the TCI Ventures Group Inter-Group Interest Fraction as of such date;

    (iii) from and after any dividend or other distribution with respect to shares of Liberty Media Group Common Stock (other than a dividend or other distribution payable in shares of Liberty Media Group Common Stock, with respect to which adjustment will be made as described in clause (i) of the definition of "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest," or in other securities of the Parent attributed to the Liberty Media Group, for which provision will be made as described in the second sentence of this definition), an amount of assets or properties theretofore included in the Liberty Media Group equal to the aggregate amount of such kind of assets or properties so paid in respect of such dividend or other distribution with respect to shares of Liberty Media Group Common Stock multiplied by a fraction the numerator of which is equal to the Liberty Media Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Liberty Media Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution;

    (iv) from and after any dividend or other distribution with respect to shares of TCI Ventures Group Common Stock (other than a dividend or other distribution payable in shares of TCI Ventures Group Common Stock, with respect to which adjustment will be made as described in clause (i) of the definition of "Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest," or in other securities of the Parent attributed to the TCI Ventures Group, for which provision will be made as described in the penultimate sentence of this definition), an amount of assets or properties theretofore included in the TCI Ventures Group equal to the aggregate amount of such kind of assets or properties so paid in respect of such dividend or other distribution with respect to shares of TCI Ventures Group Common Stock multiplied by a fraction the numerator of which is equal to the TCI Ventures Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the TCI Ventures Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution; and

    (v) any assets or properties transferred from the Liberty Media Group or the TCI Ventures Group to the TCI Group;

provided that, from and after any contribution or transfer of any assets or properties from the TCI Group to the Liberty Media Group or the TCI Ventures Group, the TCI Group will no longer include such assets or properties so contributed or transferred (other than pursuant to its interest in the businesses, assets and liabilities of the

Liberty Media Group or the TCI Ventures Group, as applicable, described in clause (ii) above). If the Parent pays a dividend or makes any other distribution with respect to shares of Liberty Media Group Common Stock payable in other securities of the Parent attributed to the Liberty Media Group, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (iii) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to holders of Liberty Media Group Common Stock, the TCI Group will include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. If the Parent pays a dividend or makes any other distribution with respect to shares of TCI Ventures Group Common Stock payable in other securities of the Parent attributed to the TCI Ventures Group, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (iv) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to holders of TCI Ventures Group Common Stock, the TCI Group will include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distribution in respect of such securities so deemed to be held by the TCI Group. The Parent may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the TCI Group will in such case no longer include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities will no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group or the TCI Ventures Group, as applicable.

  "TCI-UA Notes" shall mean those certain convertible notes due December 12, 2021 issued by TCI UA, Inc., a Subsidiary of the Parent, which notes were, prior to the consummation of the Exchange Offers, exchangeable for shares of Series A TCI Group Common Stock and Series A Liberty Media Group Common Stock.

  "TCI Ventures Group" shall mean, as of any date that any shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock have been issued and continue to be outstanding:

    (i) the interest of the Parent or of any of its subsidiaries in any of the following persons or any of their respective subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective properties and assets:
  TCI Ventures Group, LLC, Tele-Communications International, Inc., TCI Telephony Holdings, Inc., New Jersey Fiber Technologies, L.P., Louisville Lightwave, Western Tele-Communications, Inc., TCI GCI, Inc., TCI UVSG, Inc., Acclaim Entertainment, Inc., TCI TSX, Inc., Intessera, Inc., TCI-TVGOS, Inc., TCI MCNS Holdings, Inc., TCI ETC Holdings, Inc., TCI Internet Holdings, Inc., TCI Online Sports Holdings, Inc., TCI Online Village Holdings, Inc., TCI INZ Sports Holdings, Inc., TCI Netscape Holdings, Inc., TCI Java, Inc., National Digital Television Center, Inc., TCI SUMMITrak of Texas, Inc., TCI SUMMITrak, LLC, DigiVentures, LLC, Kitty Hawk Capital Limited Partners, II, New Enterprise Associates, IV, Limited Partnership, Venture First II, L.P., TVSM, Inc.,

    (ii) all assets and liabilities of the Parent or any of its subsidiaries to the extent attributed to any of the properties or assets referred to in clause (i) of this sentence, whether or not such assets or liabilities are assets and liabilities of any of the Persons named in clause (i) or any of their respective subsidiaries (or any successor as described in clause (i) of this sentence),

    (iii) the proceeds of exercise of the Initial Ventures Options and the expense of exercise of any related stock appreciation rights,

    (iv) all assets and properties contributed or otherwise transferred to the TCI Ventures Group from the TCI Group, and

    (v) the interest of the Parent or any of its subsidiaries in the businesses, assets and liabilities acquired by the Parent or any of its subsidiaries for the TCI Ventures Group, as determined by the Board of Directors;

provided that (a) from and after any dividend or other distribution with respect to any shares of TCI Ventures Group Common Stock (other than a dividend or other distribution payable in shares of TCI Ventures Group Common Stock, with respect to which adjustment shall be made as provided in clause
(i) of the definition of "Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest," or in other securities of the Parent attributed to the TCI Ventures Group for which provision shall be made as set forth in the penultimate sentence of this definition), the TCI Ventures Group will no longer include an amount of assets or properties equal to the aggregate amount of such kind of assets or properties so paid in respect of shares of TCI Ventures Group Common Stock multiplied by a fraction the numerator of which is equal to the TCI Ventures Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the TCI Ventures Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and (b) from and after any transfer of assets or properties from the TCI Ventures Group to the TCI Group, the TCI Ventures Group shall no longer include the assets or properties so transferred. If the Parent pays a dividend or makes any other distribution with respect to shares of TCI Ventures Group Common Stock payable in securities of the Parent attributed to the TCI Ventures Group other than TCI Ventures Group Common Stock, the TCI Group shall be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (a) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to the holders of TCI Ventures Group Common Stock, the TCI Ventures Group will no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. The Parent may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the TCI Ventures Group shall in such case include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities shall no longer be deemed to be held by the TCI Group or attributed to the TCI Ventures Group.

  "TCI Ventures Group Inter-Group Interest Fraction," as of any date, shall mean a fraction the numerator of which is the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest as of such date and the denominator of which is the sum of (a) such Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest as of such date and (b) the aggregate number of shares of TCI Ventures Group Common Stock outstanding as of such date.

  "TCI Ventures Group Net Proceeds" shall mean, as of any date, with respect to any Disposition of any of the properties and assets of the TCI Ventures Group, an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by the Parent in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (i) or (ii), respectively, of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock" (or which would have been payable but for the utilization of tax benefits attributable to the TCI Group or the Liberty Media Group), (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the TCI Ventures Group, including, without limitation, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations (without duplication of amounts allocated for the satisfaction of the Parent's obligations with respect to Pre-Exchange Offer Securities which are included in the determination of the Adjusted TCI Ventures Group Outstanding Interest Fraction) in respect of Preferred Stock attributed to the TCI Ventures Group. For purposes of this definition, any properties and assets of the TCI Ventures Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as can be supported by such properties and assets. To the extent the proceeds of any Disposition include any securities or other property other than cash, the Board of Directors shall determine the value of such securities or property, including for the purpose of determining the equivalent value thereof if the Board of Directors determines to pay a dividend or redemption price in cash or securities or other property as provided in the third paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock."

  "TCI Ventures Group Outstanding Interest Fraction," as of any date, shall mean a fraction the numerator of which is the aggregate number of shares of TCI Ventures Group Common Stock outstanding on such date and the denominator of which is the sum of (a) such aggregate number of shares of TCI Ventures Group Common Stock outstanding on such date and (b) the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest as of such date.

  "Trading Day" shall mean each weekday other than any day on which any relevant class or series of capital stock of the Corporation is not traded on the Nasdaq National Market System or in the over-the-counter market.

 Voting Rights

  Holders of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock and Series A TCI Ventures Group Common Stock, in each case, are entitled to one vote for each share of such stock held, and holders of Series B TCI Group Common Stock, Series B Liberty Media Group Common Stock and Series B TCI Ventures Group Common Stock, in each case, are entitled to ten votes for each share of such stock held, on all matters presented to such stockholders. Except as may otherwise be required by the laws of the State of Delaware or, with respect to any class of Preferred Stock or any series of such a class, in the Charter (including any resolution or resolutions providing for the establishment of such class or series pursuant to authority vested in the Board of Directors by the Charter), the holders of TCI Group Common Stock, the holders of Liberty Media Group Common Stock, the holders of TCI Ventures Group Common Stock and the holders of each class or series of Preferred Stock, if any, entitled to vote thereon will vote as one class with respect to all matters to be voted on by stockholders of the Parent.

  None of the holders of Series A TCI Group Common Stock, Series B TCI Group Common Stock, Series A Liberty Media Group Common Stock, Series B Liberty Media Group Common Stock, Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock have any rights to vote as a separate class or series on any matter coming before the stockholders of the Parent, except with respect to certain limited class and series voting rights provided under the Delaware General Corporation Law ("DGCL"). Under the DGCL, the approval of the holders of a majority of the outstanding shares of any class of capital stock of a corporation, voting separately as a class, is required to approve any amendment to the charter of such corporation that would alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, provided that, if any amendment would alter or change the powers, preferences or special rights of one or more series of the class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to vote thereon separately as a class. Because the Series A TCI Group Common Stock, the Series B TCI Group Common Stock, the Series A Liberty Media Group Common Stock, the Series B Liberty Media Group Common Stock, the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock are each a separate series of a single class of stock, each series will be entitled to vote separately as a class upon an amendment to the Charter that would alter or change the powers, preferences or special rights of such series so as to affect them adversely only if the other series were not so affected. The DGCL does not provide for any other separate voting rights of a class or series of capital stock (other than with respect to a change in par value or, in certain circumstances not applicable in the case of the Parent's outstanding stock, an increase or decrease in the authorized shares of such class or series). Consequently, because most matters brought to a stockholder vote will require the approval of only a specified percentage of all of the Parent's outstanding capital stock entitled to vote on such matters (including the TCI Group Common Stock, the Liberty Media Group Common Stock and the TCI Ventures Group Common Stock) voting together as a single class, if the holders of one or more series of Common Stock have more than the number of votes required to approve any such matter, such holders would be in a position to control the outcome of the vote on such matter.

 Dividends

  Subject to the prior payment of dividends on, and other rights of, any of the outstanding shares of Preferred Stock, dividends may be paid as determined by the Board of Directors (i) on the TCI Group Common Stock out of the lesser of (x) the TCI Group Available Dividend Amount and (y) funds of the Parent legally available therefor under the DGCL, (ii) on the Liberty Media Group Common Stock out of the lesser of (x) the Liberty Media Group Available Dividend Amount and (y) funds of the Parent legally available therefor under the DGCL, and (iii) on the TCI Ventures Group Common Stock out of the lesser of (x) the TCI Ventures Group Available Dividend Amount and (y) funds of the Parent legally available therefor under the DGCL. Under the DGCL, the amount of the funds of the Parent legally available for the payment of dividends on any series of Common Stock is determined on the basis of the entire corporation and not just the TCI Group, the Liberty Media Group or the TCI Ventures Group. Consequently, the amount of legally available funds will be reduced by the amount of any net losses of the TCI Group, the Liberty Media Group or the TCI Ventures Group and any dividends or distributions on, or repurchases of, the TCI Group Common Stock, the Liberty Media Group Common Stock or the TCI Ventures Group Common Stock, if any, and dividends on, or certain repurchases of, Preferred Stock. Certain loan agreements to which certain subsidiaries of the Parent are parties or are subject contain restricted payment provisions that limit the amount of dividends, other than stock dividends, that those companies may pay. Future loan agreements may also contain similar restrictions and limits.

  The "TCI Group Available Dividend Amount," as of any date, means either (i) the excess of (a) an amount equal to the total assets of the TCI Group less the total liabilities (not including preferred stock) of the TCI Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of TCI Group Common Stock and each class or series of Preferred Stock attributed to the TCI Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the TCI Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Corporation Earnings (Loss) Attributable to the TCI Group," for any period, means the net earnings or loss of the TCI Group for such period, determined on a basis consistent with the determination of the net earnings or loss of the TCI Group for such period as presented in the combined financial statements of the TCI Group, including income and expenses of TCI attributed to the operations of the TCI Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The TCI Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the TCI Group Common Stock under the DGCL if the TCI Group were a separate Delaware corporation. There can be no assurance that there will be a TCI Group Available Dividend Amount.

  The "Liberty Media Group Available Dividend Amount," as of any date, means the product of the Liberty Media Group Outstanding Interest Fraction and either (i) the excess of (a) an amount equal to the total assets of the Liberty Media Group less the total liabilities (not including preferred stock) of the Liberty Media Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Media Group Common Stock and each class or series of Preferred Stock attributed to the Liberty Media Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings
(Loss) Attributable to the Liberty Media Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Corporation Earnings (Loss) Attributable to the Liberty Media Group," for any period, means the net earnings or loss of the Liberty Media Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Liberty Media Group for such period as presented in the combined financial statements of the Liberty Media Group, including income and expenses of the Parent attributed to the operations of the Liberty Media Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The Liberty Media Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the Liberty Media Group Common Stock under the DGCL if the Liberty Media Group were a separate Delaware corporation. There can be no assurance that there will be a Liberty Media Group Available Dividend Amount.

  The "TCI Ventures Group Available Dividend Amount," as of any date, means the product of the TCI Ventures Group Outstanding Interest Fraction and either
(i) the excess of (a) an amount equal to the total assets of the TCI Ventures Group less the total liabilities (not including preferred stock) of the TCI Ventures Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of TCI Ventures Group Common Stock and each class or series of Preferred Stock attributed to the TCI Ventures Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the TCI Ventures Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Corporation Earnings (Loss) Attributable to the TCI Ventures Group," for any period, means the net earnings or loss of the TCI Ventures Group for such period determined on a basis consistent with the determination of the net earnings or loss of the TCI Ventures Group for such period as presented in the combined financial statements of the TCI Ventures Group, including income and expenses of the Parent attributed to the operations of the TCI Ventures Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The TCI Ventures Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the TCI Ventures Group Common Stock under the DGCL if the TCI Ventures Group were a separate Delaware corporation. There can be no assurance that there will be a TCI Ventures Group Available Dividend Amount.

  Except for dividends declared or paid as described below under "--Share Distributions," "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," and "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock," any dividends paid on the Series A TCI Group Common Stock or the Series B TCI Group Common Stock will be paid only on both series, in equal amounts per share; any dividends paid on the Series A Liberty Media Group Common Stock or the Series B Liberty Media Group Common Stock will be paid only on both series, in equal amounts per share; and any dividends paid on the Series A TCI Ventures Group Common Stock or the Series B TCI Ventures Group Common Stock will be paid only on both series, in equal amounts per share.

  The Board of Directors, subject to the provisions described above and under "--Share Distributions" below, has the authority and discretion to declare and pay dividends on the TCI Group Common Stock, the Liberty Media Group Common Stock or the TCI Ventures Group Common Stock in equal or unequal amounts, notwithstanding the relationship among the TCI Group Available Dividend Amount, the Liberty Media Group Available Dividend Amount and the TCI Ventures Group Available Dividend Amount, the respective amounts of prior dividends declared on, or liquidation rights of, the TCI Group Common Stock, the Liberty Media Group Common Stock or the TCI Ventures Group Common Stock or any other factor.

  At the time of any dividend or other distribution on the outstanding shares of Liberty Media Group Common Stock (including any dividend of Liberty Media Group Net Proceeds from the Disposition of all or substantially all of the properties and assets of the Liberty Media Group as described below under "-- Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock"), the TCI Group will (if at such time there is an Inter-Group Interest in the Liberty Media Group) be credited, and the Liberty Media Group will be charged (in addition to the charge for the dividend or other distribution paid or distributed in respect of outstanding shares of Liberty Media Group Common Stock), with an amount equal to the product of (i) the aggregate amount of such dividend or distribution paid or distributed in respect of outstanding shares of Liberty Media Group Common Stock times (ii) a fraction the numerator of which is the

Liberty Media Group Inter-Group Interest Fraction and the denominator of which is the Liberty Media Group Outstanding Interest Fraction.

  At the time of any dividend or other distribution on the outstanding shares of TCI Ventures Group Common Stock (including any dividend of TCI Ventures Group Net Proceeds from the Disposition of all or substantially all of the properties and assets of the TCI Ventures Group as described under "-- Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock"), the TCI Group will (if at such time there is an Inter-Group Interest in the TCI Ventures Group) be credited, and the TCI Ventures Group will be charged (in addition to the charge for the dividend or other distribution paid or distributed in respect of outstanding shares of TCI Ventures Group Common Stock), with an amount equal to the product of (i) the aggregate amount of such dividend or distribution paid or distributed in respect of outstanding shares of TCI Ventures Group Common Stock times (ii) a fraction the numerator of which is the TCI Ventures Group Inter-Group Interest Fraction and the denominator of which is the TCI Ventures Group Outstanding Interest Fraction.

 Share Distributions

  Distributions on TCI Group Common Stock. If at any time after the initial issuance of shares of TCI Ventures Group Common Stock, a distribution paid in TCI Group Common Stock, TCI Ventures Group Common Stock, Liberty Media Group Common Stock, or any other securities of the Parent or any other person (a "share distribution"), is made with respect to the TCI Group Common Stock, such share distribution will be declared and paid only as follows:

    (i) a share distribution consisting of shares of Series A TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series B TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series A TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Group Common Stock) to holders of Series A TCI Group Common Stock and, on an equal per share basis, shares of Series B TCI Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Group Common Stock) to holders of Series B TCI Group Common Stock;

    (ii) a share distribution consisting of shares of Series A Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Media Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; provided that the sum of (A) the aggregate number of shares of Series A Liberty Media Group Common Stock to be so issued (or the number of such shares which would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so issued) and (B) the number of shares of such series that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the TCI Group (other than Pre-Distribution Convertible Securities and other than Convertible Securities convertible into or exercisable or exchangeable for Committed Acquisition Shares) is less than or equal to the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest;

    (iii) a share distribution consisting of shares of Series A TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Ventures Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series B TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Ventures Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series A TCI Ventures Group

  Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Ventures Group Common Stock) to holders of Series A TCI Group Common Stock and, on an equal per share basis, shares of Series B TCI Ventures Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Ventures Group Common Stock) to holders of Series B TCI Group Common Stock; provided that the sum of (A) the aggregate number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock to be so distributed (or the number of such shares which would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed) and (B) the number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the TCI Group (other than Pre-Exchange Offer Securities) is less than or equal to the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest; and

    (iv) a share distribution consisting of any class or series of securities of the Parent or any other person other than TCI Group Common Stock, Liberty Media Group Common Stock or TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Common Stock, Liberty Media Group Common Stock or TCI Ventures Group Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock or on the basis of a distribution of one class or series of securities to holders of Series A TCI Group Common Stock and another class or series of securities to holders of Series B TCI Group Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B TCI Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Group Common Stock and the Series B TCI Group Common Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of the Parent, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Group Common Stock and the Series B TCI Group Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

  The Parent will not reclassify, subdivide or combine the Series A TCI Group Common Stock without reclassifying, subdividing or combining the Series B TCI Group Common Stock, on an equal per share basis, and the Parent will not reclassify, subdivide or combine the Series B TCI Group Common Stock without reclassifying, subdividing or combining the Series A TCI Group Common Stock, on an equal per share basis.

  Distributions on Liberty Media Group Common Stock. If at any time a share distribution is to be made with respect to the Liberty Media Group Common Stock, such share distribution will be declared and paid only as follows (or as described under "--Conversion and Redemption" with respect to the redemptions and other distributions referred to therein):

    (i) a share distribution consisting of shares of Series A Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Media Group Common Stock) to holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, on an equal per share basis; or consisting of shares of Series B Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Media Group Common Stock) to holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, on an equal per share basis; or consisting of shares of Series A Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Media Group Common Stock) to holders of

  Series A Liberty Media Group Common Stock and, on an equal per share basis, shares of Series B Liberty Media Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Media Group Common Stock) to holders of Series B Liberty Media Group Common Stock; and

    (ii) a share distribution consisting of any class or series of securities of the Parent or any other person other than as described in the immediately preceding clause (i) and other than TCI Group Common Stock or TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Common Stock or TCI Ventures Group Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock or on the basis of a distribution of one class or series of securities to holders of Series A Liberty Media Group Common Stock and another class or series of securities to holders of Series B Liberty Media Group Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B Liberty Media Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of the Parent, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

  Because under the Charter the Liberty Media Group is not permitted to have an Inter-Group Interest in either the TCI Group or the TCI Ventures Group, no distributions on the Liberty Media Group Common Stock of shares of TCI Group Common Stock (or related Convertible Securities) or TCI Ventures Group Common Stock (or related Convertible Securities) are permitted.

  The Parent will not reclassify, subdivide or combine the Series A Liberty Media Group Common Stock without reclassifying, subdividing or combining the Series B Liberty Media Group Common Stock, on an equal per share basis, and the Parent will not reclassify, subdivide or combine the Series B Liberty Media Group Common Stock without reclassifying, subdividing or combining the Series A Liberty Media Group Common Stock, on an equal per share basis.

  Distributions on TCI Ventures Group Common Stock. If at any time a share distribution is to be made with respect to the TCI Ventures Group Common Stock, such share distribution will be declared and paid only as follows (or as described under "--Conversion and Redemption" with respect to the redemptions and other distributions referred to therein):

    (i) a share distribution consisting of shares of Series A TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Ventures Group Common Stock) to holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock, on an equal per share basis; or consisting of shares of Series B TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Ventures Group Common Stock) to holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock, on an equal per share basis; or consisting of shares of Series A TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Ventures Group Common Stock) to holders of Series A TCI Ventures Group Common Stock and, on an equal per share basis, shares of Series B TCI Ventures Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Ventures Group Common Stock) to holders of Series B TCI Ventures Group Common Stock; and

    (ii) a share distribution consisting of any class or series of securities of the Parent or any other person other than as described in the immediately preceding clause (i) and other than TCI Group Common Stock or Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Common Stock or Liberty Media Group Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock or on the basis of a distribution of one class or series of securities to holders of Series A TCI Ventures Group Common Stock and another class or series of securities to holders of Series B TCI Ventures Group Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B TCI Ventures Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of the Parent, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

  Because under the Charter the TCI Ventures Group is not permitted to have an Inter-Group Interest in either the TCI Group or the Liberty Media Group, no distributions on the TCI Ventures Group Common Stock of shares of TCI Group Common Stock (or related Convertible Securities) or Liberty Media Group Common Stock (or related Convertible Securities) are permitted.

  The Parent will not reclassify, subdivide or combine the Series A TCI Ventures Group Common Stock without reclassifying, subdividing or combining the Series B TCI Ventures Group Common Stock, on an equal per share basis, and the Parent will not reclassify, subdivide or combine the Series B TCI Ventures Group Common Stock without reclassifying, subdividing or combining the Series A TCI Ventures Group Common Stock, on an equal per share basis.

 Conversion and Redemption

  Conversion at the Option of the Holder. Each share of Series B TCI Group Common Stock is convertible, at the option of the holder thereof, into one share of Series A TCI Group Common Stock. Each share of Series B Liberty Media Group Common Stock is convertible, at the option of the holder thereof, into one share of Series A Liberty Media Group Common Stock. Each share of Series B TCI Ventures Group Common Stock is convertible, at the option of the holder thereof, into one share of Series A TCI Ventures Group Common Stock. Shares of Series A TCI Group Common Stock are not convertible into shares of Series B TCI Group Common Stock; shares of Series A Liberty Media Group Common Stock are not convertible into shares of Series B Liberty Media Group Common Stock; and shares of Series A TCI Ventures Group Common Stock are not convertible into shares of Series B TCI Ventures Group Common Stock.

  Conversion of Liberty Media Group Common Stock at the Option of the
Parent. The Board of Directors may at any time declare that (i) all of the outstanding shares of Series A Liberty Media Group Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of Series A TCI Group Common Stock equal to the Liberty Media Group Optional Conversion Ratio, and (ii) all of the outstanding shares of Series B Liberty Media Group Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of Series B TCI Group Common Stock equal to the Liberty Media Group Optional Conversion Ratio. As more fully described below, the Liberty Media Group Optional Conversion Ratio is the ratio of the private market value of a share of Liberty Media Group Common Stock determined by appraisal to the public trading price of a share of TCI Group Common Stock.

  Under the Charter, the "Liberty Media Group Optional Conversion Ratio" means the quotient (calculated to the nearest five decimal places) obtained by dividing (x) the Liberty Media Group Common Stock Per Share Value by (y) the average Market Value of one share of Series A TCI Group Common Stock over the 20-Trading Day period ending on the Trading Day preceding the Appraisal Date. The Liberty Media Group Common Stock Per Share Value will equal the quotient obtained by dividing the Liberty Media Group Private Market Value by the Adjusted Outstanding Shares of Liberty Media Group Common Stock, which will be determined in the manner described below.

  The "Liberty Media Group Private Market Value" means an amount equal to the private market value of the Liberty Media Group as of the Appraisal Date. In the event that the Parent determines to establish the Liberty Media Group Private Market Value, the Parent shall designate the First Appraiser and a committee of the Board of Directors all of whose members are independent directors as determined under the Nasdaq National Market rules (the " Independent Committee") shall designate the Second Appraiser. Not later than 20 days after the Selection Date, the First Appraiser and the Second Appraiser will each determine its initial view as to the private market value of the Liberty Media Group as of the Appraisal Date and will consult with one another with respect thereto. Not later than the 30th day after the Selection Date, the First Appraiser and the Second Appraiser will each have determined its final view as to such private market value. If the Higher Appraised Amount is not more than 120% of the Lower Appraised Amount, the Liberty Media Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be the average of those two amounts. If the Higher Appraised Amount is more than 120% of the Lower Appraised Amount, the First Appraiser and the Second Appraiser will agree upon and jointly designate the Mutually Designated Appraiser to determine such private market value. The Mutually Designated Appraiser will not be provided with any of the work of the First Appraiser and the Second Appraiser. The Mutually Designated Appraiser will, no later than the 20th day after the date the Mutually Designated Appraiser is designated, determine the Mutually Appraised Amount, and the Liberty Media Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be (i) if the Mutually Appraised Amount is between the Lower Appraised Amount and the Higher Appraised Amount,
(a) the average of (1) the Mutually Appraised Amount and (2) the Lower Appraised Amount or the Higher Appraised Amount, whichever is closer to the Mutually Appraised Amount, or (b) the Mutually Appraised Amount, if neither the Lower Appraised Amount nor the Higher Appraised Amount is closer to the Mutually Appraised Amount, or (ii) if the Mutually Appraised Amount is greater than the Higher Appraised Amount or less than the Lower Appraised Amount, the average of the Higher Appraised Amount and the Lower Appraised Amount. For these purposes, if any such investment banking firm expresses its final view of the private market value of the Liberty Media Group as a range of values, such investment banking firm's final view of such private market value will be deemed to be the midpoint of such range of values.

  Each of the investment banking firms referred to in the immediately preceding paragraph will be instructed to determine the private market value of the Liberty Media Group as of the Appraisal Date based upon the amount a willing purchaser would pay to a willing seller, in an arm's-length transaction, if it were acquiring the Liberty Media Group, as if the Liberty Media Group were a publicly traded non-controlled corporation and the purchaser was acquiring all of the capital stock of such corporation and without consideration of any potential regulatory constraints limiting the potential purchasers of the Liberty Media Group other than that which would have existed if the Liberty Media Group were a publicly traded non-controlled entity.

  Following the determination of the Liberty Media Group Private Market Value, the investment banking firms whose final views of the private market value of the Liberty Media Group were used in the calculation of the Liberty Media Group Private Market Value will determine the Adjusted Outstanding Shares of Liberty Media Group Common Stock together with any further appropriate adjustments to the Liberty Media Group Private

Market Value resulting from such determination. The "Adjusted Outstanding Shares of Liberty Media Group Common Stock" means a number, as determined by such investment banking firms as of the Appraisal Date, equal to the sum of the number of shares of Liberty Media Group Common Stock outstanding, the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, the number of Committed Acquisition Shares issuable, the number of shares of Liberty Media Group Common Stock issuable upon the conversion, exercise or exchange of all Pre-Distribution Convertible Securities and the number of shares of Liberty Media Group Common Stock issuable upon the conversion, exercise or exchange of those Convertible Securities (other than Pre-Distribution Convertible Securities and other than Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) the holders of which would derive an economic benefit from conversion, exercise or exchange of such Convertible Securities which exceeds the economic benefit of not converting, exercising or exchanging such Convertible Securities. The "Liberty Media Group Common Stock Per Share Value" means the quotient obtained by dividing the Liberty Media Group Private Market Value by the Adjusted Outstanding Shares of Liberty Media Group Common Stock, provided that if such investment banking firms do not agree on the determinations provided for in this paragraph, the Liberty Media Group Common Stock Per Share Value will be the average of the quotients so obtained on the basis of the respective determinations of such firms.

  If the Parent determines to convert shares of Series A Liberty Media Group Common Stock into Series A TCI Group Common Stock and shares of Series B Liberty Media Group Common Stock into Series B TCI Group Common Stock at the Liberty Media Group Optional Conversion Ratio, such conversion will occur on a conversion date on or prior to the 120th day following the Appraisal Date. If the Parent determines not to undertake such conversion, the Parent may at any time thereafter undertake to reestablish the Liberty Media Group Common Stock Per Share Value as of a subsequent date.

  Any such conversion would dilute the interests of holders of TCI Group Common Stock and would preclude holders of Liberty Media Group Common Stock from retaining their interest in a security reflecting separately the business of the Liberty Media Group. In addition, the adjustments in respect of Pre-Distribution Convertible Securities and Committed Acquisition Shares would dilute the interests of holders of Liberty Media Group Common Stock upon any conversion of shares of Liberty Media Group Common Stock into TCI Group Common Stock at the Liberty Media Group Optional Conversion Ratio.

  Conversion of TCI Ventures Group Common Stock at the Option of the
Parent. The Board of Directors may at any time declare that (i) all of the outstanding shares of Series A TCI Ventures Group Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of Series A TCI Group Common Stock equal to the TCI Ventures Group Optional Conversion Ratio, and (ii) all of the outstanding shares of Series B TCI Ventures Group Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of Series B TCI Group Common Stock equal to the TCI Ventures Group Optional Conversion Ratio. As more fully described below, the TCI Ventures Group Optional Conversion Ratio is the ratio of the private market value of a share of TCI Ventures Group Common Stock determined by appraisal to the public trading price of a share of TCI Group Common Stock.

  Under the Charter, the "TCI Ventures Group Optional Conversion Ratio" means the quotient (calculated to the nearest five decimal places) obtained by dividing (x) the TCI Ventures Group Common Stock Per Share Value by (y) the average Market Value of one share of Series A TCI Group Common Stock over the 20-Trading Day period ending on the Trading Day preceding the Appraisal Date. The TCI Ventures Group Common Stock Per Share Value will equal the quotient obtained by dividing the TCI Ventures Group Private Market Value by the Adjusted Outstanding Shares of TCI Ventures Group Common Stock, which will be determined in the manner described below.

  The "TCI Ventures Group Private Market Value" means an amount equal to the private market value of the TCI Ventures Group as of the Appraisal Date. In the event that the Parent determines to establish the TCI Ventures Group Private Market Value, the Parent shall designate the First Appraiser and the Independent

Committee shall designate the Second Appraiser. Not later than 20 days after the Selection Date, the First Appraiser and the Second Appraiser will each determine its initial view as to the private market value of the TCI Ventures Group as of the Appraisal Date and will consult with one another with respect thereto. Not later than the 30th day after the Selection Date, the First Appraiser and the Second Appraiser will each have determined its final view as to such private market value. If the Higher Appraised Amount is not more than 120% of the Lower Appraised Amount, the TCI Ventures Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be the average of those two amounts. If the Higher Appraised Amount is more than 120% of the Lower Appraised Amount, the First Appraiser and the Second Appraiser will agree upon and jointly designate the Mutually Designated Appraiser to determine such private market value. The Mutually Designated Appraiser will not be provided with any of the work of the First Appraiser and the Second Appraiser. The Mutually Designated Appraiser will, no later than the 20th day after the date the Mutually Designated Appraiser is designated, determine the Mutually Appraised Amount, and the TCI Ventures Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be (i) if the Mutually Appraised Amount is between the Lower Appraised Amount and the Higher Appraised Amount, (a) the average of (1) the Mutually Appraised Amount and (2) the Lower Appraised Amount or the Higher Appraised Amount, whichever is closer to the Mutually Appraised Amount, or (b) the Mutually Appraised Amount, if neither the Lower Appraised Amount nor the Higher Appraised Amount is closer to the Mutually Appraised Amount, or (ii) if the Mutually Appraised Amount is greater than the Higher Appraised Amount or less than the Lower Appraised Amount, the average of the Higher Appraised Amount and the Lower Appraised Amount. For these purposes, if any such investment banking firm expresses its final view of the private market value of the TCI Ventures Group as a range of values, such investment banking firm's final view of such private market value will be deemed to be the midpoint of such range of values.

  Each of the investment banking firms referred to in the immediately preceding paragraph will be instructed to determine the private market value of the TCI Ventures Group as of the Appraisal Date based upon the amount a willing purchaser would pay to a willing seller, in an arm's-length transaction, if it were acquiring the TCI Ventures Group, as if the TCI Ventures Group were a publicly traded non-controlled corporation and the purchaser was acquiring all of the capital stock of such corporation and without consideration of any potential regulatory constraints limiting the potential purchasers of the TCI Ventures Group other than that which would have existed if the TCI Ventures Group were a publicly traded non-controlled entity.

  Following the determination of the TCI Ventures Group Private Market Value, the investment banking firms whose final views of the private market value of the TCI Ventures Group were used in the calculation of the TCI Ventures Group Private Market Value will determine the Adjusted Outstanding Shares of TCI Ventures Group Common Stock together with any further appropriate adjustments to the TCI Ventures Group Private Market Value resulting from such determination. The "Adjusted Outstanding Shares of TCI Ventures Group Common Stock" means a number, as determined by such investment banking firms as of the Appraisal Date, equal to the sum of the number of shares of TCI Ventures Group Common Stock outstanding, the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest, the number of shares of TCI Ventures Group Common Stock issuable upon the conversion, exercise or exchange of all Pre-Exchange Offer Securities, and the number of shares of TCI Ventures Group Common Stock issuable upon the conversion, exercise or exchange of those Convertible Securities (other than Pre-Exchange Offer Securities) the holders of which would derive an economic benefit from conversion, exercise or exchange of such Convertible Securities which exceeds the economic benefit of not converting, exercising or exchanging such Convertible Securities. The "TCI Ventures Group Common Stock Per Share Value" means the quotient obtained by dividing the TCI Ventures Group Private Market Value by the Adjusted Outstanding Shares of TCI Ventures Group Common Stock, provided that if such investment banking firms do not agree on the determinations provided for in this paragraph, the TCI Ventures Group Common Stock Per Share Value will be the average of the quotients so obtained on the basis of the respective determinations of such firms.

  If the Parent determines to convert shares of Series A TCI Ventures Group Common Stock into Series A TCI Group Common Stock and shares of Series B TCI Ventures Group Common Stock into Series B TCI Group

Common Stock at the TCI Ventures Group Optional Conversion Ratio, such conversion will occur on a conversion date on or prior to the 120th day following the Appraisal Date. If the Parent determines not to undertake such conversion, the Parent may at any time thereafter undertake to reestablish the TCI Ventures Group Common Stock Per Share Value as of a subsequent date.

  Any such conversion would dilute the interests of holders of TCI Group Common Stock and would preclude holders of TCI Ventures Group Common Stock from retaining their interest in a security reflecting separately the business of the TCI Ventures Group. In addition, the adjustments in respect of Pre-Exchange Offer Securities would dilute the interests of holders of TCI Ventures Group Common Stock upon any conversion of shares of TCI Ventures Group Common Stock into TCI Group Common Stock at the TCI Ventures Group Optional Conversion Ratio.

  Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock. Upon the Disposition, in one transaction or a series of related transactions by the Parent and its subsidiaries of all or substantially all of the properties and assets of the Liberty Media Group to one or more persons, entities or groups, the Parent is required, on or prior to the 85th Trading Day following the consummation of such Disposition, to take one of the actions listed in the following paragraph. This requirement does not apply to a Disposition (a) in connection with the Disposition by the Parent of all of the Parent's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Parent, (b) by dividend, other distribution or redemption in accordance with any provision described under "--Conversion and Redemption--Redemption of Liberty Media Group Common Stock in Exchange for Stock of Subsidiary," "-- Dividends," "--Share Distributions," or "--Liquidation Rights," (c) to any person, entity or group which the Parent, directly or indirectly, after giving effect to the Disposition, controls or (d) in connection with a Related Business Transaction. For these purposes, "substantially all of the properties and assets of the Liberty Media Group" means a portion of such properties and assets that represents at least 80% of the then-current market value (as determined by the Board of Directors) of the properties and assets of the Liberty Media Group as of such date.

  The action the Parent is required to take is to either:

    (i) subject to the limitations described under "--Dividends," declare and pay a dividend in cash and/or securities or other property (other than a dividend or distribution of Common Stock) to the holders of the outstanding shares of Liberty Media Group Common Stock equally on a share for share basis (subject to the provisions described in the last sentence of the penultimate paragraph under this caption "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock"), in an aggregate amount equal to the product of the Liberty Media Group Outstanding Interest Fraction as of the record date for determining the holders entitled to receive such dividend and the Liberty Media Group Net Proceeds;

    (ii) provided that there are assets of the Parent legally available therefor and the Liberty Media Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof as described in clause
  (i) of this paragraph, then:

      (A) if such Disposition involves all (not merely substantially all) of the properties and assets of the Liberty Media Group, redeem all outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in exchange for cash and/or securities or other property (other than Common Stock) in an aggregate amount equal to the product of the Adjusted Liberty Media Group Outstanding Interest Fraction as of the date of such redemption and the Liberty Media Group Net Proceeds, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the penultimate paragraph under this caption) to shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in the ratio of the number of shares of each such series outstanding (so that the amount of consideration paid for the redemption of each share of Series A Liberty Media Group Common Stock and each share of Series B Liberty Media Group Common Stock is the same); or

      (B) if such Disposition involves substantially all (but not all) of the properties and assets of the Liberty Media Group, apply an aggregate amount of cash and/or securities or other property (other than Common Stock) equal to the product of the Liberty Media Group Outstanding Interest Fraction as of the date shares are selected for redemption and the Liberty Media Group Net Proceeds of such Disposition to the redemption of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the penultimate paragraph under this caption) to shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in the ratio of the number of shares of each such series outstanding, and the number of shares of each such series to be redeemed to equal the lesser of (x) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average Market Value of one share of Series A Liberty Media Group Common Stock during the ten-Trading Day period beginning on the 16th Trading Day following the consummation of such Disposition and (y) the number of shares of such series outstanding (so that the amount of consideration paid for the redemption of each share of Series A Liberty Media Group Common Stock and each share of Series B Liberty Media Group Common Stock is the same); or

    (iii) convert (A) each outstanding share of Series A Liberty Media Group Common Stock into a number (or fraction) of fully paid and nonassessable shares of Series A TCI Group Common Stock and (B) each outstanding share of Series B Liberty Media Group Common Stock into a number (or fraction) of fully paid and nonassessable shares of Series B TCI Group Common Stock, in each case equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of Series A Liberty Media Group Common Stock to the Market Value of one share of Series A TCI Group Common Stock during the ten-Trading Day period referred to in clause (ii)(B) of this paragraph.

  The Parent may elect to pay the dividend or redemption price referred to in clause (i) or (ii) of the second paragraph under this caption "--Mandatory Dividend, Redemption or Conversion or Liberty Media Group Common Stock" either in the same form as the proceeds of the Disposition were received or in any other combination of cash or securities or other property (other than Common Stock) that the Board of Directors determines will have an aggregate market value on a fully distributed basis, of not less than the amount of the Liberty Media Group Net Proceeds. If the dividend or redemption price is paid in the form of securities of an issuer other than the Parent, the Board of Directors may determine either to (i) pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of Series A Liberty Media Group Common Stock and another class or series of securities to holders of Series B Liberty Media Group Common Stock, provided that such securities (and, if such securities are convertible into or exercisable or exchangeable for shares of another class or series of securities, the securities so issuable upon such conversion, exercise or exchange) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B Liberty Media Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock), provided that if such securities constitute capital stock of a Subsidiary of the Parent, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock, and otherwise such securities will be distributed on an equal per share basis, or (ii) pay the dividend or redemption price in the form of a single class of securities without distinction between the shares received by the holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock. The Related Business Transaction exception to the foregoing requirements would enable the Parent to enter into transactions in which the properties or assets of the Liberty Media Group may be considered to be "disposed of" in exchange for equity securities of an entity engaged or proposing to engage in similar or complementary business areas to those of the Liberty Media Group while maintaining the capital structure and delineation of business groups of the Liberty Media Group.

  The effect of using the Adjusted Liberty Media Group Outstanding Interest Fraction, instead of the Liberty Media Group Outstanding Interest Fraction, in the determination of amounts to be paid in redemption of shares of Liberty Media Group Common Stock following a Disposition of all of the properties and assets of the Liberty Media Group is to allocate to the TCI Group a portion of the Liberty Media Group Net Proceeds of the Disposition, in addition to the amount so allocated in respect of any Inter-Group Interest, sufficient to provide for the delivery of the portion of the consideration deliverable by the Parent upon any post-Disposition conversion, exercise or exchange of Pre-Distribution Convertible Securities that is in substitution for shares of Liberty Media Group Common Stock that would have been issuable upon such conversion, exercise or exchange if it had occurred prior to such Distribution and to make similar provision for the Parent's obligation in respect of any Committed Acquisition Shares that remain issuable. To the extent such Pre-Distribution Convertible Securities and Committed Acquisition Shares are included in the determination of the Adjusted Liberty Media Group Outstanding Interest Fraction, the Parent's obligations in respect of such securities would not be a reduction in the calculation of the Liberty Media Group Net Proceeds. In the event any redemption of the Liberty Media Group Common Stock or conversion of the Liberty Media Group Common Stock into TCI Group Common Stock is made in circumstances in which securities or property are allocated to the TCI Group in respect of Pre-Distribution Convertible Securities, Committed Acquisition Shares or other Convertible Securities entitled to receive such securities or property upon conversion, exercise or exchange, the TCI Group will segregate and hold such securities or other property separate (in the case of any securities or property other than TCI Group Common Stock), or duly reserve shares of TCI Group Common Stock issuable upon such conversion, exercise or exchange, for the benefit of the holders of Pre-Distribution Convertible Securities, Committed Acquisition Shares or other Convertible Securities. In the event the holders of any such Pre-Distribution Convertible Securities or other Convertible Securities do not convert, exercise or exchange such securities prior to the expiration of any conversion or exercise right or the retirement of such security, or the acquisition relating to such Committed Acquisition Shares is not consummated (or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares are not converted, exercised or exchanged), then the securities or other property so reserved shall revert to the TCI Group and the former holders of Liberty Media Group Common Stock shall have no interest in such securities or property.

  At the time of any dividend made as a result of a Disposition referred to above, the TCI Group will be credited, and the Liberty Media Group will be charged (in addition to the charge for the dividend paid in respect of outstanding shares of Liberty Media Group Common Stock), with an amount equal to the product of (i) the aggregate amount paid in respect of such dividend times (ii) a fraction the numerator of which is the Liberty Media Group Inter-Group Interest Fraction and the denominator of which is the Liberty Media Group Outstanding Interest Fraction.

  The option to convert the Liberty Media Group Common Stock into TCI Group Common Stock in the event of a Disposition provides the Parent with additional flexibility by allowing the Parent to deliver consideration in the form of shares of TCI Group Common Stock rather than cash or securities or other properties. This alternative could be used, for example, in circumstances when the Parent did not have sufficient legally available assets under the DGCL to pay the full amount of an otherwise required dividend or redemption or when the Parent desired to retain such proceeds.

  If less than substantially all of the properties and assets of the Liberty Media Group were disposed of by the Parent in one transaction, the Parent would not be required to pay a dividend on, redeem or convert the outstanding shares of Liberty Media Group Common Stock, even if an additional transaction were consummated at a later time in which additional properties and assets of the Liberty Media Group were disposed of by the Parent, which, together with the properties and assets disposed of in the first transaction, would have constituted substantially all of the properties and assets of the Liberty Media Group at the time of the first transaction, unless such transactions constituted a series of related transactions. The second transaction, however, could trigger such a requirement if, at the time of the second transaction, the properties and assets disposed of in such transaction constituted at least substantially all of the properties and assets of the Liberty Media Group at such time. If less than substantially all of the properties and assets of the Liberty Media Group were disposed of by the Parent, the holders of the Liberty Media Group Common Stock would not be entitled to receive any dividend or have their shares redeemed or converted for TCI Group Common Stock, although the Board of Directors could determine, in its sole discretion, to pay a dividend on the Liberty Media Group Common Stock in an amount related to the proceeds of such Disposition.

  Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock. Upon the Disposition in one transaction or a series of related transactions by the Parent and its subsidiaries of all or substantially all of the properties and assets of the TCI Ventures Group to any one or more persons, entities or groups, the Parent is required, on or prior to the 85th Trading Day following the consummation of such Disposition, to take one of the actions listed in the following paragraph. This requirement does not apply to a Disposition (a) in connection with the Disposition by the Parent of all of the Parent's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Parent, (b) by dividend, other distribution or redemption in accordance with any provision described under "--Conversion and Redemption--Redemption of TCI Ventures Group Common Stock in Exchange for Stock of Subsidiary" "-- Dividends," "--Share Distributions," or "--Liquidation Rights," (c) to any person, entity or group which the Parent, directly or indirectly, after giving effect to the Disposition, controls or (d) in connection with a Related Business Transaction. For these purposes, "substantially all of the properties and assets of the TCI Ventures Group" means a portion of such properties and assets that represents at least 80% of the then-current market value (as determined by the Board of Directors) of the properties and assets of the TCI Ventures Group as of such date.

  The action the Parent is required to take is to either:

    (i) subject to the limitations described above under "--Dividends," declare and pay a dividend in cash and/or securities or other property (other than a dividend or distribution of Common Stock) to the holders of the outstanding shares of TCI Ventures Group Common Stock equally on a share for share basis (subject to the provisions described in the second sentence of the third paragraph under this caption "--Mandatory Dividends, Redemption or Conversion of TCI Ventures Group Common Stock,") in an aggregate amount equal to the product of the TCI Ventures Group Outstanding Interest Fraction as of the record date for determining the holders entitled to receive such dividend and the TCI Ventures Group Net Proceeds of such Disposition;

    (ii) provided that there are assets of the Parent legally available therefor and the TCI Ventures Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof as described in clause
  (i) of this paragraph, then:

      (A) if such Disposition involves all (not merely substantially all) of the properties and assets of the TCI Ventures Group, redeem all outstanding shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in exchange for cash and/or securities or other property (other than Common Stock) in an aggregate amount equal to the product of the Adjusted TCI Ventures Group Outstanding Interest Fraction as of the date of such redemption and the TCI Ventures Group Net Proceeds of such Disposition, such aggregate amount to be allocated (subject to the provisions described in the second sentence of the following paragraph) to shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in the ratio of the number of shares of each such series outstanding (so that the amount of consideration paid for the redemption of each share of Series A TCI Ventures Group Common Stock and each share of Series B TCI Ventures Group Common Stock is the same); or

      (B) if such Disposition involves substantially all (but not all) of the properties and assets of the TCI Ventures Group, apply an aggregate amount of cash and/or securities or other property (other than Common Stock) equal to the product of the TCI Ventures Group Outstanding Interest Fraction as of the date shares are selected for redemption and the TCI Ventures Group Net Proceeds of such Disposition to the redemption of outstanding shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock, such aggregate amount to be allocated (subject to the provisions described in the second sentence of the following paragraph) to shares of Series A TCI

    Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in the ratio of the number of shares of each such series outstanding, with the number of shares of each such series to be redeemed to equal the lesser of (x) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average Market Value of one share of Series A TCI Ventures Group Common Stock during the ten-Trading Day period beginning on the 16th Trading Day following the consummation of such Disposition and (y) the number of shares of such series outstanding (so that the amount of consideration paid for the redemption of each share of Series A TCI Ventures Group Common Stock and each share of Series B TCI Ventures Group Common Stock is the same); or

    (iii) convert (A) each outstanding share of Series A TCI Ventures Group Common Stock into a number (or fraction) of fully paid and nonassessable shares of Series A TCI Group Common Stock and (B) each outstanding share of Series B TCI Ventures Group Common Stock into a number (or fraction) of fully paid and nonassessable shares of Series B TCI Group Common Stock, in each case equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of Series A TCI Ventures Group Common Stock to the Market Value of one share of Series A TCI Group Common Stock during the ten-Trading Day period referred to in clause (ii)(B) of this paragraph.

  The Parent may elect to pay the dividend or redemption price referred to in clause (i) or (ii) of the second paragraph under this caption "--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock" either in the same form as the proceeds of the Disposition were received or in any other combination of cash or securities or other property (other than Common Stock) that the Board of Directors determines will have an aggregate market value on a fully distributed basis, of not less than the amount of the TCI Ventures Group Net Proceeds. If the dividend or redemption price is paid in the form of securities of an issuer other than the Parent, the Board of Directors may determine either to (i) pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of Series A TCI Ventures Group Common Stock and another class or series of securities to holders of Series B TCI Ventures Group Common Stock, provided that such securities (and, if such securities are convertible into or exercisable or exchangeable for shares of another class or series of securities, the securities so issuable upon such conversion, exercise or exchange) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B TCI Ventures Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock), provided that if such securities constitute capital stock of a Subsidiary of the Parent, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock, and otherwise such securities will be distributed on an equal per share basis, or
(ii) pay the dividend or redemption price in the form of a single class of securities without distinction between the shares received by the holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock. The Related Business Transaction exception to the foregoing requirements would enable the Parent to enter into transactions in which the properties or assets of the TCI Ventures Group may be considered to be "disposed of" in exchange for equity securities of an entity engaged or proposing to engage in similar or complementary business areas to those of the TCI Ventures Group while maintaining the capital structure and delineation of business groups of the TCI Ventures Group.

  The effect of using the Adjusted TCI Ventures Group Outstanding Interest Fraction, instead of the TCI Ventures Group Outstanding Interest Fraction, in the determination of amounts to be paid in redemption of shares of TCI Ventures Group Common Stock following a Disposition of all of the properties and assets of the TCI Ventures Group is to allocate to the TCI Group a portion of the TCI Ventures Group Net Proceeds of the Disposition, in addition to the amount so allocated in respect of any Inter-Group Interest, sufficient to provide for the delivery of the portion of the consideration deliverable by the Parent upon any post-Disposition conversion, exercise or exchange of Pre-Exchange Offer Securities that is in substitution for shares of TCI Ventures Group Common Stock that would have been issuable upon such conversion, exercise or exchange if it had occurred prior to such Disposition. To the extent such Pre-Exchange Offer Securities are included in the determination of the Adjusted TCI Ventures Group Outstanding Interest Fraction, the Parent's obligations in respect of such securities would not be a reduction in the calculation of the TCI Ventures Group Net Proceeds. In the event any redemption of the TCI Ventures Group Common Stock or conversion of the TCI Ventures Group Common Stock into TCI Group Common Stock is made in circumstances in which securities or property are allocated to the TCI Group in respect of Pre-Exchange Offer Securities or other Convertible Securities entitled to receive such securities or property upon conversion, exercise or exchange, the TCI Group will segregate and hold such securities or other property separate (in the case of any securities or property other than TCI Group Common Stock), or duly reserve shares of TCI Group Common Stock issuable upon such conversion, exercise or exchange, for the benefit of the holders of Pre-Exchange Offer Securities or other Convertible Securities. In the event the holders of any such Pre-Exchange Offer Securities or other Convertible Securities do not convert, exercise or exchange such securities prior to the expiration of any conversion, exercise or exchange right or the retirement of such security, then the securities or other property so reserved shall revert to the TCI Group and the former holders of TCI Ventures Group Common Stock shall have no interest in such securities or property.

  At the time of any dividend made as a result of a Disposition referred to above, the TCI Group will be credited, and the TCI Ventures Group will be charged (in addition to the charge for the dividend paid in respect of outstanding shares of TCI Ventures Group Common Stock), with an amount equal to the product of (i) the aggregate amount paid in respect of such dividend times (ii) a fraction the numerator of which is the TCI Ventures Group Inter-Group Interest Fraction and the denominator of which is the TCI Ventures Group Outstanding Interest Fraction.

  The option to convert the TCI Ventures Group Common Stock into TCI Group Common Stock in the event of a Disposition provides the Parent with additional flexibility by allowing the Parent to deliver consideration in the form of shares of TCI Group Common Stock rather than cash or securities or other properties. This alternative could be used, for example, in circumstances when the Parent did not have sufficient legally available assets under the DGCL to pay the full amount of an otherwise required dividend or redemption or when the Parent desired to retain such proceeds.

  If less than substantially all of the properties and assets of the TCI Ventures Group were disposed of by the Parent in one transaction, the Parent would not be required to pay a dividend on, redeem or convert the outstanding shares of TCI Ventures Group Common Stock, even if an additional transaction were consummated at a later time in which additional properties and assets of the TCI Ventures Group were disposed of by the Parent, which, together with the properties and assets disposed of in the first transaction, would have constituted substantially all of the properties and assets of the TCI Ventures Group at the time of the first transaction, unless such transactions constituted a series of related transactions. The second transaction, however, could trigger such a requirement if, at the time of the second transaction, the properties and assets disposed of in such transaction constituted at least substantially all of the properties and assets of the TCI Ventures Group at such time. If less than substantially all of the properties and assets of the TCI Ventures Group were disposed of by the Parent, the holders of the TCI Ventures Group Common Stock would not be entitled to receive any dividend or have their shares redeemed or converted for TCI Group Common Stock, although the Board of Directors could determine, in its sole discretion, to pay a dividend on the TCI Ventures Group Common Stock in an amount related to the proceeds of such Disposition.

  Redemption of Liberty Media Group Common Stock in Exchange for Stock of Subsidiary. At any time at which all of the assets and liabilities attributed to the Liberty Media Group have become and continue to be held directly or indirectly by any one or more corporations that are Qualifying Subsidiaries (the "Liberty Media Group Subsidiaries"), the Board of Directors may, subject to the availability of assets of the Parent legally available therefor, redeem, on a pro rata basis, all of the outstanding shares of Liberty Media Group Common

Stock in exchange for an aggregate number of outstanding fully paid and nonassessable shares of common stock of each Liberty Media Group Subsidiary equal to the product of the Adjusted Liberty Media Group Outstanding Interest Fraction and the number of outstanding shares of common stock of such Liberty Media Group Subsidiary that are owned by the Parent. The effect of using the Adjusted Liberty Media Group Outstanding Interest Fraction, instead of the Liberty Media Group Outstanding Interest Fraction, in the determination of the number of shares of the Liberty Media Group Subsidiaries deliverable in such a redemption is to allocate to the TCI Group a portion of the shares of the Liberty Media Group Subsidiaries, in addition to the number of such shares so allocated in respect of any Inter-Group Interest, sufficient to provide for the delivery of the consideration deliverable by the Parent upon any post-redemption conversion, exercise or exchange of Pre-Distribution Convertible Securities that become so payable in substitution for shares of Liberty Media Group Common Stock that would have been issuable upon such conversion, exercise or exchange if it had occurred prior to such redemption and to make similar provision for the Parent's obligations in respect of any Committed Acquisition Shares that remain issuable.

  In effecting such a redemption, the Board of Directors may determine either to (i) redeem shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in exchange for shares of separate classes or series of common stock of each Liberty Media Group Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, with holders of shares of Series B Liberty Media Group Common Stock receiving the class or series having the higher relative voting rights, or (ii) redeem shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in exchange for shares of a single class of common stock of each Liberty Media Group Subsidiary without distinction between the shares distributed to the holders of the two series of Liberty Media Group Common Stock. If the Parent determines to undertake a redemption as described in clause (i) of the preceding sentence, the outstanding shares of common stock of each Liberty Media Group Subsidiary not distributed to holders of Liberty Media Group Common Stock shall consist solely of the class or series having the lower relative voting rights.

  Redemption of TCI Ventures Group Common Stock in Exchange for Stock of Subsidiary. At any time at which all of the assets and liabilities attributed to the TCI Ventures Group have become and continue to be held directly or indirectly by any one or more corporations that are Qualifying Subsidiaries (the "TCI Ventures Group Subsidiaries"), the Board of Directors may, subject to the availability of assets of the Parent legally available therefor, redeem on a pro rata basis, all of the outstanding shares of TCI Ventures Group Common Stock in exchange for an aggregate number of outstanding, fully paid and nonassessable shares of common stock of each TCI Ventures Group Subsidiary equal to the product of the Adjusted TCI Ventures Group Outstanding Interest Fraction and the number of outstanding shares of common stock of such TCI Ventures Group Subsidiary that are owned by the Parent. The effect of using the Adjusted TCI Ventures Group Outstanding Interest Fraction, instead of the TCI Ventures Group Outstanding Interest Fraction, in the determination of the number of shares of the TCI Ventures Group Subsidiaries deliverable in such a redemption is to allocate to the TCI Group a portion of the shares of the TCI Ventures Group Subsidiaries, in addition to the number of such shares so allocated in respect of any Inter-Group Interest, sufficient to provide for the delivery of the consideration deliverable by the Parent upon any post-redemption conversion, exercise or exchange of Pre-Exchange Offer Securities that become so payable in substitution for shares of TCI Ventures Group Common Stock that would have been issuable upon such conversion, exercise or exchange if it had occurred prior to such redemption.

  In effecting such a redemption, the Board of Directors may determine either to (i) redeem shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in exchange for shares of separate classes or series of common stock of each TCI Ventures Group Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group

Common Stock, with holders of shares of Series B TCI Ventures Group Common Stock receiving the class or series having the higher relative voting rights, or (ii) redeem shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in exchange for shares of a single class of common stock of each TCI Ventures Group Subsidiary without distinction between the shares distributed to the holders of the two series of TCI Ventures Group Common Stock.

  Certain Provisions Respecting Convertible Securities. Unless the provisions of any class or series of Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of Liberty Media Group Common Stock were converted or redeemed, any share of Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the Parent or the Board of Directors or the holder of such share of Liberty Media Group Common Stock, be converted into or redeemed in exchange for, as applicable, the kind and amount of shares of capital stock, cash and/or other securities or property that a holder of such Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares would have been entitled to receive as a result of such conversion and redemption had such securities been converted, exercised or exchanged immediately prior to such action. With respect to any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Liberty Media Group Common Stock and which are created, established or otherwise first authorized for issuance subsequent to the record date for the Liberty Media Group Distribution (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares), the terms and provisions of which do not provide for adjustments specifying the kind and amount of capital stock, cash and/or securities or other property that such holder would be entitled to receive upon the conversion, exercise or exchange of such Convertible Securities following any conversion date or redemption date on which all outstanding shares of Liberty Media Group Common Stock were converted or redeemed, then upon such conversion, exercise or exchange of such Convertible Securities, any share of Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Securities will, immediately upon issuance and without any notice or any other action on the part of the Parent or the Board of Directors or the holder of such share of Liberty Media Group Common Stock, be redeemed in exchange for, to the extent assets of the Parent are legally available therefor, the amount of $.01 per share in cash.

  Unless the provisions of the Pre-Exchange Offer Securities provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of TCI Ventures Group Common Stock were converted or redeemed, any share of TCI Ventures Group Common Stock that is issued on conversion, exercise or exchange of any Pre-Exchange Offer Securities will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the Parent or its Board of Directors or the holder of such share of TCI Ventures Group Common Stock, be converted into or redeemed in exchange for, as applicable, the kind and amount of shares of capital stock, cash and/or securities or other property that a holder of such Pre-Exchange Offer Securities would have been entitled to receive as a result of such conversion and redemption had such Pre-Exchange Offer Securities been converted, exercised or exchanged immediately prior to such action. Unless the provisions of any class or series of Convertible Securities (other than Pre-Exchange Offer Securities) which are convertible into or exercisable or exchangeable for shares of TCI Ventures Group Common Stock provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of TCI Ventures Group Common Stock were converted or redeemed, any share of TCI Ventures Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Securities will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the Parent or its Board of Directors or the holder of such share of TCI Ventures Group Common Stock, be redeemed in exchange for, to the extent assets of the Parent are legally available therefor, the amount of $.01 per share in cash.

  General Conversion and Redemption Provisions. Not later than the 10th Trading Day following the consummation of a Disposition referred to above under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Parent will announce publicly by press release (i) the Liberty Media Group Net Proceeds of such Disposition, (ii) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, (iii) the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable, (iv) the Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice and (v) the Adjusted Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice. Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of such Disposition, the Parent will announce publicly by press release which of the actions described in clause (i), (ii) or (iii) of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" it has irrevocably determined to take.

  If the Parent determines to pay a dividend described in clause (i) of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Parent will, not later than the 30th Trading Day following the consummation of such Disposition, cause to be given to each holder of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, a notice setting forth (i) the record date for determining holders entitled to receive such dividend, which will be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, (ii) the anticipated payment date of such dividend (which will not be more than 85 Trading Days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property to be distributed in respect of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, (iv) the Liberty Media Group Net Proceeds of such Disposition, (v) the Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, and (vi) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof.

  If the Parent determines to undertake a redemption of shares of Liberty Media Group Common Stock following a Disposition of all (not merely substantially all) of the properties and assets of the Liberty Media Group as described in clause (ii)(A) of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Parent will cause to be given to each holder of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock a notice setting forth (i) a statement that all shares of Liberty Media Group Common Stock outstanding on the redemption date will be redeemed, (ii) the redemption date (which will not be more than 85 Trading Days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of Liberty Media Group Common Stock outstanding on the redemption date, (iv) the Liberty Media Group Net Proceeds of such Disposition, (v) the Adjusted Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (vi) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Parent waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property, and (vii) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable. Such notice will be sent not less than 35 Trading Days nor more than 45 Trading Days prior to the redemption date.

  If the Parent determines to undertake a redemption of shares of Liberty Media Group Common Stock following a Disposition of substantially all (but not all) of the properties and assets of the Liberty Media Group as described in clause (ii)(B) of the second paragraph under "--Conversion and Redemption-- Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Parent will, not later than the 30th Trading Day following the consummation of such Disposition, cause to be given to each holder of record of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock a notice setting forth (i) a date not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition which will be the date on which shares of the Liberty Media Group Common Stock then outstanding will be selected for redemption, (ii) the anticipated redemption date (which will not be more than 85 Trading Days following the consummation of such Disposition),
(iii) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of Liberty Media Group Common Stock selected for redemption, (iv) the Liberty Media Group Net Proceeds of such Disposition, (v) the Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (vi) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof and (vii) a statement that the Parent will not be required to register a transfer of any shares of Liberty Media Group Common Stock for a period of 15 Trading Days next preceding the date referred to in clause (i) of this sentence. Promptly following the date referred to in clause
(i) of the preceding sentence, but not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, the Parent will cause to be given to each holder of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock to be redeemed, a notice setting forth (i) the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock held by such holder to be redeemed, (ii) a statement that such shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock will be redeemed, (iii) the redemption date (which will not be more than 85 Trading Days following the consummation of such Disposition),
(iv) the kind and per share amount of shares of capital stock, cash and/or other securities or property to be received by such holder with respect to each share of such Liberty Media Group Common Stock to be redeemed, including details as to the calculation thereof, and (v) the place or places where certificates for shares of such Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Parent waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property. The outstanding shares of Liberty Media Group Common Stock to be redeemed will be redeemed by the Parent pro rata among the holders of Liberty Media Group Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

  In the event of any conversion as described above under "--Conversion and Redemption--Conversion of Liberty Media Group Common Stock at the Option of the Parent" or "--Conversion and Redemption-Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Parent will cause to be given to each holder of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock a notice setting forth (i) a statement that all outstanding shares of Liberty Media Group Common Stock will be converted, (ii) the conversion date (which will not be more than 85 Trading Days following the consummation of such Disposition in the event of a conversion pursuant to the provisions described under "-- Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" and which will not be more than 120 days after the Appraisal Date in the event of a conversion pursuant to the provisions described under "--Conversion and Redemption--Conversion of Liberty

Media Group Common Stock at the Option of the Parent"), (iii) the per share number (or fraction) of shares of Series A TCI Group Common Stock or Series B TCI Group Common Stock, as applicable, to be received with respect to each share of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock, including details as to the calculation thereof, (iv) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Parent waives such requirement), are to be surrendered, and (v) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, the number of Committed Acquisition Shares issuable and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof. Such notice will be sent not less than 35 Trading Days nor more than 45 Trading Days prior to the conversion date.

  If the Parent determines to redeem shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock as described above under "--Conversion and Redemption--Redemption of Liberty Media Group Common Stock in Exchange for Stock of Subsidiary," the Parent will promptly cause to be given to each holder of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock a notice setting forth (i) a statement that all outstanding shares of Liberty Media Group Common Stock will be redeemed in exchange for shares of common stock of the Liberty Media Group Subsidiaries, (ii) the redemption date, (iii) the Adjusted Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (iv) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Parent waives such requirement), are to be surrendered for delivery of certificates for shares of common stock of the Liberty Media Group Subsidiaries, and (v) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable. Such notice will be sent by not less than 35 Trading Days nor more than 45 Trading Days prior to the redemption date.

  In each case in which a notice is required to be given to holders of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in accordance with the preceding five paragraphs (other than a notice to holders of shares selected for redemption), notice shall also be given, within the required time period, to each holder of Convertible Securities that are convertible into or exercisable or exchangeable for shares of either such series (unless provision for such notice is otherwise made pursuant to the terms of such Convertible Securities), which notice shall include, in addition to all of the information set forth in the corresponding notice to holders of Liberty Media Group Common Stock, a statement to the effect that the holders of such Convertible Securities will be entitled to receive the dividend, participate in the redemption of shares following a Disposition or in the selection of shares for redemption, participate in the conversion of shares or participate in the redemption of shares in exchange for stock of the Liberty Media Group Subsidiaries only if such holder appropriately converts, exercises or exchanges such Convertible Securities on or prior to the record date for the dividend, redemption date, date fixed for selection of shares to be redeemed or conversion date, as applicable, set forth in such notice. In the case of a redemption or conversion of shares of Liberty Media Group Common Stock, the notice to holders of Convertible Securities shall also state what, if anything, such holders will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, the provision described under "--Conversion and Redemption--Certain Provisions Respecting Convertible Securities" if such holders convert, exercise or exchange such Convertible Securities following the redemption date or conversion date, as applicable.

  All notices required to be given in accordance with the preceding paragraphs will be sent to a holder by first-class mail, postage prepaid, at the holder's address as the same appears on the transfer books of the Parent.

Neither the failure to mail any notice to any particular holder of Liberty Media Group Common Stock or of Convertible Securities nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of Liberty Media Group Common Stock or of Convertible Securities, or the validity of any conversion or redemption.

  The Parent will not be required to issue or deliver fractional shares of any class of capital stock or any fractional securities to any holder of Liberty Media Group Common Stock upon any conversion, redemption, dividend or other distribution described above. In connection with the determination of the number of shares of any class of capital stock that is issuable or the amount of securities that is deliverable to any holder of record upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Parent may aggregate the number of shares of Liberty Media Group Common Stock held at the relevant time by such holder of record. If the number of shares of any class of capital stock or the amount of securities remaining to be issued or delivered to any holder of Liberty Media Group Common Stock is a fraction, the Parent will, if such fraction is not issued or delivered to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the fair market value of such fraction on the fifth Trading Day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence, "fair market value" of any fraction will be (i) in the case of any fraction of a share of capital stock of the Parent, the product of such fraction and the Market Value of one share of such capital stock and (ii) in the case of any other fractional security, such value as is determined by the Board of Directors.

  No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty Media Group Common Stock; provided, however, that if the conversion date or the redemption date with respect to the Liberty Media Group Common Stock is subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of shares of Liberty Media Group Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the conversion or redemption of such shares or the Parent's default in payment of the dividend or distribution due on such date.

  Before any holder of shares of Liberty Media Group Common Stock will be entitled to receive certificates representing shares of any kind of capital stock or cash and/or securities or other property to be received by such holder with respect to any conversion or redemption of shares of Liberty Media Group Common Stock, such holder is required to surrender at such place as the Parent will specify certificates for such shares, properly endorsed or assigned for transfer (unless the Parent waives such requirement). The Parent will as soon as practicable after surrender of certificates representing shares of Liberty Media Group Common Stock deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock or cash and/or securities or other property to which such person is entitled, together with any payment for fractional securities referred to above. If less than all of the shares of Liberty Media Group Common Stock represented by any one certificate are to be redeemed, the Parent will issue and deliver a new certificate for the shares of Liberty Media Group Common Stock not redeemed. The Parent will not be required to register a transfer of
(i) any shares of Liberty Media Group Common Stock for a period of 15 Trading Days next preceding any selection of shares of Liberty Media Group Common Stock to be redeemed or (ii) any shares of Liberty Media Group Common Stock selected or called for redemption. Shares selected for redemption may not thereafter be converted pursuant to the provisions described under the caption "--Conversion at the Option of the Holder."

  From and after any applicable conversion date or redemption date, all rights of a holder of shares of Liberty Media Group Common Stock that were converted or redeemed will cease except for the right, upon surrender of the certificates representing shares of Liberty Media Group Common Stock, to receive certificates representing shares of the kind and amount of capital stock or cash and/or securities or other property for which such shares were converted or redeemed, together with any payment for fractional securities, and such holder will have no other or further rights in respect of the shares of Liberty Media Group Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other property which are reserved or otherwise designated by the Parent as being held for the satisfaction of the Parent's obligations to pay or deliver any cash, securities or other property upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption or any Committed Acquisition Shares which may then be issuable. No holder of a certificate that, immediately prior to the applicable conversion date or redemption date for the Liberty Media Group Common Stock, represented shares of Liberty Media Group Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty Media Group Common Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the conversion date or redemption date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a conversion date or redemption date, as the case may be, of Liberty Media Group Common Stock, the Parent will, however, be entitled to treat the certificates for shares of Liberty Media Group Common Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty Media Group Common Stock represented by such certificates have been converted or redeemed, notwithstanding the failure to surrender such certificates.

  The Parent will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares of Liberty Media Group Common Stock. The Parent will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock in a name other than that in which the shares of Liberty Media Group Common Stock so converted or redeemed were registered and no such issue or delivery will be made unless and until the person requesting such issue has paid to the Parent the amount of any such tax, or has established to the satisfaction of the Parent that such tax has been paid.

  Provisions substantially the same as those described under this caption "-- General Conversion and Redemption Provisions," apply in the event of a Disposition of all or substantially all of the properties and assets of the TCI Ventures Group and a determination of the Parent to pay a dividend on or undertake a partial or complete redemption of the TCI Ventures Group Common Stock following such Disposition, in the event of any conversion of the TCI Ventures Group Common Stock as described under "--Conversion and Redemption-- Conversion of TCI Ventures Group Common Stock at the Option of the Parent" or "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock," and in the event of a redemption of the TCI Ventures Group Common Stock in exchange for stock of one or more subsidiaries as described under "--Conversion and Redemption--Redemption of TCI Ventures Group Common Stock in Exchange for Stock of Subsidiary."

 Liquidation Rights

  In the event of a liquidation, dissolution or winding up of the Parent, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Parent and subject to the prior payment in full of the preferential amounts to which any class or series of Preferred Stock is entitled, (i) the holders of the shares of TCI Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of the Parent remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of W/Z for the 20-Trading Day period ending on the Trading Day prior to the date of the public announcement of such liquidation, dissolution or winding up, (ii) the holders of the shares of Liberty Media Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of the Parent remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of X/Z for such 20-Trading Day period and (iii) the holders of the shares of TCI Ventures Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of the Parent remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of Y/Z for such 20-Trading Day period, where W is the aggregate Market Capitalization of the Series A TCI Group Common Stock and the Series B TCI Group Common Stock, X is the aggregate Market Capitalization of the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock, Y is the aggregate Market Capitalization of the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock, and Z is the aggregate Market Capitalization of the Series A TCI Group Common Stock, the Series B TCI Group Common Stock, the Series A Liberty Media Group Common Stock, the Series B Liberty Media Group Common Stock, the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock. Neither a consolidation, merger nor sale of assets will be construed to be a "liquidation," "dissolution" or "winding up" of the Parent.

  No holder of Liberty Media Group Common Stock or TCI Ventures Group Common Stock will have any special right to receive specific assets of the Liberty Media Group or the TCI Ventures Group, as the case may be, in the case of any dissolution, liquidation or winding up of the Parent.

 Determinations by the Board of Directors

  The Charter provides that any determinations made by the Board of Directors under any provision described under "Common Stock" will be final and binding on all stockholders of the Parent, except as may otherwise be required by law. Such a determination would not be binding if it were established that the determination was made in breach of a fiduciary duty of the Board of Directors. The Parent will prepare a statement of any such determination by the Board of Directors respecting the fair market value of any properties, assets or securities and will file such statement with the Secretary of the Parent.

 Preemptive Rights

  Holders of the TCI Group Common Stock, the Liberty Media Group Common Stock and the TCI Ventures Group Common Stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that may hereafter be issued by the Parent.

PREFERRED STOCK

 General

  As of December 31, 1997, 1,620,026 shares of Class B Preferred Stock, 70,575 shares of Series C-TCI Group Preferred Stock, 70,575 shares of Series C-Liberty Media Group Preferred Stock, 994,876 shares of Series D Preferred Stock, 278,307 shares of Series F Preferred Stock, 6,693,027 shares of Series G Preferred Stock and 6,693,127 shares of Series H Preferred Stock were outstanding. On December 31, 1997, all of the issued and outstanding shares of Series C Preferred Stock were retired. All of the outstanding shares of Series F Preferred Stock and 67,536 shares of Class B Preferred Stock are held by subsidiaries of the Parent.

 Class B Preferred Stock

  The holders of Class B Preferred Stock are entitled to receive cumulative dividends, when and as declared by the TCI Board of Directors out of unrestricted funds legally available therefor, in preference to dividends on Common Stock. Dividends accrue cumulatively (but without compounding) at an annual rate of 6% of the stated liquidation value of $100 per share (the "Stated Liquidation Value"), whether or not such dividends are declared or funds are legally available for payment of dividends. Accrued dividends are payable annually and, in the sole discretion of the TCI Board of Directors, may be declared and paid in cash, in shares of Series A TCI Group Common Stock or in any combination of the foregoing. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid in cash, shares of Series A TCI Group Common Stock or any combination thereof at any time without reference to any regular dividend payment date, to holders of record of Class B Preferred Stock as of a special record date fixed by the TCI Board of Directors. No interest or additional dividends will accrue or be payable with respect to any dividend payment on the Class B Preferred Stock that may be in arrears or with respect to that portion of any other payment on the Class B Preferred Stock that is in arrears which consists of accumulated or accrued and unpaid dividends.

  Upon the liquidation, dissolution or winding up of TCI, the holders of Class B Preferred Stock will be entitled, after payment of preferential amounts on any class or series of Preferred Stock ranking prior to the Class B Preferred Stock with respect to liquidating distributions, to receive from the assets of TCI available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to the Stated Liquidation Value thereof, plus all accumulated and accrued but unpaid dividends thereon to the date of payment.

  The Class B Preferred Stock is redeemable at the option of TCI, in whole at any time or in part from time to time, for a redemption price per share payable in cash equal to the Stated Liquidation Value thereof, plus all accumulated and accrued but unpaid dividends thereon to and including the redemption date.

  The Class B Preferred Stock is exchangeable at the option of TCI in whole but not in part at any time for junior subordinated debt securities of TCI ("Junior Exchange Notes"). If TCI exercises its optional exchange right, each holder of outstanding shares of Class B Preferred Stock will be entitled to receive in exchange therefor newly issued Junior Exchange Notes of a series authorized and established for the purpose of such exchange, the aggregate principal amount of which will be equal to the aggregate Stated Liquidation Value of the shares of Class B Preferred Stock so exchanged by such holder, plus all accumulated and accrued but unpaid dividends thereon to and including the exchange date. The Junior Exchange Notes will mature on the 15th anniversary of the date of issuance and will be subject to earlier redemption at the option of TCI, in whole or in part, for a redemption price equal to the principal amount thereof plus accrued but unpaid interest. Interest will accrue, and be payable annually, on the principal amount of the Junior Exchange Notes at a rate per annum to be determined prior to issuance by adding a spread of 215 basis points to the "Fifteen Year Treasury Rate" (as defined in the Indenture pursuant to which the Junior Exchange Notes will be issued). Interest will accrue on overdue principal at the same rate, but will not accrue on overdue interest.

  The Class B Preferred Stock ranks senior to the Common Stock and ranks junior to the Series C-TCI Group Preferred Stock, the Series C-Liberty Media Group Preferred Stock, the Series D Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

  The holders of Class B Preferred Stock have the right to vote, on the basis of one vote per share, together with the Common Stock and any class or series of Preferred Stock of TCI entitled to vote thereon, in any general election of directors of TCI. Except as provided above or required by the DGCL, the Class B Preferred Stock has no voting rights.

 Series Preferred Stock

  The Series Preferred Stock is issuable, from time to time, in one or more series, with such powers, designations, preferences and relative participating, optional or other rights, and qualifications, limitations or restrictions thereof, as is stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the TCI Board of Directors.

  All shares of any one series of the Series Preferred Stock are required to be alike in every particular. Except to the extent otherwise provided in the resolution or resolutions providing for the issue of any series of Series Preferred Stock, the holders of shares of such series will have no voting rights except as may be required by Delaware law.

 Series C Preferred Stock, Series C-TCI Group Preferred Stock and Series C-Liberty Media Group Preferred Stock

  Series C Preferred Stock. TCI will not issue any additional shares of Series C Preferred Stock and will remove any remaining shares of Series Preferred Stock designated as Series C Preferred Stock from such designation as soon as practicable.

  Series C-TCI Group Preferred Stock. The liquidation value of the Series C-TCI Group Preferred Stock is $2,208.35 per share. The liquidation and redemption features of the Series C-TCI Group Preferred Stock, each of which is discussed in greater detail below, are determined by reference to such liquidation value. No dividends are required to be paid on the Series C-TCI Group Preferred Stock.

  Upon the liquidation, dissolution or winding up of TCI, holders of the Series C-TCI Group Preferred Stock will be entitled to receive from the assets of TCI available for distribution to stockholders an amount in cash, per share, equal to the liquidation value of the Series C-TCI Group Preferred Stock. The Series C-TCI Group Preferred Stock shall not rank junior to any other classes or series of stock of TCI in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of TCI.

  The Series C-TCI Group Preferred Stock is subject to optional redemption by TCI at any time after August 8, 2001, in whole or in part, at a redemption price, per share, equal to the liquidation value per share of the Series C-TCI Group Preferred Stock. The Series C-TCI Group Preferred Stock is required to be redeemed by TCI at any time on or after August 8, 2001 at the option of the holder, in whole or in part (provided that the aggregate liquidation value of the shares to be redeemed is in excess of $1 million), in each case at a redemption price, per share, equal to the liquidation value. In the case of a redemption of shares of Series C-TCI Group Preferred Stock at the option of the holder, TCI may elect to pay the redemption price in cash or through the issuance of shares of Series A TCI Group Common Stock. In the event that TCI elects to issue shares of Series A TCI Group Common Stock in payment of the redemption price and, as of the redemption date, Bill Daniels, the original holder of all outstanding shares of Series C-TCI Group Preferred Stock, is deceased and the shares required to be redeemed are held by or for the benefit of a trust, regardless of whether such trust became effective during Mr. Daniel's lifetime or is a testamentary trust, or a public or private foundation established by Mr. Daniels, the net proceeds from any open-market sale (within a period of time set forth in the certificate of designations for the Series C-TCI Group Preferred Stock) of the shares of Series A TCI Group Common Stock acquired by such holder in the redemption (and in certain circumstances, other shares of Series A TCI Group Common Stock) shall be adjusted, such that any net proceeds in excess of the redemption price shall be paid by the holder to TCI and any deficit between the net proceeds and the redemption price shall be paid by TCI to the holder.

  The Series C-TCI Group Preferred Stock ranks senior to the Common Stock and the Class B Preferred Stock and on a parity with all other currently outstanding classes and series of Preferred Stock as to rights to receive assets upon liquidation, dissolution or winding up of the affairs of TCI.

  As of December 31, 1997, subject to anti-dilution adjustments, each share of Series C-TCI Group Preferred Stock is currently convertible, at the option of the holder, into 132.86 shares of Series A TCI Group Common Stock. Subject to the provisions described in the immediately following paragraph, if the holders of Series C-TCI Group Preferred Stock would be entitled to receive upon conversion thereof any TCI capital stock that is redeemable or exchangeable at the election of TCI ("Series C-TCI Group Redeemable Capital Stock"), and all of the outstanding shares or other units of such Series C-TCI Group Redeemable Capital Stock are redeemed, exchanged or otherwise acquired in full, then, from and after such event (a "Series C-TCI Group Redemption Event"), the holders of Series C-TCI Group Preferred Stock then outstanding shall be entitled to receive upon conversion of such shares, in lieu of shares of such Series C-TCI Group Redeemable Capital Stock, the kind and amount of shares of stock and other securities and property receivable upon such Series C-TCI Group Redemption Event by a holder of the number of shares or units of Series C-TCI Group Redeemable Capital Stock into which such shares of Series C-TCI Group Preferred Stock could have been converted immediately prior to the effectiveness of such Series C-TCI Group Redemption Event (assuming that such holder failed to exercise any applicable right of election with respect thereto and received per share or unit of such Series C-TCI Group Redeemable Capital Stock the kind and amount of stock and other securities and property received per share or unit by the holders of a plurality of the non-electing shares or units thereof) and, thereafter, the holders of the Series C-TCI Group Preferred Stock shall have no other conversion rights with respect to such Series C-TCI Group Redeemable Capital Stock.

  Notwithstanding the foregoing, the provisions described in the immediately preceding paragraph shall not apply, and the holders of Series C-TCI Group Preferred Stock that are not exchanged as described in the third sentence of this paragraph shall not have conversion rights with respect to Series C-TCI Group Redeemable Capital Stock so redeemed, exchanged or otherwise acquired, after the Series C-TCI Group Redemption Event relating thereto, if (i) the redemption price for the shares of such Series C-TCI Group Redeemable Capital Stock is paid in whole or in part in stock ("Series C-TCI Group Redemption Securities") of a subsidiary of TCI and (ii) in connection with such Series C-TCI Group Redemption Event, the "Mirror Preferred Stock Condition" is met, as such term is defined in the certificate of designations for the Series C-TCI Group Preferred Stock. TCI is obligated to use all commercially reasonable efforts to ensure that the Mirror Preferred Stock Condition is satisfied. Generally, the Mirror Preferred Stock Condition will be satisfied if TCI makes appropriate provisions so that holders of Series C-TCI Group Preferred Stock shall have the right, exercisable on the effective date of the Series C-TCI Group Redemption Event, to exchange their shares of Series C-TCI Group Preferred Stock for convertible preferred stock of TCI and convertible preferred stock of the issuer of the Series C-TCI Group Redemption Securities that together have an aggregate liquidation preference equal to the aggregate liquidation preference of the Series C-TCI Group Preferred Stock to be so exchanged (as in effect on the effective date of the Series C-TCI Group Redemption Event) and that otherwise each have terms, conditions, designations, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to such convertible preferred stock that are identical, or as nearly so as is practicable in the judgment of the Board of Directors of TCI, to those of the Series C-TCI Group Preferred Stock for which such convertible preferred stock is to be exchanged, except that applicable time periods under the Series C-TCI Group Preferred Stock will be tacked to corresponding time periods under such convertible preferred stock, and except that (x) the convertible preferred stock of the issuer of the Series C-TCI Group Redemption Securities will be convertible into the kind and amount of Series C-TCI Group Redemption Securities, cash and other assets that the holder of a share of Series C-TCI Group Preferred Stock in respect of which such convertible preferred stock is issued would have received in the Series C-TCI Group Redemption Event, had such shares of Series C-TCI Group Preferred Stock been converted prior to the Series C-TCI Group Redemption Event, and (y) the convertible preferred stock of TCI will not be convertible into, and the holders thereof will have no conversion rights thereunder with respect to, the Series C-TCI Group Redeemable Capital Stock redeemed, or the Series C-TCI Group Redemption Securities issued, in the Series C-TCI Group Redemption Event.

  If TCI distributes the stock of a subsidiary of TCI as a dividend to all holders of Series A TCI Group Common Stock (a "TCI Group Spin Off"), TCI shall make appropriate provision so the holders of the Series C-TCI Group Preferred Stock have the right to exchange their shares of Series C-TCI Group Preferred Stock on the effective date of the TCI Group Spin Off for convertible preferred stock of TCI and convertible preferred stock of such subsidiary that together have an aggregate liquidation preference equal to the liquidation preference of a share of Series C-TCI Group Preferred Stock on the effective date of the TCI Group Spin Off and that otherwise each have terms, conditions, designations, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to such convertible preferred stock that are identical, or as nearly so as is practicable in the judgment of the Board of Directors of TCI, to those of the Series C-TCI Group Preferred Stock for which such convertible preferred stock is to be exchanged, except that applicable time periods under the Series C-TCI Group Preferred Stock will be tacked to corresponding time periods under such convertible preferred stock, and except that (x) the convertible preferred stock of the subsidiary whose stock is distributed in such TCI Group Spin Off will be convertible into the kind and amount of stock of such subsidiary, and other securities and property that the holder of a share of Series C-TCI Group Preferred Stock in respect of which such convertible preferred stock is issued would have received in the TCI Group Spin Off, had such shares of Series C-TCI Group Preferred Stock been converted prior to the record date for such TCI Group Spin Off, and (y) the convertible preferred stock of TCI will not be convertible into, and the holders thereof will have no conversion rights thereunder with respect to, the stock of such subsidiary. From and after the effective date of the TCI Group Spin Off, holders of any shares of Series C-TCI Group Preferred Stock that have not been exchanged for convertible preferred stock of TCI and convertible preferred stock of such subsidiary shall have no conversion rights with respect to the stock of the subsidiary distributed in the TCI Group Spin Off.

  In the event an "Exchange Offer" is made by TCI or a subsidiary of TCI (the applicable of the foregoing being the "Series C-TCI Group Offeror"), the Series C-TCI Group Offeror shall concurrently therewith make an equivalent offer to the holders of Series C-TCI Group Preferred Stock pursuant to which such holders may tender shares of Series C-TCI Group Preferred Stock, based upon the number of shares of Series A TCI Group Common Stock into which such tendered shares are then convertible (and in lieu of tendering outstanding shares of Series A TCI Group Common Stock), together with such other consideration as may be required to be tendered pursuant to such Exchange Offer, and receive in exchange therefor, in lieu of securities of the Series C-TCI Group Offeror offered in such Exchange Offer ("Exchange Securities") (and other property, if applicable), convertible preferred stock of the issuer of the Exchange Securities with an aggregate liquidation preference equal to the aggregate liquidation preference of the shares of Series C-TCI Group Preferred Stock exchanged therefor and that otherwise has terms, conditions, designations, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to such convertible preferred stock that are identical, or as nearly so as is practicable in the judgment of the Board of Directors of TCI, to those of the Series C-TCI Group Preferred Stock for which such convertible preferred stock is to be exchanged, except that applicable time periods under the Series C-TCI Group Preferred Stock will be tacked to corresponding time periods under such convertible preferred stock, and except that such convertible preferred stock will be convertible into the kind and amount of Exchange Securities and other property that the holder of a share of Series C-TCI Group Preferred Stock in respect of which such convertible preferred stock is issued would have received upon the consummation of the Exchange Offer, had such shares of Series C-TCI Group Preferred Stock that such holder elects to tender been converted and the shares of Series A TCI Group Common Stock received upon such conversion been tendered in full pursuant to such Exchange Offer and the same percentage of such tendered shares had been accepted for exchange as the percentage of validly tendered shares of Series A TCI Group Common Stock were accepted for exchange pursuant to such Exchange Offer. Whether or not a holder of shares of Series C-TCI Group Preferred Stock elects to accept such offer and tender such shares, no adjustment to the conversion rate will be made in connection with the Exchange Offer. For the purposes of the foregoing, "Exchange Offer" means an issuer tender offer (within the meaning of Rule 13e-4(a)(2) under the Exchange Act), including, without limitation, one that is effected through the distribution of rights or warrants, made to holders of Series A TCI Group Common Stock (or to holders of other stock of TCI receivable by a holder of Series C-TCI Group Preferred Stock upon conversion thereof), to issue stock of TCI or of a subsidiary of TCI and/or other property to a tendering stockholder in exchange for shares of Series A TCI Group Common Stock (or such other stock).

  The holders of Series C-TCI Group Preferred Stock are entitled to vote on an as converted basis on all matters submitted to a vote of holders of the capital stock of TCI entitled to vote generally on the election of directors. Holders of Series C-TCI Group Preferred Stock are not entitled to vote as a separate class except as otherwise may be required by the DGCL.

  Series C-Liberty Media Group Preferred Stock. The liquidation value of the Series C-Liberty Media Group Preferred Stock is $579.31 per share. The liquidation and redemption features of the Series C-Liberty Media Group Preferred Stock, each of which is discussed in greater detail below, are determined by reference to such liquidation value. No dividends are required to be paid on the Series C-Liberty Media Group Preferred Stock.

  Upon the liquidation, dissolution or winding up of TCI, holders of the Series C-Liberty Media Group Preferred Stock will be entitled to receive from the assets of TCI available for distribution to stockholders an amount in cash, per share, equal to the liquidation value of the Series C-Liberty Media Group Preferred Stock. The Series C-Liberty Media Group Preferred Stock shall not rank junior to any other classes or series of stock of TCI in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of TCI.

  The Series C-Liberty Media Group Preferred Stock is subject to optional redemption by TCI at any time after August 8, 2001, in whole or in part, at a redemption price, per share, equal to the liquidation value per share of the Series C-Liberty Media Group Preferred Stock. The Series C-Liberty Media Group Preferred Stock is required to be redeemed by TCI at any time on or after August 8, 2001 at the option of the holder, in whole or in part (provided that the aggregate liquidation value of the shares to be redeemed is in excess of $1 million), in each case at a redemption price, per share, equal to the liquidation value. In the case of a redemption of shares of Series C-Liberty Media Group Preferred Stock at the option of the holder, TCI may elect to pay the redemption price in cash or through the issuance of shares of Series A Liberty Media Group Common Stock. In the event that TCI elects to issue shares of Series A Liberty Media Group Common Stock in payment of the redemption price and, as of the redemption date, Bill Daniels, the original holder of all outstanding shares of Series C-Liberty Media Group Preferred Stock, is deceased and the shares required to be redeemed are held by or for the benefit of a trust, regardless of whether such trust became effective during Mr. Daniel's lifetime or is a testamentary trust, or a public or private foundation established by Mr. Daniels, the net proceeds from any open-market sale (within a period of time set forth in the certificate of designations for the Series C-Liberty Media Group Preferred Stock) of the shares of Series A Liberty Media Group Common Stock acquired by such holder in the redemption (and in certain circumstances, other shares of Series A Liberty Media Group Common Stock) shall be adjusted, such that any net proceeds in excess of the redemption price shall be paid by the holder to TCI and any deficit between the net proceeds and the redemption price shall be paid by TCI to the holder.

  The Series C-Liberty Media Group Preferred Stock ranks senior to the Common Stock and the Class B Preferred Stock and on a parity with all other currently outstanding classes and series of Preferred Stock as to rights to receive assets upon liquidation, dissolution or winding up of the affairs of TCI.

  As of December 31, 1997, subject to anti-dilution adjustments, each share of Series C-Liberty Media Group Preferred Stock is currently convertible, at the option of the holder, into 37.5 shares of Series A Liberty Media Group Common Stock. Subject to the provisions described in the immediately following paragraph, if (i) TCI redeems all the outstanding shares of Series A Liberty Media Group Common Stock in accordance with the terms thereof, or (ii) the holders of Series C-Liberty Media Group Preferred Stock would be entitled to receive upon conversion thereof any TCI capital stock that is redeemable or exchangeable at the election of TCI ("Series C-Liberty Media Group Redeemable Capital Stock"), and all of the outstanding shares or other units of such Series C-Liberty Media Group Redeemable Capital Stock are redeemed, exchanged or otherwise acquired in full, then, from and after either such event (each event referred to in clause (i) and (ii) being a "Series C-Liberty Media Group Redemption Event"), the holders of Series C-Liberty Media Group Preferred Stock then outstanding shall be entitled to receive upon conversion of such shares of Series C-Liberty Media Group Preferred Stock, in lieu of shares of Series A Liberty Media Group Common Stock or such Series C-Liberty Media Group Redeemable Capital Stock, as the case may be, the kind and amount of shares of stock and other securities and property receivable upon such Series C-Liberty Media Group Redemption Event by a holder of the number of shares of Series A Liberty Media Group Common Stock or shares or units of such Series C-Liberty Media Group Redeemable Capital Stock, as the case may be, into which such shares of Series C-Liberty Media Group Preferred Stock could have been converted immediately prior to the effectiveness of such Series C-Liberty Media Group Redemption Event (assuming that such holder failed to exercise any applicable right of election with respect thereto and received per share of Series A Liberty Media Group Common Stock or per share or unit of such Series C-Liberty Media Group Redeemable Capital Stock, as the case may be, the kind and amount of stock and other securities and property received per share or unit by the holders of a plurality of the non-electing shares or units thereof) and, thereafter, the holders of the Series C-Liberty Media Group Preferred Stock shall have no other conversion rights with respect to the Series A Liberty Media Group Common Stock or such Series C-Liberty Media Group Redeemable Capital Stock, as the case may be.

  Notwithstanding the foregoing, the provisions described in the immediately preceding paragraph shall not apply, and the holders of Series C-Liberty Media Group Preferred Stock that are not exchanged as described in the third sentence of this paragraph shall not have conversion rights with respect to Series A Liberty Media Group Common Stock or Series C-Liberty Media Group Redeemable Capital Stock so redeemed, exchanged or otherwise acquired, after the Series C-Liberty Media Group Redemption Event relating thereto, if (i) the redemption price for the shares of Series A Liberty Media Group Common Stock or such Series C-Liberty Media Group Redeemable Capital Stock, as the case may be, is paid in whole or in part in securities ("Series C-Liberty Media Group Redemption Securities") of a subsidiary of TCI and (ii) in connection with such Series C-Liberty Media Group Redemption Event, the "Mirror Preferred Stock Condition" is met, as such term is defined in the certificate of designations for the Series C-Liberty Media Group Preferred Stock. TCI is obligated to use all commercially reasonable efforts to ensure that the Mirror Preferred Stock Condition is satisfied. Generally, the Mirror Preferred Stock Condition will be satisfied in connection with a redemption of the Series A Liberty Media Group Common Stock or the Series C-Liberty Media Group Redeemable Capital Stock into which the Series C-Liberty Media Group Preferred Stock is then convertible, assuming that the Series C-Liberty Media Group Preferred Stock is not then convertible into any other shares of stock or other securities or property, if appropriate provision is made so that the holders of the Series C-Liberty Media Group Preferred Stock have the right to exchange their shares of Series C-Liberty Media Group Preferred Stock on the effective date of the Series C-Liberty Media Group Redemption Event for shares of convertible preferred stock of the issuer of the Series C-Liberty Media Group Redemption Securities, which convertible preferred stock shall have an aggregate liquidation preference equal to the aggregate liquidation preference of the shares of Series C-Liberty Media Group Preferred Stock to be exchanged therefor and that otherwise has terms, conditions, designations, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to such convertible preferred stock that are identical, or as nearly so as is practicable in the judgment of the Board of Directors of TCI, to those of the Series C-Liberty Media Group Preferred Stock for which such convertible preferred stock is to be exchanged, except that applicable time periods under the Series C-Liberty Media Group Preferred Stock will be tacked to corresponding time periods under such convertible preferred stock, and except that the convertible preferred stock of the issuer of the Series C-Liberty Media Group Redemption Securities will be convertible into the kind and amount of Series C-Liberty Media Group Redemption Securities, cash and other assets that the holder of a share of Series C-Liberty Media Group Preferred Stock in respect of which such convertible preferred stock is issued would have received in the Series C-Liberty Media Group Redemption Event, had such shares of Series C-Liberty Media Group Preferred Stock been converted prior to the Series C-Liberty Media Group Redemption Event.

  If, before giving effect to a Series C-Liberty Media Group Redemption Event, a holder of Series C-Liberty Media Group Preferred Stock would be entitled to receive upon conversion of such Series C-Liberty Media Group Preferred Stock any shares of stock or other securities or property (other than cash in lieu of fractional securities) in addition to the Series A Liberty Media Group Common Stock or Series C-Liberty Media Group Redeemable Capital Stock being redeemed, and the redemption price payable upon such Series C-Liberty Media Group Redemption Event will include Series C-Liberty Media Group Redemption Securities, then the Mirror Preferred Stock Condition will be satisfied if appropriate provision is made so that the holders of the Series C- Liberty Media Group Preferred Stock have the right to exchange their shares of Series C-Liberty Media Group Preferred Stock on the effective date of the Series C-Liberty Media Group Redemption Event for convertible preferred stock of TCI and convertible preferred stock of the issuer of the Series C-Liberty Media Group Redemption Securities. The sum of the initial liquidation preferences of the shares of convertible preferred stock of TCI and convertible preferred stock of the issuer of the Series C-Liberty Media Group Redemption Securities delivered in exchange for a share of Series C-Liberty Media Group Preferred Stock will equal the liquidation preference of a share of Series C-Liberty Media Group Preferred Stock on the effective date of the Series C-Liberty Media Group Redemption Event and that otherwise each have terms, conditions, designations, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to such convertible preferred stock that are identical, or as nearly so as is practicable in the judgment of the Board of Directors of TCI, to those of the Series C-Liberty Media Group Preferred Stock for which such convertible preferred stock is to be exchanged, except that applicable time periods under the Series C-Liberty Media Group Preferred Stock will be tacked to corresponding time periods under such convertible preferred stock, and except that (x) the convertible preferred stock of the issuer of the Series C-Liberty Media Group Redemption Securities will be convertible into the kind and amount of Series C-Liberty Media Group Redemption Securities, cash and other assets that the holder of a share of Series C-Liberty Media Group Preferred Stock in respect of which such convertible preferred stock is issued would have received in the Series C-Liberty Media Group Redemption Event, had such shares of Series C-Liberty Media Group Preferred Stock been converted prior to the Series C-Liberty Media Group Redemption Event, and (y) the convertible preferred stock of TCI will not be convertible into, and the holders thereof will have no conversion rights thereunder with respect to, the Series C-Liberty Media Group Redeemable Capital Stock redeemed, or the Series C-Liberty Media Group Redemption Securities issued, in the Series C-Liberty Media Group Redemption Event.

  If TCI distributes the stock of a subsidiary of TCI as a dividend to all holders of Series A Liberty Media Group Common Stock (a "Liberty Media Group Spin Off"), TCI shall make appropriate provision so the holders of the Series C-Liberty Media Group Preferred Stock have the right to exchange their shares of Series C-Liberty Media Group Preferred Stock on the effective date of the Liberty Media Group Spin Off for convertible preferred stock of TCI and convertible preferred stock of such subsidiary that together have an aggregate liquidation preference equal to the liquidation preference of a share of Series C-Liberty Media Group Preferred Stock on the effective date of the Liberty Media Group Spin Off and that otherwise each have terms, conditions, designations, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to such convertible preferred stock that are identical, or as nearly so as is practicable in the judgment of the Board of Directors of TCI, to those of the Series C-Liberty Media Group Preferred Stock for which such convertible preferred stock is to be exchanged, except that applicable time periods under the Series C-Liberty Media Group Preferred Stock will be tacked to corresponding time periods under such convertible preferred stock, and except that (x) the convertible preferred stock of the subsidiary whose stock is distributed in such Liberty Media Group Spin Off will be convertible into the kind and amount of stock of such subsidiary, and other securities and property that the holder of a share of Series C-Liberty Media Group Preferred Stock in respect of which such convertible preferred stock is issued would have received in the Liberty Media Group Spin Off, had such shares of Series C-Liberty Media Group Preferred Stock been converted prior to the record date for such Liberty Media Group Spin Off, and (y) the convertible preferred stock of TCI will not be convertible into, and the holders thereof will have no conversion rights thereunder with respect to, the stock of such subsidiary. From and after the effective date of the Liberty Media Group Spin Off, holders of any shares of Series C-Liberty Media Group Preferred Stock that have not been exchanged for convertible preferred stock of TCI and convertible preferred stock of such subsidiary shall have no conversion rights with respect to the stock of the subsidiary distributed in the Liberty Media Group Spin Off.

  In the event an "Exchange Offer" is made by TCI or a subsidiary of TCI (the applicable of the foregoing being the "Series C-Liberty Media Group Offeror"), the Series C-Liberty Media Group Offeror shall concurrently therewith make an equivalent offer to the holders of Series C-Liberty Media Group Preferred Stock pursuant to which such holders may tender shares of Series C-Liberty Media Group Preferred Stock, based upon the number of shares of Series A Liberty Media Group Common Stock into which such tendered shares are then convertible (and in lieu of tendering outstanding shares of Series A Liberty Media Group Common Stock), together with such other consideration as may be required to be tendered pursuant to such Exchange Offer, and receive in exchange therefor, in lieu of securities of the Series C-Liberty Media Group Offeror offered in such Exchange Offer ("Liberty Media Group Exchange Securities") (and other property, if applicable), convertible preferred stock of the issuer of such Liberty Media Group Exchange Securities with an aggregate liquidation preference equal to the aggregate liquidation preference of the shares of Series C-Liberty Media Group Preferred Stock exchanged therefor and that otherwise has terms, conditions, designations, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to such convertible preferred stock that are identical, or as nearly so as is practicable in the judgment of the Board of Directors of TCI, to those of the Series C-Liberty Media Group

Preferred Stock for which such convertible preferred stock is to be exchanged, except that applicable time periods under the Series C-Liberty Media Group Preferred Stock will be tacked to corresponding time periods under such convertible preferred stock, and except that such convertible preferred stock will be convertible into the kind and amount of Exchange Securities and other property that the holder of a share of Series C-Liberty Media Group Preferred Stock in respect of which such convertible preferred stock is issued would have received upon the consummation of the Exchange Offer, had such shares of Series C-Liberty Media Group Preferred Stock that such holder elects to tender been converted and the shares of Series A Liberty Media Group Common Stock received upon such conversion been tendered in full pursuant to such Exchange Offer and the same percentage of such tendered shares had been accepted for exchange as the percentage of validly tendered shares of Series A Liberty Media Group Common Stock were accepted for exchange pursuant to such Exchange Offer. Whether or not a holder of shares of Series C-Liberty Media Group Preferred Stock elects to accept such offer and tender such shares, no adjustment to the conversion rate will be made in connection with the Exchange Offer. For the purposes of the foregoing, "Exchange Offer" means an issuer tender offer (within the meaning of Rule 13e-4(a)(2) under the Exchange Act), including, without limitation, one that is effected through the distribution of rights or warrants, made to holders of Series A Liberty Media Group Common Stock (or to holders of other stock of TCI receivable by a holder of Series C-Liberty Media Group Preferred Stock upon conversion thereof), to issue stock of TCI or of a subsidiary of TCI and/or other property to a tendering stockholder in exchange for shares of Series A Liberty Media Group Common Stock (or such other stock).

  The holders of Series C-Liberty Media Group Preferred Stock are entitled to vote on an as converted basis on all matters submitted to a vote of holders of the capital stock of TCI entitled to vote generally on the election of directors. Holders of Series C-Liberty Media Group Preferred Stock are not entitled to vote as a separate class except as otherwise may be required by the DGCL.

 Series D Preferred Stock

  The dividend, liquidation and redemption features of the Series D Preferred Stock, each of which is discussed below, are determined by reference to the liquidation value of the Series D Preferred Stock, which as of any date of determination is equal, on a per share basis, to the sum of (i) $300, plus
(ii) all dividends accrued on such share through the dividend payment date on or immediately preceding such date of determination to the extent not paid on or before such date, plus (iii) for purposes of determining liquidation and redemption payments, an amount equal to all unpaid dividends accrued on the sum of clauses (i) and (ii) above, to such date of determination.

  The holders of Series D Preferred Stock are entitled to receive cumulative cash dividends out of funds legally available therefor. Dividends accrue on a daily basis at an annual rate of 5 1/2% of the liquidation value per share, whether or not such dividends are declared or funds are legally or contractually available for payment of dividends, except that if TCI fails to redeem shares of Series D Preferred Stock required to be redeemed on a redemption date, dividends thereafter will accrue cumulatively at an annual rate of 10% of the liquidation value per share until such shares are redeemed. To the extent any cash dividends are not paid on any dividend payment date, the amount of such dividends will be automatically converted, to the extent permissible under the DGCL, into shares of Series A TCI Group Common Stock at a conversion rate equal to 95% of the then "current market price" (as defined in the certificate of designation establishing the Series D Preferred Stock) of the Series A TCI Group Common Stock, and upon issuance of shares of Series A TCI Group Common Stock to holders of Series D Preferred Stock in respect of such conversion such dividend will be deemed paid for all purposes. Dividends not so paid or deemed paid on any dividend payment date are added to the liquidation value on such date and remain a part thereof until such dividends and all dividends accrued thereon are paid in full. Dividends will accrue on such unpaid dividends at the rate of 5 1/2% per annum (10% under the circumstances described above), unless such dividends remain unpaid for two consecutive quarters, in which event such rate will increase to 10% per annum until such dividends and all dividends accrued thereon are paid in full.

  Upon the liquidation, dissolution or winding up of TCI, holders of Series D Preferred Stock will be entitled to receive from the assets of TCI available for distribution to stockholders an amount in cash, per share, equal to the liquidation value of the Series D Preferred Stock.

  The Series D Preferred Stock is subject to optional redemption by TCI at any time after January 26, 2000, in whole or from time to time in part, at a redemption price, per share, equal to the then liquidation value of the Series D Preferred Stock. Shares of Series D Preferred Stock may also be redeemed at the option of TCI after January 26, 1998, in whole or from time to time in part, at a redemption price per share equal to the then liquidation value of the Series D Preferred Stock, if the market value per share of the Series A TCI Group Common Stock has exceeded $37.50 (as adjusted for dividends on the Series A TCI Group Common Stock payable in Series A TCI Group Common Stock, stock splits and reverse stock splits in respect of the Series A TCI Group Common Stock) for the period specified in the certificate of designation establishing the Series D Preferred Stock. The Series D Preferred Stock is also subject to redemption, in whole or in part, at the holder's option, at any time after January 26, 2005, provided that the aggregate liquidation value of the shares to be redeemed is in excess of $50,000 (or, if all of the shares of Series D Preferred Stock held by such holder have an aggregate liquidation value of less than $50,000, all but not less than all of such shares of Series D Preferred Stock), in each case at a redemption price, per share, equal to the then liquidation value of the Series D Preferred Stock. If TCI fails to effect any redemption of Series D Preferred Stock called for redemption or which a holder has validly requested be redeemed, the holders thereof will have the option to convert their shares of Series D Preferred Stock into Series A TCI Group Common Stock at a conversion rate equal to the quotient obtained by dividing the redemption price by 95% of the "current market price" of the Series A TCI Group Common Stock on the redemption date, provided that in the case of a failure by TCI to redeem shares at the request of a holder, the exercise of the foregoing conversion right will be delayed for one year.

  The Series D Preferred Stock ranks senior to the Common Stock and the Class B Preferred Stock, and ranks on a parity basis with the Series C-TCI Group Preferred Stock, the Series C-Liberty Media Group Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

  As of December 31, 1997, subject to anti-dilution adjustments, each share of Series D Preferred Stock is convertible, at the option of the holder, into 10 shares of Series A TCI Group Common Stock, two and one-half shares of Series A Liberty Media Group Common Stock (and, upon conversion of shares of the Series D Preferred Stock, each holder of Series D Preferred Stock is entitled to receive one additional share of Series A Liberty Media Group Common Stock for every two such shares received upon conversion), and one share of TCI Satellite Entertainment, Inc. Series A Common Stock. If TCI distributes to all holders of Series A TCI Group Common Stock rights or warrants to subscribe for or purchase shares of capital stock of TCI (other than shares of Series A TCI Group Common Stock or Series B TCI Group Common Stock) or a subsidiary of TCI, which capital stock (a) is common stock of its issuer or (b) participates in one or more business operations of the issuer thereof in such a manner that if such operations were owned by a corporation and such capital stock were issued thereby such capital stock would be common stock of such corporation ("Special Securities"), each holder of Series D Preferred Stock will have the option, in lieu of any anti-dilution adjustment that would otherwise apply to the conversion rate of the Series D Preferred Stock, to exchange a specified portion of its shares of Series D Preferred Stock for shares of a new series of convertible preferred stock of the issuer of the Special Securities having terms similar to the Series D Preferred Stock but convertible into Special Securities.

  The Series D Preferred Stock has no voting rights, except as required by the DGCL and except that without the consent of the holders of 66 2/3% in liquidation value of the Series D Preferred Stock, TCI may not create any series of Preferred Stock that is senior as to dividend rights, rights to redemption, or rights on liquidation to the Series D Preferred Stock.

 Series F Preferred Stock

  The holders of the Series F Preferred Stock are entitled to participate, on an as-converted basis, with the holders of the Series A TCI Group Common Stock, with respect to any cash dividends or distributions declared and paid on the Series A TCI Group Common Stock. Dividends or distributions on the Series A TCI Group Common Stock which are not paid in cash would result in adjustment of the rate at which the Series F Preferred Stock is convertible into Series A TCI Group Common Stock.

  Upon the liquidation, dissolution or winding up of TCI, holders of Series F Preferred Stock will be entitled to receive from the assets of TCI available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to $.01. After receipt of their liquidation preference and subject to the preferential rights of any other class or series of Preferred Stock, the holders of Series F Preferred Stock are entitled to receive from the assets of TCI available for distribution to common stockholders an amount equal to the amount to be distributed per share of Series A TCI Group Common Stock in such liquidation, dissolution or winding up multiplied by the number of shares of Series A TCI Group Common Stock into which a share of Series F Preferred Stock is then convertible.

  The Series F Preferred Stock is subject to optional redemption by TCI at any time after the 30th business day following issuance, in whole or in part, at a redemption price, per share, equal to $24,875 (as adjusted in respect of stock splits, reverse splits and other events affecting the shares of Series F Preferred Stock), plus any dividends which have been declared but are unpaid as of the date fixed for such redemption. TCI will pay the redemption price (or designated portion thereof) of the shares of Series F Preferred Stock called for redemption by issuing to the holder thereof, in respect of its shares to be redeemed, a number of shares of Series A TCI Group Common Stock equal to the aggregate redemption price (or designated portion thereof) of the shares to be redeemed divided by the average market price of the Series A TCI Group Common Stock for a period specified, and subject to the adjustments described, in the certificate of designations establishing the Series F Preferred Stock.

  The Series F Preferred Stock ranks senior to the Common Stock and the Class B Preferred Stock, and ranks on a parity basis with the Series C-TCI Group Preferred Stock, the Series C-Liberty Media Group Preferred Stock, the Series D Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

  Shares of Series F Preferred Stock are currently convertible, at the option of the holder, into Series A TCI Group Common Stock at a rate of 1,496.65 shares of Series A TCI Group Common Stock for each share of Series F Preferred Stock, subject to anti-dilution adjustments. In addition, any shares of Series F Preferred Stock which cease to be held by TCI or a subsidiary of TCI will automatically be converted into shares of Series A TCI Group Common Stock.
  The holders of Series F Preferred Stock have the right to vote, on the basis of one vote per share, together with the Common Stock and any class or series of Preferred Stock entitled to vote thereon, in any general election of directors of TCI. Except as provided above or required by the DGCL, the Series F Preferred Stock has no voting rights.

 Series G Preferred Stock

  The dividend, liquidation and redemption features of the Series G Preferred Stock, each of which is discussed below, are determined by reference to the liquidation preference of the Series G Preferred Stock, which as of any date of determination is equal, on a per share basis, to the sum of (i) $21.60, plus (ii) an amount equal to all dividends accrued on such share which have been added to and remain a part of the liquidation preference as of such date, plus (iii) for purposes of determining liquidation and redemption payments, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (i) and (ii) above during the period from the immediately preceding dividend payment date through and including the date in question.

  The holders of Series G Preferred Stock are entitled to receive cumulative dividends, when and as declared by the TCI Board of Directors out of unrestricted funds legally available therefor, in preference to dividends on the Common Stock and the Class B Preferred Stock. Dividends accrue on the Series G Preferred Stock from and after January 25, 1997, on a daily basis at the rate of 4% per annum of the liquidation preference per share, whether or not such dividends are declared or funds are available for payment of dividends. Dividends not paid on any dividend payment date are added to the liquidation preference on such date and remain a part thereof until such dividends are paid. The rate per annum at which dividends will accrue on that portion of the liquidation preference that consists of unpaid dividends that were added to the liquidation preference on a dividend payment date and that remain unpaid on the next succeeding dividend payment date will increase to 8.625% per annum from and after such next succeeding dividend payment date. Accrued dividends are payable semiannually and, in the sole discretion of the TCI Board of Directors, may be declared and paid in cash, in shares of Series A TCI Group Common Stock or in any combination of the foregoing. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid in cash, shares of Series A TCI Group Common Stock or any combination thereof at any time without reference to any regular dividend payment, to holders of record of Series G Preferred Stock as of a special record date fixed by the TCI Board of Directors.

  Upon the liquidation, dissolution or winding up of TCI, the holders of Series G Preferred Stock will be entitled, after payment of preferential amounts on any class or series of Preferred Stock ranking prior to the Series G Preferred Stock with respect to liquidating distributions, to receive from the assets of TCI available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to the liquidation preference thereof as of the date of payment or distribution.

  The Series G Preferred Stock is redeemable at the option of TCI, in whole at any time or in part from time to time on or after February 1, 2001 for a redemption price per share payable in cash equal to the liquidation preference thereof on such redemption date. TCI is required to redeem the Series G Preferred Stock out of funds legally available therefor on February 1, 2016, for a redemption price per share payable in cash equal to the liquidation preference thereof on such redemption date.

  The Series G Preferred Stock ranks senior to the Common Stock and the Class B Preferred Stock and on a parity with all other currently outstanding classes and series of Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

  As of December 31, 1997, subject to antidilution adjustments, each share of Series G Preferred Stock is convertible, at the option of the holder, into
1.190 shares of Series A TCI Group Common Stock. Subject to the provisions described in the immediately following paragraph, if the holders of Series G Preferred Stock would be entitled to receive upon conversion thereof any shares of a class or series of TCI capital stock, which is redeemable or exchangeable at the election of TCI ("Series G Redeemable Capital Stock"), and such Series G Redeemable Capital Stock is redeemed, exchanged or otherwise acquired in full, then, from and after such event (a "Series G Redemption Event"), the holders of Series G Preferred Stock then outstanding shall be entitled to receive upon conversion of such shares, in lieu of shares of such Series G Redeemable Capital Stock, the kind and amount of securities, cash or other assets receivable upon such Series G Redemption Event by a holder of the number of shares of Series G Redeemable Capital Stock into which such shares of Series G Preferred Stock could have been converted immediately prior to the effectiveness of such Series G Redemption Event (assuming that such holder failed to exercise any applicable right of election with respect thereto and received per share of such Series G Redeemable Capital Stock the kind and amount of securities, cash or other assets received per share by the holders of a plurality of the non-electing shares thereof) and, thereafter, the holders of the Series G Preferred Stock shall have no other conversion rights with respect to such Series G Redeemable Capital Stock.

  Notwithstanding the foregoing, the provisions described in the immediately preceding paragraph shall not apply, and the holders of any shares of Series G Preferred Stock that are not exchanged as described in the second sentence of this paragraph shall not have any conversion rights with respect to Series G Redeemable Capital Stock so redeemed, exchanged or otherwise acquired, after the Series G Redemption Event relating thereto, if (i) the redemption price for the shares of such Series G Redeemable Capital Stock is paid in whole or in part in securities ("Series G Redemption Securities") of an issuer other than TCI (the "Series G Other Issuer") and (ii) in connection with such Series G Redemption Event, the "Mirror Preferred Stock Condition" is met, as such term is defined in the certificate of designations for the Series G Preferred Stock. Generally, the Mirror Preferred Stock Condition shall be satisfied if TCI makes appropriate provisions so that holders of Series G Preferred Stock shall have the right, exercisable on the effective date of the Series G Redemption Event, to exchange their shares of Series G Preferred Stock for convertible preferred stock of TCI and convertible preferred stock of the Series

G Other Issuer that together have an aggregate liquidation preference equal to the liquidation preference of the Series G Preferred Stock to be so exchanged (as in effect on the effective date of the Series G Redemption Event) and that otherwise each have terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to such convertible preferred stock that are identical, or as nearly so as is practicable in the good faith judgment of the Board of Directors of TCI, to those of the Series G Preferred Stock for which such convertible preferred stock is to be exchanged, except that applicable time periods under the Series G Preferred Stock will be tacked to corresponding time periods under such convertible preferred stock, and except that (x) the convertible preferred stock of the Series G Other Issuer will be convertible into the kind and amount of Series G Redemption Securities, cash and other assets that the holder of a share of Series G Preferred Stock in respect of which such convertible preferred stock is issued would have received in the Series G Redemption Event, had such shares of Series G Preferred Stock been converted prior to the Series G Redemption Event, and (y) the convertible preferred stock of TCI will not be convertible into, and the holders thereof will have no conversion rights thereunder with respect to, the Series G Redeemable Capital Stock subject to the Series G Redemption Event. The Mirror Preferred Stock Condition shall be deemed to have been satisfied in connection with any Series G Redemption Event only if the Board of Directors of TCI determines (i) that receipt of such convertible preferred stock of TCI and/or the Series G Other Issuer in exchange for the Series G Preferred Stock in connection with such Series G Redemption Event would not result in the recognition of gain or loss by the holders of such Series G Preferred Stock for United States federal income tax purposes; (ii) that an adjustment made in the conversion rate of the Series G Preferred Stock with respect to such Series G Redemption Event, as described in the immediately preceding paragraph, would result in the recognition of gain or loss by the holders of Series G Preferred Stock for United States federal income tax purposes; or (iii) that receipt of Series G Redemption Securities in redemption of the Series G Redeemable Capital Stock to be redeemed in such Series G Redemption Event would result in the recognition of gain or loss by the holders of such Series G Redeemable Capital Stock.

  The holders of Series G Preferred Stock have the right to vote, on the basis of one vote per share, together with the Common Stock, the Class B Preferred Stock and any other class or series of Preferred Stock entitled to vote thereon, in any general election of directors of TCI. The number of authorized shares of Series G Preferred Stock may be increased or decreased (but not below the number of shares of Series G Preferred Stock then outstanding) by the affirmative vote of the holders of at least 66 2/3% of the then outstanding Voting Securities (as defined in the Charter) voting together as a single class. Except as provided above or required by the DGCL, the Series G Preferred Stock has no voting rights.

 Series H Preferred Stock

  The dividend, liquidation and redemption features of the Series H Preferred Stock, each of which is discussed below, are determined by reference to the liquidation preference of the Series H Preferred Stock, which as of any date of determination is equal, on a per share basis, to the sum of (i) $5.40, plus
(ii) an amount equal to all dividends accrued on such share which have been added to and remain a part of the liquidation preference as of such date, plus
(iii) for purposes of determining liquidation and redemption payments, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (i) and (ii) above during the period from the immediately preceding dividend payment date through and including the date in question.

  The holders of Series H Preferred Stock are entitled to receive cumulative dividends, when and as declared by the TCI Board of Directors out of unrestricted funds legally available therefor, in preference to dividends on the Common Stock and the Class B Preferred Stock. Dividends accrue on the Series H Preferred Stock from and after January 25, 1997, on a daily basis at the rate of 4% per annum of the liquidation preference per share, whether or not such dividends are declared or funds are available for payment of dividends. Dividends not paid on any dividend payment date are added to the liquidation preference on such date and remain a part thereof until such dividends are paid. The rate per annum at which dividends will accrue on that portion of the liquidation preference that consists of unpaid dividends that were added to the liquidation preference on a dividend payment date and that remain unpaid on the next succeeding dividend payment date will increase to 8.625% per annum from and after such next succeeding dividend payment date. Accrued dividends are payable semiannually and, in the sole discretion of the TCI Board of Directors, may be declared and paid in cash, in shares of Series A TCI Group Common Stock or in any combination of the foregoing. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid in cash, shares of Series A TCI Group Common Stock or any combination thereof at any time without reference to any regular dividend payment, to holders of record of Series H Preferred Stock as of a special record date fixed by the TCI Board of Directors.

  Upon the liquidation, dissolution or winding up of TCI, the holders of Series H Preferred Stock will be entitled, after payment of preferential amounts on any class or series of Preferred Stock ranking prior to the Series H Preferred Stock with respect to liquidating distributions, to receive from the assets of TCI available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to the liquidation preference thereof as of the date of payment or distribution.

  The Series H Preferred Stock is redeemable at the option of TCI, in whole at any time or in part from time to time on or after February 1, 2001, for a redemption price per share payable in cash equal to the liquidation preference thereof on such redemption date. TCI is required to redeem the Series H Preferred Stock out of funds legally available therefor on February 1, 2016, for a redemption price per share payable in cash equal to the liquidation preference thereof on such redemption date.

  The Series H Preferred Stock ranks senior to the Common Stock and the Class B Preferred Stock and on a parity with all other currently outstanding classes and series of Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

  As of December 31, 1997, subject to antidilution adjustments, each share of Series H Preferred Stock is convertible, at the option of the holder, into
 .2625 of one share of Series A Liberty Media Group Common Stock, and, upon conversion of shares of the Series H Preferred Stock each holder of Series H Preferred Stock is entitled to receive one additional share of Series A Liberty Media Group Common Stock for every two such shares received upon such conversion. Subject to the provisions described in the immediately following paragraph, if (i) TCI redeems all the outstanding shares of Series A Liberty Media Group Common Stock in accordance with the terms thereof, or (ii) the holders of Series H Preferred Stock would be entitled to receive upon conversion thereof any shares of a class or series of TCI capital stock, which is redeemable or exchangeable at the election of TCI ("Series H Redeemable Capital Stock"), and such Series H Redeemable Capital Stock is redeemed, exchanged or otherwise acquired in full, then, from and after either such event (a "Series H Redemption Event"), the holders of Series H Preferred Stock then outstanding shall be entitled to receive upon conversion of such shares of Series H Preferred Stock, in lieu of shares of Series A Liberty Media Group Common Stock or such Series H Redeemable Capital Stock, as the case may be, the kind and amount of securities, cash or other assets receivable upon such Series H Redemption Event by a holder of the number of shares of Series A Liberty Media Group Common Stock or such Series H Redeemable Capital Stock, as the case may be, into which such shares of Series H Preferred Stock could have been converted immediately prior to the effectiveness of such Series H Redemption Event (assuming that such holder failed to exercise any applicable right of election with respect thereto and received per share of Series A Liberty Media Group Common Stock or per share of such Series H Redeemable Capital Stock, as the case may be, the kind and amount of securities, cash or other assets received per share by the holders of a plurality of the non-electing shares thereof) and, thereafter, the holders of the Series H Preferred Stock shall have no other conversion rights with respect to the Series A Liberty Media Group Common Stock or such Series H Redeemable Capital Stock, as the case may be.

  Notwithstanding the foregoing, the provisions described in the immediately preceding paragraph shall not apply, and the holders of any shares of Series H Preferred Stock that are not exchanged as described in the second sentence of this paragraph shall not have any conversion rights with respect to the Series A Liberty Media Group Common Stock or such Series H Redeemable Capital Stock, as the case may be, after the Series H Redemption Event relating thereto, if
(i) the redemption price for the shares of Series A Liberty Media Group Common Stock or such Series H Redeemable Capital Stock, as the case may be, is paid in whole or in part in securities ("Series H Redemption Securities") of an issuer other than TCI (the "Series H Other Issuer") and (ii) in connection with such Series H Redemption Event, the "Mirror Preferred Stock Condition" is met, as such term is defined in the certificate of designations for the Series H Preferred Stock. Generally, the Mirror Preferred Stock Condition shall be satisfied if TCI makes appropriate provisions so that holders of Series H Preferred Stock shall have the right, exercisable on the effective date of the Series H Redemption Event, to exchange their shares of Series H Preferred Stock for (A) if the Series H Preferred Stock is not then convertible into any security, cash or assets other than the stock that is the subject of the Series H Redemption Event (i.e., Series A Liberty Media Group Common Stock or such Series H Redeemable Capital Stock, as the case may be), convertible preferred stock of the Series H Other Issuer having a liquidation preference equal to the liquidation preference of the Series H Preferred Stock to be so exchanged, as in effect on the effective date of the Series H Redemption Event, or (B) if the Series H Preferred Stock is then convertible into any security, cash or assets in addition to the stock that is the subject of the Series H Redemption Event (any such additional securities, cash or assets, collectively, the "Additional Conversion Property"), convertible preferred stock of TCI and convertible preferred stock of the Series H Other Issuer having an aggregate liquidation preference equal to the liquidation preference of the Series H Preferred Stock to be so exchanged, as in effect on the effective date of the Series H Redemption Event; provided, however, that in either case, the convertible preferred stock into which shares of Series H Preferred Stock may be exchanged shall otherwise have terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to such convertible preferred stock that are identical, or as nearly so as is practicable in the good faith judgment of the Board of Directors of TCI, to those of the Series H Preferred Stock for which such convertible preferred stock is to be exchanged, except that applicable time periods under the Series H Preferred Stock will be tacked to corresponding time periods under such convertible preferred stock, and except that (x) the convertible preferred stock of the Series H Other Issuer will be convertible into the kind and amount of Series H Redemption Securities, cash and other assets that the holders of shares of Series H Preferred Stock in respect of which such convertible preferred stock is issued would have received in the Series H Redemption Event had such shares of Series H Preferred Stock been converted in full prior to the Series H Redemption Event, and (y) any convertible preferred stock of TCI will be convertible into the Additional Conversion Property, and will not be convertible into, and the holders thereof will have no conversion rights thereunder with respect to, the Series A Liberty Media Group Common Stock or Series H Redeemable Capital Stock, as the case may be, subject to the Series H Redemption Event. The Mirror Preferred Stock Condition shall be deemed to have been satisfied in connection with any Series H Redemption Event only if the Board of Directors of TCI determines (i) that receipt of such convertible preferred stock of TCI and/or the Series H Other Issuer in exchange for Series H Preferred Stock in connection with such Series H Redemption Event would not result in the recognition of gain or loss by the holders of such Series H Preferred Stock for United States federal income tax purposes; (ii) that an adjustment made in the conversion rate of the Series H Preferred Stock with respect to such Series H Redemption Event, as described in the immediately preceding paragraph, would result in the recognition of gain or loss by the holders of Series H Preferred Stock for United States federal income tax purposes; or
(iii) that receipt of Series H Redemption Securities in redemption of the Series A Liberty Media Group Common Stock or Series H Redeemable Capital Stock to be redeemed in such Series H Redemption Event would result in the recognition of gain or loss by the holders of such Series A Liberty Media Group Common Stock or Series H Redeemable Capital Stock, as the case may be.

  The holders of Series H Preferred Stock have the right to vote, on the basis of one vote per share, together with the Common Stock, the Class B Preferred Stock and any other class or series of Preferred Stock entitled to vote thereon, in any general election of directors of TCI. The number of authorized shares of Series H Preferred Stock may be increased or decreased (but not below the number of shares of Series H Preferred Stock then outstanding) by the affirmative vote of the holders of at least 66 2/3% of the then outstanding Voting Securities (as defined in the Charter) voting together as a single class. Except as provided above or required by the DGCL, the Series H Preferred Stock has no voting rights.

 Limitations on Rights of Holders of Parity Stock and Junior Stock

  For so long as any dividends are in arrears on any outstanding class or series of Preferred Stock, and until all dividends accrued up to the immediately preceding dividend payment date on such Preferred Stock and on any class or series of Preferred Stock ranking on a parity with such Preferred Stock ("Parity Stock") shall have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, neither TCI nor any subsidiary thereof may purchase or otherwise acquire any shares of such Preferred Stock, Parity Stock or any class or series of capital stock ranking junior to such Preferred Stock ("Junior Stock"), or set aside any money or assets for any such purpose, unless all of the outstanding shares of such Preferred Stock and Parity Stock are redeemed. For so long as any dividends are in arrears on any outstanding class or series of Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on such Preferred Stock shall have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, TCI may not declare or pay any dividend on or make any distribution with respect to the Parity Stock or Junior Stock or set aside any money or assets for any such purpose.

  If TCI fails to redeem shares of Class B Preferred Stock or Series F Preferred Stock required to be redeemed on a redemption date, TCI may not redeem or exchange any Parity Stock or Junior Stock or declare or pay any dividend on or make any distribution with respect to any Junior Stock or set aside money or assets for any such purpose, and neither TCI nor any subsidiary thereof may purchase or otherwise acquire any shares of such Preferred Stock, Parity Stock or Junior Stock or set aside any money or assets for any such purpose, until all shares of such class or series of Preferred Stock are redeemed in full. If TCI fails to redeem shares of Series C-TCI Group Preferred Stock, Series C-Liberty Media Group Preferred Stock or Series D Preferred Stock required to be redeemed on a redemption date, neither TCI nor any subsidiary thereof may purchase or otherwise acquire any shares of such series of Preferred Stock or Junior Stock or redeem, or discharge any sinking fund obligation with respect to, any Junior Stock, until all shares of such series of Preferred Stock are redeemed in full. If TCI fails to redeem shares of Series G Preferred Stock or Series H Preferred Stock required to be redeemed on a redemption date, TCI may not redeem any Junior Stock or Parity Stock or declare or pay any dividend on or make any distribution with respect to any Junior Stock or Parity Stock, or set aside any money or assets for any such purpose, and neither TCI nor any subsidiary thereof may purchase or otherwise acquire any shares of such series of Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, until all such shares are redeemed in full. Neither TCI nor any subsidiary thereof may redeem, exchange, purchase or otherwise acquire any shares of Parity Stock or Junior Stock, or set aside any money or assets for such purpose, if after giving effect to such purchase or acquisition the amount that would be available for distribution to the holders of Class B Preferred Stock and Series F Preferred Stock upon liquidation, dissolution or winding up of TCI, if such liquidation, dissolution or winding up were to occur on the date fixed for such purchase or acquisition of shares of Parity Stock or Junior Stock, would be less than the aggregate liquidation preference of all then outstanding shares of such class or series of Preferred Stock. The failure of TCI (i) to redeem on any date fixed for redemption any outstanding shares of Class B Preferred Stock or Series F Preferred Stock or (ii) to pay dividends on, in the case of Class B Preferred Stock, any Parity Stock, and, in the case of Series F Preferred Stock, such series of Preferred Stock, shall not prevent TCI from paying any dividends on Parity Stock solely in shares of Parity Stock or Junior Stock or on Junior Stock solely in exchange for shares of Junior Stock or the purchase or other acquisition of such Preferred Stock or Parity Stock solely in shares of Parity Stock or Junior Stock or of Junior Stock solely in exchange for shares of Junior Stock. The failure of TCI to (i) to redeem on any date fixed for redemption any outstanding shares of Series G Preferred Stock or Series H Preferred Stock or (ii) to pay dividends on any Parity Stock, shall not prevent TCI from paying dividends on any Junior Stock solely in shares of Junior Stock, paying dividends on any Parity Stock solely in shares of Parity Stock and/or Junior Stock or the redemption, exchange, purchase or acquisition of such series of Preferred Stock or Parity Stock solely in exchange for shares of Parity Stock and/or Junior Stock.

ANTI-TAKEOVER CONSIDERATIONS

  The DGCL, the Charter and the Parent's Bylaws contain provisions which may serve to discourage or make more difficult a change in control of the Parent without the support of the Board of Directors or without meeting various other conditions. The principal provisions of the DGCL, the Charter and the Parent's Bylaws with respect to the foregoing are outlined below.

  DGCL Section 203, in general, prohibits a "business combination" between a corporation and an "interested stockholder" within three years of the time such stockholder became an "interested stockholder," unless (i) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders' meeting of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The term "business combination" is defined to include, among other transactions between the interested stockholder and the corporation or any direct or indirect majority-owned subsidiary thereof, a merger or consolidation; a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder's proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an "interested stockholder" is any person who is the owner of 15% or more of the outstanding voting stock (or, in the case of a corporation with classes of voting stock with disparate voting power, 15% or more of the voting power of the outstanding voting stock) of the corporation, and the affiliates and associates of such person. The term "owner" is broadly defined to include any person or entity that individually or with or through such person or entity's affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock. The restrictions of DGCL Section 203 do not apply to corporations that have elected, in the manner provided therein, not to be subject to such section or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on The Nasdaq Stock Market or held of record by more than 2,000 stockholders.

  The Charter does not contain any provision "opting out" of the application of DGCL Section 203 and the Parent has not taken any of the actions necessary for it to "opt out" of such provision. As a result, the provisions of Section 203 will remain applicable to transactions between the Parent and any of its "interested stockholders."

  The Charter also contains certain provisions which could make a change in control of the Parent more difficult. For example, the Charter requires, subject to the rights, if any, of any class or series of Preferred Stock, the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve (i) a merger or consolidation of the Parent with, or into, another corporation, other than a merger or consolidation which does not require the consent of stockholders under the DGCL or a merger or consolidation which has been approved by 75% of the members of the Board of Directors (in which case, in accordance with the DGCL, the affirmative vote of a majority of the total voting power of the outstanding Voting Securities would, with certain exceptions, be required for approval), (ii) the sale, lease or exchange of all or substantially all of the property and assets of the Parent or (iii) the dissolution of the Parent. "Voting Securities" is defined in the Charter as the TCI Group Common Stock, the Liberty Media Group Common Stock, the TCI Ventures Group Common Stock and any class or series of Preferred Stock entitled to vote generally with the holders of Common Stock on matters submitted to stockholders for a vote, which currently would include the Series C-TCI Group Preferred Stock and the Series C-Liberty Media Group Preferred Stock. The Charter also provides for a Board of Directors of not less than three members, divided into three classes of approximately equal size, with each class to be elected for a three-year term at the annual meeting of stockholders at which such class of directors' term expires. The exact number of directors, currently ten, is fixed by the Board of Directors. The holders of Voting Securities and of Class B Preferred Stock, Series G Preferred Stock and

Series H Preferred Stock, voting together as a single class, vote in elections for directors. (The holders of the Parent's Series F Preferred Stock are entitled to vote in the election of directors; however, the DGCL prohibits the voting of such shares because such shares are held by subsidiaries of the Parent.) Stockholders of the Parent do not have cumulative voting rights.

  The Charter authorizes the issuance of 50,000,000 shares of Series Preferred Stock, of which 33,901,240 remain available for issuance as of September 30, 1997. On December 31, 1997, TCI issued 70,575 shares of Series C-TCI Group Preferred Stock and 70,575 shares of Series C-Liberty Media Group Preferred Stock, and retired 70,575 shares of Series C Preferred Stock (with the effect that such retired shares have been restored to the status of authorized and unissued shares of Series Preferred Stock, and may be reissued as shares of another series of Series Preferred Stock but may not be reissued as Series C Preferred Stock). Under the Charter, the Board of Directors is authorized, without further action by the stockholders of the Parent, to establish the preferences, limitations and relative rights of the Series Preferred Stock. In addition, 1,900,000,000 shares of TCI Group Common Stock, 825,000,000 shares of Liberty Media Group Common Stock and 825,000,000 shares of TCI Ventures Group Common Stock are currently authorized by the Charter, of which 1,043,774,248 shares of TCI Group Common Stock, 561,120,509 shares of Liberty Media Group Common Stock and 620,072,300 shares of TCI Ventures Group Common Stock remain available for issuance as of September 30, 1997 (in each case without taking into consideration shares reserved for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities and options). The issue and sale of shares of TCI Group Common Stock, Liberty Media Group Common Stock, TCI Ventures Group Common Stock and/or Series Preferred Stock could occur in connection with an attempt to acquire control of the Parent, and the terms of such shares of Series Preferred Stock could be designed in part to impede the acquisition of such control.

  The Charter requires the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve any amendment, alteration or repeal of any provision of the Charter or the addition or insertion of other provisions therein.

  The Charter and the Parent's Bylaws provide that a special meeting of stockholders will be held at any time, subject to the rights of the holders of any class or series of Preferred Stock, upon the call of the Secretary of the Parent upon (i) the written request of the holders of not less than 66 2/3% of the total voting power of the outstanding shares of Voting Securities or (ii) at the request of not less than 75% of the members of the Board of Directors. Subject to the rights of any class or series of Preferred Stock, the Parent's Bylaws require that written notice of the intent to make a nomination at a meeting of stockholders must be received by the Secretary of the Parent, at the Parent's principal executive offices, not later than (a) with respect to an election of directors to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (b) with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders. The notice must contain: (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the stockholder is a holder of record of the Parent's Voting Securities entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (4) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had each proposed nominee been nominated, or intended to be nominated, by the Board of Directors; and (5) the consent of each nominee to serve as a director of the Parent if so elected. Any action to remove directors is required to be for "cause" (as defined in the Charter) and be approved by the holders of 66 2/3% of the total voting power of the outstanding shares entitled to vote in the election of directors (which would include the Class B Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock, in addition to the Voting Securities).

                             PLAN OF DISTRIBUTION

  The Company or the Parent (or both) may sell the Offered Securities to or through underwriters or dealers, which may be a group of underwriters represented by one or more managing underwriters, and also may sell the Offered Securities directly to other purchasers or through agents.

  The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If an underwriter or underwriters are utilized in the sale, the Company or the Parent (or both) will execute an underwriting agreement with such underwriters and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities. Unless otherwise indicated in the Prospectus Supplement, the obligations of any underwriters to purchase the Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the Offered Securities if any are purchased.

  If a dealer is utilized in the sale, the Company or the Parent (or both) will sell the Offered Securities to the dealer as principal. The dealer may then resell the Offered Securities to the public at varying prices to be determined by such dealer at the time of resale.

  Offers to purchase Offered Securities may be solicited by the Company or the Parent (or both) or agents designated by the Company or the Parent (or both) from time to time. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  Each underwriter, dealer and agent participating in the distribution of any Offered Securities which are issuable in bearer form will agree that it will not, directly or indirectly, offer any Offered Securities in bearer form for sale or resale in the United States or its possessions or to United States persons (subject to certain exceptions) or deliver any Offered Securities in bearer form within the United States or its possessions. See "Description of Debt Securities--Limitations on Issuance of Bearer Debt Securities."

  In connection with the sale of the Offered Securities, underwriters, dealers and agents may receive compensation in the form of discounts, concessions or commissions from the Company or the Parent (or both) or from purchasers of the Offered Securities for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Offered Securities may be deemed to be underwriters as that term is defined in the Securities Act, and any discounts, concessions or commissions received by them from the Company or the Parent (or both) and any profits on the resale of the Offered Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter will be identified and any such compensation received from the Company or the Parent (or both) will be described in the Prospectus Supplement.

  If so indicated in the Prospectus Supplement, the Company or the Parent (or both) will authorize agents and underwriters to solicit offers by certain specified institutions to purchase Offered Securities from the Company or the Parent (or both) at the public offering price set forth in the Prospectus Supplement pursuant to contracts providing for payment and delivery on a specified date in the future. Institutions with whom such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to the approval of the Company or the Parent (or both). The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase by such purchaser of the Offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the Offered Securities being sold to such purchaser are also being sold to underwriters, the Company or the Parent (or both) shall have sold to such underwriters the Offered Securities, not sold for delayed delivery, pursuant to the underwriting agreement referred to in the related Prospectus Supplement. The agents and underwriters will not have any responsibility in respect of the validity of performance of such contracts. The Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Agents, underwriters and dealers may be entitled under agreements entered into with the Company or the Parent to indemnification by the Company or the Parent against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for the Company and the Parent in the ordinary course of business.

  The anticipated place and time of delivery for the Offered Securities will be set forth in the Prospectus Supplement.

                                 LEGAL MATTERS

  The validity of the Offered Securities and the Guarantees, if any, offered hereby will be passed upon for the Company and the Parent by Stephen M. Brett, Esq., Executive Vice President of the Company and Executive Vice President and General Counsel of the Parent. If agents or underwriters are utilized, the legality of the Offered Securities and the Guarantees, if any, offered hereby will be passed upon for such agents or underwriters by such counsel, which will be named in the Prospectus Supplement, as such agents or underwriters may select.

                                    EXPERTS

  The consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and all related financial statement schedules, which appear in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc., as amended by Form 10-K/A (Amendment No. 1), have been incorporated by reference herein and in the Registration Statement in reliance upon the reports, dated March 24, 1997, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated balance sheets of TCI Communications, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and all related financial statement schedules, which appear in the December 31, 1996 Annual Report on Form 10-K of TCI Communications, Inc., as amended by Form 10-K/A (Amendment No. 1), have been incorporated by reference herein and in the Registration Statement in reliance upon the reports, dated March 24, 1997, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The combined balance sheets of TCI Group as of December 31, 1996 and 1995, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which appear in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc., as amended by Form 10-K/A (Amendment No. 1), have been incorporated by reference herein and in the Registration Statement in reliance upon the report, dated March 24, 1997, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the combined financial statements above refers to the effects of not consolidating TCI Group's interest in Liberty Media Group for all periods that TCI Group has an interest in Liberty Media Group.

  The combined balance sheets of Liberty Media Group as of December 31, 1996 and 1995, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which appear in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc., as amended by Form 10-K/A (Amendment No. 1), have been incorporated by reference herein and in the Registration Statement in reliance upon the report, dated March 24, 1997, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated balance sheet of Telewest Communications plc and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations and cash flows for each of the years in three-year period ended December 31, 1996, which appear in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc., as amended by Form 10-K/A (Amendment No. 1), have been incorporated by reference herein and in the Registration Statement in reliance upon the report, dated March 11, 1997, of KPMG Audit Plc, chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated balance sheets of Sprint Spectrum Holding Company, L.P. and subsidiaries, development stage enterprises, as of December 31, 1996 and 1995 and the related consolidated statements of operations, changes in partners' capital and cash flows for each of the two years in the period ended December 31, 1996, for the period from October 24, 1994 (date of inception) to December 31, 1994 and for the cumulative period from October 24, 1994 (date of inception) to December 31, 1996, incorporated in this prospectus by reference from Tele-Communications, Inc. Annual Report on Form 10-K, as amended on Form 10-K/A (Amendment No. 1), for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph referring to the developmental stage of Sprint Spectrum Holding Company, L.P. and subsidiaries), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The financial statements of American PCS, L.P., not separately presented in this Prospectus, have been audited by Price Waterhouse LLP, independent accountants, whose report thereon has been incorporated by reference herein. Such financial statements, to the extent they have been included in the financial statements of Sprint Spectrum Holding Company, L.P., have been so included in the Annual Report on Form 10-K, as amended on Form 10-K/A (Amendment No. 1), of Tele-Communications, Inc. in reliance on their report given on the authority of said firm as experts in auditing and accounting. American PCS, L.P. has agreed to indemnify Price Waterhouse LLP for the payment of all legal costs and expenses incurred in Price Waterhouse LLP's successful defense of any legal action or proceeding that arises as a result of the consent of Price Waterhouse LLP to the incorporation of its audit report on American PCS, L.P.'s 1996 financial statements in the Registration Statement, of which this Prospectus comprises a part, of Tele-Communications, Inc. and TCI Communications, Inc.

  The combined financial statements of VII Cable which appear in TCI's Current Report on Form 8-K dated June 19, 1996, have been incorporated by reference herein in reliance on the report dated February 14, 1996 of Price Waterhouse LLP, independent accountants, incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

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--------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PRO-SPECTUS SUPPLEMENT, THE PROSPECTUS OR ANY PRICING SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS OR ANY PRICING SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT. THIS PRO-SPECTUS SUPPLEMENT, THE PROSPECTUS AND ANY PRICING SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUP-PLEMENT, THE PROSPECTUS OR ANY PRICING SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE IN-FORMATION HEREIN OR IN THE PROSPECTUS OR ANY PRICING SUPPLEMENT IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF.

                                ---------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                          PAGE
                                                                          ----
Risk Factors.............................................................  S-2
Description of Notes.....................................................  S-2
Book-Entry System........................................................ S-17
Certain United States Tax Considerations................................. S-19
Plan of Distribution..................................................... S-25
                                  PROSPECTUS
Available Information....................................................    2
Incorporation of Documents by Reference..................................    2
The Company and the Parent...............................................    4
Use of Proceeds..........................................................    4
Ratio of Earnings to Combined Fixed Charges and Preferred Stock
 Dividends...............................................................    5
Description of Debt Securities...........................................    6
Description of Series Preferred Stock....................................   25
Description of Depositary Shares.........................................   28
Description of Parent Capital Stock......................................   31
 Common Stock............................................................   31
 Preferred Stock.........................................................   65
Plan of Distribution.....................................................   83
Legal Matters............................................................   84
Experts..................................................................   84

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                            TCI COMMUNICATIONS, INC.

                                  $750,000,000

                          MEDIUM-TERM NOTES, SERIES D
                               DUE NINE MONTHS OR
                            MORE FROM DATE OF ISSUE

                            ----------------------

                             PROSPECTUS SUPPLEMENT

                            ----------------------

                              MERRILL LYNCH & CO.
                           CREDIT SUISSE FIRST BOSTON
                                LEHMAN BROTHERS
                              SALOMON SMITH BARNEY

                               FEBRUARY 24, 1998

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